Filed pursuant to Rule 424(b)(3)

Securities Act File No. 333-295040

Investment Company Act File No. 811-24180

PROSPECTUS

August 12, 2026

CAZ GP STAKES GROWTH Fund

CLASS A SHARES (CZRAX), CLASS C SHARES (CZRCX), CLASS E SHARES (CZREX), CLASS I SHARES (CZRIX) AND CLASS R SHARES (CZRRX) OF BENEFICIAL INTEREST

The CAZ GP Stakes Growth Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.

Investment Objective and Principal Investment Strategies.    The Fund seeks to provide long-term capital appreciation. The Fund seeks to achieve its investment objective by acquiring, holding and disposing of direct or indirect investments (including Secondary Investments, as defined below) in asset management firms (i.e., asset managers that invest in managed portfolios and asset managers that solely manage portfolios), including firms that manage both publicly offered funds and privately offered funds across multiple strategies, geographies and asset classes (“GP Stakes”). The Fund will generally focus its investments in institutionalized alternative asset management firms, which are established investment management firms that manage various alternative asset classes such as private equity, private credit (including debt securities of small- and middle-market credit companies), real estate, infrastructure, commodity-related securities and venture capital. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) directly or indirectly in GP Stakes with favorable growth prospects. To maintain liquidity and to meet underlying capital calls, the Fund may also invest in certain liquid investments, including ETFs, derivatives (including futures contracts and option contracts), equity and fixed income securities, exchange-traded GP Stakes, business development companies (“BDCs”) and cash or cash equivalents.

The Fund may borrow funds to make investments. As a result, the Fund would be exposed to the risk of borrowing (also known as leverage), which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested, thereby increasing the risk associated with investing in the Fund’s shares of beneficial interest (“Shares”). See “Investment Objective and Principal Strategies — Leverage.”

Interval Fund.    The Fund is designed primarily for long-term investors and not as a trading vehicle. The Fund is an “interval fund” (defined below) pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at net asset value, or “NAV” (minus any applicable early repurchase fee). In connection with any given repurchase offer, it is expected that the Fund will offer to repurchase the minimum amount of 5% of its outstanding Shares. It is possible that a repurchase offer may be oversubscribed, with the result that the holders of Shares (the “Shareholders”) may only be able to have a portion of their Shares repurchased. The Fund does not currently intend to list its Shares for trading on any national securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of the Shares to seek to provide liquidity to Shareholders, you should consider the Shares to be illiquid. The Fund will make repurchase offers in the months of March, June, September and December and expects to make its initial repurchase within two full quarters after commencement of operations. See “Repurchases of Shares.”

An investment in the Fund is subject to, among others, the following risks:

•        There is not expected to be any secondary trading market in the Shares (as defined herein).

•        Shareholders should not expect to be able to sell their Shares regardless of how the Fund performs. An investment in the Fund is considered illiquid.

•        Unlike many closed-end funds, the Shares are not listed on any securities exchange. To provide Shareholders with limited liquidity, the Fund intends to conduct repurchases of Shares in each quarter and expects to make its initial repurchase within two full quarters after commencement of operations. The Fund intends to offer to repurchase Shares from Shareholders in each quarter in an amount between 5% and 25% of the Fund’s outstanding Shares at NAV. See “Summary of Terms — Share Repurchases by the Fund.”

•        The Fund invests in private funds which are subject to certain risks including those related to illiquidity, indirect fees, valuation, limited operating histories and limited information regarding underlying investments. See “Summary Of Terms — Risk Factors — Private Equity Investment Risk” and “Types of Investments and Related Risks — Private Equity Investments”.

•        The amount of distributions that the Fund may pay may vary in size and frequency.

•        The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses.

•        A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

•        The Fund may utilize borrowings and financial leverage and assume significant risks as a result. See “Summary Of Terms — Risk Factors — Leverage Risk” and “Types of Investments and Related Risks — Leverage Risk”.

•        An investor in Class A shares will pay a sales load of up to 3% of the amount invested. If you pay the maximum aggregate 3% for sales load, you must experience a total return on your net investment of 3.09% in order to recover these expenses.

Investing in Shares involves a high degree of risk. See “Types of Investments and Related Risks” beginning on page 34 of this Prospectus.

The date of this Prospectus is August 12, 2026.

	Per Class A Share(1)	Per Class C Share(1)	Per Class E Share(1)	Per Class I Share(1)	Per Class R Share(1)	Total(2)
Public Offering Price	$ At current NAV, plus sales charge	$ At current NAV	$ At current NAV	$ At current NAV	$ At current NAV	Unlimited
Sales Charge (Load)(1)	Up to 3.00%	None	None	None	None	N/A
Proceeds to the Fund (Before Expenses)(2)	$ Amount invested at current NAV	$ Amount invested at current NAV	$ Amount invested at current NAV	$ Amount invested at current NAV	$ Amount invested at current NAV	Unlimited

____________

(1)      The minimum initial investment for Class A, Class C and Class R Shares is $2,500, and the minimum subsequent investment for Class A, Class C and Class R Shares is $1,000. The minimum initial investment for Class E Shares is $100,000, and the minimum subsequent investment for Class E Shares is $10,000. The minimum initial investment for Class I Shares is $3,000,000, and the minimum subsequent investment for Class I Shares is $10,000. These minimums may be waived for certain investors. Class A Shares are subject to a sales charge of up to 3.00%. Class C Shares, Class E Shares, Class I Shares and Class R Shares of the Fund are not subject to sales charges. The table assumes the maximum sales charge is imposed on Class A Shares.

(2)      Assumes all Shares currently registered are sold in the continuous offering. The Fund’s organizational and offering expenses (including pre-effective expenses) for the initial 12-month period of investment operations are $320,000 or $0.018 per share. The Adviser bears the Fund’s organizational costs and the initial offering costs associated with the Fund’s continuous offering of Shares. Pursuant to an expense support agreement (the “Expense Support Agreement”) between the Fund and the Adviser, the Fund is obligated to reimburse the Adviser for any such payments. See “Fund Expenses.”

Investment Adviser.    The investment adviser to the Fund is CAZ GP Stakes Adviser LLC (the “Adviser”), an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser oversees the management of the Fund’s activities. The Adviser is a subsidiary of CAZ Investments LP (“CAZ”), an asset management firm focused on investments in alternative asset classes including seeking to provide investors the opportunity to acquire minority ownership stakes in some of the world’s best private asset managers.

Securities Offered.    The Fund is offering on a continuous basis an unlimited number of Shares. For Class A Shares, the maximum sales charge is 3.00% of the amount invested. Class C Shares, Class E Shares, Class I Shares and Class R Shares are not subject to sales charges. The minimum initial investment for Class A, Class C and Class R Shares is $2,500, and the minimum subsequent investment for Class A, Class C and Class R Shares is $1,000. The minimum initial investment for Class E Shares is $100,000, and the minimum subsequent investment for Class E Shares is $10,000. The minimum initial investment for Class I Shares is $3,000,000, and the minimum subsequent investment for Class I Shares is $10,000. The Fund reserves the right to waive the investment minimums at its sole discretion. Shares are being offered through Ultimus Fund Distributors, LLC (the “Distributor”) at an offering price equal to the Fund’s then current NAV per Share plus any applicable sales charge.

Risk Factors.    Investing in Shares involves a high degree of risk. See “Types of Investments and Related Risks.” Shares will not be listed on any national securities exchange. Liquidity will be provided by the Fund only through repurchase offers. No Shareholder will have the right to require the Fund to redeem its Shares. The Fund is a closed-end investment company operating as an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class net asset value, of not less than 5% nor more than 25% of the Fund’s outstanding Shares on the repurchase request deadline. If the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. There is no assurance that you will be able to tender your Shares when or in the amount that you desire. See “Non-Listed Closed-End Interval Fund; Liquidity Risks,” “Repurchase Offers Risks,” and “Repurchases of Shares.”

The Distributor and/or any Selling Agent, as defined herein, may impose additional eligibility requirements for investors who purchase Shares through the Distributor or such Selling Agent. Investors may only purchase Class C, Class E, Class I and Class R Shares directly from the Fund, through the Distributor, or through a registered investment adviser (a “RIA”) that has entered into an arrangement with the Distributor or the Fund for such RIA to offer Class C, Class E, Class I or Class R Shares in conjunction with a “wrap” fee, asset allocation or other managed asset program sponsored by such RIA. The Distributor and/or any such RIA may also impose additional eligibility requirements for investors who purchase Class C, Class E, Class I or Class R Shares from the Distributor or the Fund through such RIA.

This Prospectus provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information, dated August 12, 2026, as may be amended, supplemented or restated from time to time (the “Statement of Additional Information” or “SAI”), has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. The Statement of Additional Information and, when available, the Fund’s annual and semi-annual reports and other information filed with the SEC, can be obtained upon request and without charge by writing to the Fund at CAZ Investments LP, 1360 Post Oak Blvd., Suite 2200 Houston, TX 77056, by calling (713) 403-8250 or by visiting the Fund’s website at www.cazgpstakesfund.com. In addition, the contact information provided above may be used to request additional information about the Fund and to make Shareholder inquiries. The Statement of Additional Information, other material incorporated by reference into this Prospectus and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

Tax Status.    The Fund is treated as a regular corporation, or “C” corporation, for U.S. federal income tax purposes. Accordingly, unlike traditional closed-end funds, the Fund is subject to U.S. federal income tax on its taxable income at the rates applicable to corporations (at a rate of 21%) as well as state and local income taxes.

Neither the Securities and Exchange Commission, the Commodity Futures Trading Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

i

SUMMARY OF TERMS

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this Prospectus and the Statement of Additional Information.

THE FUND

The Fund is a Delaware statutory trust that is registered under the 1940 Act as a non-diversified, closed-end management investment company.

The Fund is offering five separate classes of shares of beneficial interest (“Shares”) designated as Class A (“Class A Shares”), Class C (“Class C Shares”), Class E (“Class E Shares”), Class I (“Class I Shares”) and Class R (“Class R Shares”).

THE ADVISER

CAZ GP Stakes Adviser LLC (the “Adviser”) serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a subsidiary of CAZ Investments LP (“CAZ”), an asset management firm focused on investments in alternative asset classes including seeking to provide investors the opportunity to acquire minority ownership stakes in some of the world’s best private asset managers.

INVESTMENT OBJECTIVE	The Fund’s investment objective is to seek to provide long-term capital appreciation.
INVESTMENT OPPORTUNITIES AND PRINCIPAL STRATEGIES

The Fund seeks to achieve its investment objective by acquiring, holding and disposing of direct or indirect investments in asset management firms (i.e., asset managers that invest in managed portfolios and asset managers that solely manage portfolios), including firms that manage both publicly offered funds and privately offered funds across multiple strategies, geographies and asset classes (“GP Stakes”). Indirect investments are those made through the purchase of an interest in an underlying private fund, including a special purpose vehicle (an “Investment Fund”), that itself acquires securities issued by one or more asset management firms. Acquisitions in special purpose vehicles holding GP Stakes typically occur as part of a co-investment transaction alongside a private equity manager that is the sponsor of the underlying investment. The Fund also intends to acquire exposure to GP Stakes through investments in limited partnership interests, limited liability company interests and common stock of Investment Funds and other issuers of GP Stakes. The Fund will generally focus its investments in institutionalized alternative asset management firms, which are established investment management firms that manage various alternative asset classes such as private equity, private credit (including debt securities of small- and middle-market credit companies), real estate, infrastructure, commodity-related securities and venture capital. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) directly or indirectly in GP Stakes with favorable growth prospects. The Fund may invest in an entity serving as a general partner through limited partnership interests, limited liability company interests, and other structures where the Fund’s liability with respect to a GP Stake is limited to the capital it invests in the GP Stake, and the Fund will not directly invest in general partnership interests of a partnership. Investments with favorable growth prospects are investments that the Adviser believes demonstrate strong potential for appreciation in value over time. The Adviser considers a range of factors when determining whether an investment has strong potential for appreciation, including: the issuer’s end market growth rate, current total addressable market, market penetration, competitive positioning, relative market share, business model, revenue growth, major customers, profitability, access to capital, indebtedness and capitalization, regulatory and legal considerations, and other indicators that help to assess the investment’s value. The Adviser will also assess factors that affect the specific transactions into which the Fund is contemplating entering, such as secondary market pricing and recent transactions, the structure of the security in which the Fund is investing relative to the issuer’s capitalization, and fees or expenses associated with the investment, among other factors.

The Fund will be concentrated (i.e., more than 25% of the value of the Fund’s assets) in securities of issuers having their principal business activities in the asset management industry.

The Fund may invest a portion of its assets in GP Stakes that have exposure to investments in specific industry sectors. A portfolio of different GP Stakes seeks to provide significant vintage year diversification via each GP Stake’s underlying holdings, typically with numerous investments within each vintage year. The result can lead to cross-cycle exposure, which has the potential to reduce the economic timing risk inherent in standard private market drawdown vehicles. This approach seeks to pursue a more predictable and consistent overall rate of return as opposed to the alternative of investing in one asset, in one year, and at one point in the economic cycle.

The Adviser will pursue transactions of all sizes. Typical position sizes range from 0.5% to 5% of the Fund’s total assets. The Adviser seeks new positions in an opportunistic way, leveraging CAZ’s dominant position in the GP Stake secondary market and reputation as one of the largest GP Stake allocators and co-investors. The Fund intends to build a wide ranging portfolio of GP Stakes and may focus in one or more geographic regions.

The Adviser will focus most of its efforts and origination on GP Stakes structured as Secondary Investments, Investment Funds and Direct Investments (each as defined below).

GP Stakes may take the form of Secondary Investments. “Secondary Investments” involve the acquisition of an interest in one or more GP Stakes already acquired and held by a private equity fund or another investor’s existing interest in a private equity investment (i.e., an investment not purchased directly from the issuer). The Adviser determines the terms of each secondary investment through a negotiated transaction in which the private equity firm then managing such investment does not change.

The Fund may invest in Investment Funds that hold one or more GP Stakes. Investment Funds typically contemplate making investments in privately held asset management firms or investing in private placements of securities by publicly listed companies, possibly including “take private” transactions (i.e., the acquisition of a publicly traded company and subsequent de-listing of the company from its public exchange). Acquisitions in special purpose vehicles typically occur as part of a co-investment transaction alongside a private equity manager that is the sponsor of the underlying investment.

GP Stakes may also include Direct Investments. “Direct Investments” relate to acquisitions by the Fund of holdings in unlisted equity interest issued by an asset management firm.

Under normal circumstances, the Fund will not (i) invest more than 5% of its total assets in any individual GP Stake; (ii) acquire more than 5% of the outstanding equity securities of an issuer of a GP Stake; or (iii) acquire more than 10% of the outstanding debt of an issuer of a GP Stake. These investment limitations are measured at the time of the Fund’s investment.

The Fund may use derivatives, such as futures contracts and option contracts, in order to gain exposure to particular securities or markets, in connection with hedging transactions, equitizing cash, or otherwise to seek to increase total return.

To maintain liquidity and to meet underlying capital calls, the Fund may also invest in certain liquid investments, including ETFs, derivatives (including futures contracts and option contracts), equity and fixed income securities, exchange-traded GP Stakes, business development companies (“BDCs”) and cash or cash equivalents.

The Fund’s cash balance may exceed 20% of the Fund’s total assets at various periods during the life of the Fund, including:

(1)    during the Fund’s initial ramp period;

(2)    in connection with a change in asset allocation;

(3)    in periods when the Fund receives large cash inflows;

(4)    in anticipation of satisfying capital calls from Investment Funds; and

(5)    for temporary or defensive purposes.

Such cash balances may persist until the Fund is able to deploy its surplus cash resources.

Investment Process

The Adviser’s investment process applies a thorough and disciplined due diligence process to seek to select attractive and appropriate investment opportunities. This process benefits from the Adviser’s investment experience and knowledge as well as the Adviser’s ability to gain access to attractive private investment vehicles and direct investment opportunities. The Adviser utilizes its abilities and resources to assess and benchmark performance metrics of potential investments with comparable businesses and funds. The Adviser also identifies investment opportunities through a substantial proprietary network of industry contacts throughout the investment world.

The Adviser’s investment team is segmented into two teams:

(1)    investment professionals that are active in sourcing, due diligence and execution of investment opportunities as well as engaging in post-investment monitoring (the “Investment Team”); and

(2)    an investment committee (the “Investment Committee”) that consists of senior investment professionals of the Adviser who are responsible for overseeing the proper and consistent execution of the Adviser’s investment process and ultimately decides which investment opportunities are approved for investment; which portfolios will invest in a particular investment opportunity and the allocation of capital by each portfolio company to such investment opportunity. Investment Committee members do not sponsor or play an active role in due diligence regarding any investment opportunity.

The Adviser conducts rigorous due diligence reviews of each potential investment opportunity. Each such due diligence review follows a well-established investment process with four core phases:

(1)    initial due diligence;

(2)    initial Investment Committee discussion and follow-up questions;

(3)    team-led due diligence, follow-ups and final presentation to the Investment Committee; and

(4)    Investment Committee decision to invest, sizing and allocation.

Within each of the four phases of the due diligence process, the responsible investment professionals customize their investigation and analysis to address specific facts and circumstances associated with the investment opportunity and any unique issues presented by such investment opportunity.

•   Initial Due Diligence:    In a typical year, the Adviser reviews more than 1,500 potential investments. Most of these investment opportunities do not advance past the initial due diligence stage. As thematic investors, the Adviser and its investment team focus on identifying specific factors, or themes, that they believe offer enhanced risk/reward characteristics over a reasonable investment horizon. During this phase of the due diligence process itself, the Adviser’s investment team conducts an extensive review of the proposed investment opportunity, which involves conference calls, onsite meetings with investment and operations teams, rigorous quantitative and risk assessment analysis, as well as reference checks.

•   Initial Investment Committee Discussion and Questions.    If the potential investment opportunity passes the initial due diligence stage, then the Adviser’s investment team introduces the opportunity to the Investment Committee. The Investment Committee reviews each opportunity carefully and determines whether or not to advance the opportunity to a further round of due diligence. If it decides to move forward, the Investment Committee submits a list of follow-up questions for the Investment Team to address in the next phase of the due diligence review.

•   Team-Led Due Diligence, Follow-Ups and Investment Committee Final Presentation.    Follow-up due diligence is a team-led process, typically involving between two and four investment professionals. The team analyzes the potential investment opportunity and considers the supplemental questions posed by the Investment Committee in its initial review and discussion. Once the due diligence team completes its supplementary due diligence, the team determines whether to terminate the due diligence process or to schedule a final presentation to the Investment Committee and recommend moving forward with an investment.

•   Investment Committee Decision to Invest, Sizing and Allocation.    Following the final presentation to the Investment Committee, the Investment Team engages in multiple Investment Committee meetings to determine whether to make an investment. If the Investment Committee decides to do so, it will then determine how the investment should be made and the size and allocation of the investment.

PORTFOLIO COMPOSITION

The Fund’s portfolio will consist primarily of GP Stakes, which may be structured as Secondary Investments, Primary Fund Investments and Direct Investments.

•   “Secondary Investments,” which entail acquiring an interest in one or more assets of a private equity fund holding GP Stakes or another investor’s existing interest in a private equity investment in a GP Stake through a negotiated transaction in which the private equity manager managing the investment remains the same.

•   “Primary Fund Investments,” which entail investing in Investment Funds (including special purpose vehicles) during their initial fundraising which Investment Funds in turn invest in privately held asset management firms or make private investments in public asset management firms, potentially to take them private. Acquisitions in special purpose vehicles typically occur as part of a co-investment transaction alongside a private equity manager that is the sponsor of the underlying investment.

•   “Direct Investments,” which relate to holdings in unlisted equities of companies that may involve an acquisition of securities issued by an asset management firm.

During the period of the Fund’s initial ramp up in portfolio construction, in connection with the implementation of changes in asset allocation, in periods when the Fund receives large cash inflows, in anticipation of satisfying capital calls from Investment Funds, or for temporary or defensive purposes, the Fund’s cash balance may exceed 20% of the Fund’s assets until new investments can be made to deploy cash resources.

LEVERAGE

The Fund may use leverage to the extent permitted by the 1940 Act. The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, or the issuance of notes in an aggregate amount up to 331/3% of the Fund’s total assets, including any assets purchased with borrowed money, immediately after giving effect to the leverage. The Fund is also permitted to obtain leverage through the issuance of preferred shares in an aggregate amount up to 50% of the Fund’s total assets immediately after giving effect to the leverage. The Fund may also borrow money through a credit facility or other arrangements to manage timing issues associated with new and existing investments (e.g., to provide the Fund with temporary liquidity to allocate to new GP Stakes or to satisfy capital calls from existing GP Stakes in advance of the Fund’s receipt of proceeds from existing GP Stakes). The Fund may also use leverage generated by reverse repurchase agreements, dollar rolls and similar transactions. The Fund does not currently intend to enter into a credit facility for the first year following the commencement of its operations, but it may determine to do so in the future.

The Fund’s use of leverage may not be successful, and may, at times, cause the Fund’s NAV to be more volatile than it would otherwise be.

In addition, while any senior securities remain outstanding, the Fund generally must make provisions to prohibit any distribution to the Fund’s Shareholders or the repurchase of such securities or Shares unless the Fund meets the applicable asset coverage ratio at the time of the distribution or repurchase.

GP Stakes may also use leverage in their investment activities. Borrowings by GP Stakes are not subject to the asset coverage requirement discussed above. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain GP Stakes and the volatility of the value of Shares may be great, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during late 2008 or certain periods during the current global pandemic. In general, the use of leverage by GP Stakes or the Fund may increase the volatility of the GP Stakes or the Fund. See “Types of Investments and Related Risks — Leverage Risk.”

MANAGEMENT FEE AND ADDITIONAL FEES

Pursuant to the investment advisory agreement (the “Investment Advisory Agreement”), by and between the Fund and the Adviser, the Fund pays a monthly management fee to the Adviser at the annual rate, based on the average daily value of the Fund’s net assets, including assets purchased with borrowed funds or other forms of leverage, of 1.50%. A discussion of the factors that the Board of Trustees (“Board” or the “Board of Trustees”) considered in approving the Fund’s Investment Advisory Agreement will be available in the Fund’s shareholder report for the fiscal period ended September 30, 2026.

The Fund may also be subject to asset-based and incentive fees paid indirectly out of the Fund’s assets and, therefore, by investors in the Fund. These fees are paid by the Investment Funds to the general partners or managing members (or persons or entities performing a similar role) of the Investment Funds (See “Management Fee”). In addition, the Fund, and therefore investors in the Fund, also bears expenses incurred in implementing the Fund’s investment strategy, including any charges, allocations and fees to which the Fund is subject as an investor in the GP Stakes.

FINANCIAL INTERMEDIARIES

If you invest in the Fund through an investment adviser, bank, broker-dealer, 401(k) plan, trust company or other financial intermediary, the policies and fees for transacting business may be different from those described in this Prospectus. Some financial intermediaries may charge transaction fees and may set different minimum investments or limitations on buying or selling shares. Some financial intermediaries do not charge a direct transaction fee, but instead charge a fee for services such as sub-transfer agency, accounting and/or shareholder services that the financial intermediary provides on the Fund’s behalf. This fee may be based on the number of accounts or may be a percentage of the average value of the Fund’s Shareholder accounts for which the financial intermediary provides services. The Fund may pay a portion of this fee, which is intended to compensate the financial intermediary for providing the same services that would otherwise be provided by the Fund’s transfer agent (the “Transfer Agent”) or other service providers if the Shares were purchased directly from the Fund. To the extent that these fees are not paid by the Fund, the Adviser may pay a fee to financial intermediaries for such services.

ADMINISTRATOR, TRANSFER AGENT

Ultimus Fund Solutions, LLC provides administrative and accounting services to the Fund and serves as the Fund’s transfer agent. In consideration for these services, Ultimus Fund Solutions, LLC receives fees from the Fund. FSG Operating, LLC provides the Fund with certain accounting, consulting, compliance, operational and administrative services. In consideration for these services, the Fund pays FSG Operating, LLC a quarterly fee and reimburses FSG Operating, LLC for certain out-of-pocket expenses.

DISTRIBUTIONS

The Fund intends to pay distributions to its Shareholders from time to time at the discretion of the Board. See “Distributions.”

The Board and the Fund reserve the right to change the distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN

Unless a Shareholder indicates another option, any dividends and capital gain distributions paid to the Shareholder by the Fund automatically will be invested in additional Shares of the Fund. Alternatively, a shareholder may elect to have dividends and/or capital gain distributions paid in cash. See “Distributions — Dividend Reinvestment Plan.”

BOARD OF TRUSTEES	The Board has overall responsibility for monitoring and overseeing the Fund’s management and operations. A majority of the Trustees are Independent Trustees. See “Management of the Fund.”
PURCHASES OF SHARES

The Fund is offering its Shares on a daily basis. Class A Shares are offered at the then-current net asset value per Share as of the date on which the purchase order is accepted, plus any applicable sales load. Class C Shares, Class E Shares, Class I Shares and Class R Shares are offered at the then-current net asset value per Share as of the date on which the purchase order is accepted. Class C Shares, Class E Shares, Class I Shares and Class R Shares are offered without a sales load.

The minimum initial investment for Class A, Class C and Class R Shares is $2,500, and the minimum subsequent investment for Class A, Class C and Class R Shares is $1,000. The minimum initial investment for Class E Shares is $100,000, and the minimum subsequent investment for Class E Shares is $10,000. The minimum initial investment for Class I Shares is $3,000,000, and the minimum subsequent investment for Class I Shares is $10,000. The Fund reserves the right to waive investment minimums at its sole discretion.

INVESTOR SUITABILITY

An investment in the Fund involves a considerable amount of risk. A Shareholder may lose money. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to the investor’s investment objectives and personal situation and (ii) consider factors such as the investor’s personal net worth, income, age, risk tolerance and liquidity needs. The Fund is an illiquid investment. Shareholders have no right to require the Fund to redeem their Shares in the Fund. See “Types of Investments and Related Risks — Non-Listed Closed-End Interval Fund Structure Risks.” and “Other Risks Relating to the Fund — Limitations on Transfer; Shares Not Listed; No Market for Shares.”

In addition, Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly. See “Repurchases of Shares — Repurchases of Shares.”

UNLISTED CLOSED-END INTERVAL FUND STRUCTURE; REPURCHASES OF SHARES BY THE FUND

The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. To meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds.

To provide some liquidity to Shareholders, the Fund is structured as an “interval fund” and will conduct quarterly repurchase offers for a limited amount of the Fund’s Shares (at least 5%). An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. See “Other Risks of the Fund — Closed-end Interval Fund; Liquidity Risk.”

The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Accordingly, a Shareholder may not be able to sell its Shares when and/or in the amount that the Shareholder desires. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Shareholders may not exchange their Shares of the Fund for shares of any other registered investment company. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “Repurchases of Shares.”

To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV (minus any applicable early repurchase fee), pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is expected that the Fund will offer to repurchase the minimum amount of 5% of its outstanding Shares. The offer to purchase Shares on a quarterly basis is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) is sent to Shareholders at least 21 calendar days and no more than 42 calendar days before the date by which Shareholders can tender their Shares in response to a repurchase offer (the “Repurchase Request Deadline”). The Fund expects to determine the NAV applicable to repurchases no later than the close of regular trading on the New York Stock Exchange (“NYSE”) on a day to be determined but no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day (the “Repurchase Pricing Date”). The Repurchase Pricing Date shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day. The Fund will distribute payment to Shareholders no later than seven calendar days after the Repurchase Pricing Date. The quarterly repurchase offers will commence in the months of March, June, September and December, and the Fund expects to make its initial repurchase within two full quarters after commencement of operations, with payment being distributed to Shareholders within the time period discussed above. Repurchases of Shares by the Fund will be paid in cash. See “Repurchases of Shares.”

Any repurchase of Shares from a Shareholder that were held for less than one year (on a first-in, first-out basis) will be subject to an “Early Repurchase Fee” equal to 2.00% of the net asset value of any Shares repurchased by the Fund that were held for less than one year. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund, including in the case of repurchase requests: (i) submitted by model or programmatic portfolio management programs (including wrap accounts and similar arrangements) and qualified retirement plans; (ii) in circumstances as may be provided for with Board approval; (iii) as may be required by applicable law or regulation and (iv) in certain other limited circumstances. If an Early Repurchase Fee is charged to a shareholder, the amount of such fee will be retained by the Fund.

The Fund has the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. See “Repurchases of Shares.”

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given repurchase offer. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of Shares outstanding on the Repurchase Request Deadline.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional number of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. See “Repurchases of Shares.”

PLAN OF DISTRIBUTION

Ultimus Fund Distributors, LLC, (the “Distributor”), 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at NAV plus any applicable sales charge. The Distributor also may enter into selling agreements with broker dealers and other financial intermediaries (“Selling Agents”) for the sale and distribution of the Fund’s Shares.

The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund Shares.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRAs”), 401(k) plans and Keogh plans, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither of the Fund or the Adviser will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a shareholder, solely as a result of the ERISA plan’s investment in the Fund.

VALUATION

The price you pay for your Shares is based on the Fund’s NAV. The Fund’s NAV is calculated daily, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”). The Fund’s NAV is calculated by dividing the value of the Fund’s total assets (including interest and dividends accrued but not yet received) minus liabilities (including accrued expenses) by the total number of Shares outstanding. Requests to purchase Shares are processed at the NAV next calculated after the Fund receives your order in proper form plus any applicable sales charge. If the New York Stock Exchange (“NYSE” or the “NYSE Close”) is closed due to inclement weather, technology problems or any other reason on a day it would normally be open for business, or the NYSE has an unscheduled early closing on a day it has opened for business, the Fund reserves the right to treat such day as a business day and accept purchase orders or repurchase requests, as applicable, until, and calculate the Fund’s NAV as of, the normally scheduled close of regular trading on the NYSE for that day.

In the event the Fund holds portfolio securities that trade in foreign markets or that are primarily listed on foreign exchanges that trade on weekends or other days when the Fund does not price its shares, the NAV of the Fund’s shares may change on days when Shareholders will not be able to purchase or request the repurchase of shares of the Fund.

The Fund is designed to invest primarily in private equity investments of various types for which market quotations are not expected to be readily available. With respect to such investments, the Fund’s Board of Trustees has designated the Adviser as its valuation designee (the “Valuation Designee”) to determine the fair valuation of such investments pursuant to Rule 2a-5 under the 1940 Act. The Valuation Designee determines the fair value of the security or other instrument under policies and procedures established by and under the supervision of the Board of Trustees of the Fund (“Valuation Procedures”). The Valuation Designee has delegated the day-to-day responsibility for implementing the Valuation Procedures to the Valuation Committee. The Valuation Committee will consider all available relevant factors in determining an investment’s fair value. The Valuation Designee reports fair value matters to the Audit Committee of the Fund’s Board of Trustees. Market quotations are considered not readily available where there is an absence of current or reliable market-based data (e.g., trade information or broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close that materially affect the values of the Fund’s portfolio holdings or assets. In addition, market quotations are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities or other instruments trade, do not open for trading for the entire day and no other market quotations are available. Fair value pricing is subjective in nature and the use of fair value pricing by the Valuation Designee may cause the NAV of the Fund’s shares to differ significantly from the NAV that would have been calculated using market quotations at the close of the exchange on which a portfolio holding is primarily traded. There can be no assurance that the Fund could obtain the fair value assigned to an investment if the Fund were to sell the investment at approximately the time at which the Fund determines its NAV. See “Valuation of Private Investments Risk.”

For purposes of calculating the NAV, the Valuation Designee will value the Fund’s investments in GP Stakes and direct private equity investments at fair value as determined in good faith under Valuation Procedures. The fair value of such investments as of each Determination Date ordinarily will be the capital account value of the Fund’s interest in such investments as provided by the relevant general partner, managing member or affiliated investment adviser of the GP Stake (the “Investment Manager”) as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available at the time the Fund values its portfolio, including capital activity and material events occurring between the reference dates of the Investment Manager’s valuations and the relevant Determination Date.

Because the Fund relies on various sources to calculate its NAV, the Fund is subject to certain operational risks associated with reliance on pricing services and other service providers and data sources. The Fund’s NAV calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may result in delays in the calculation of the Fund’s NAV and/or the inability to calculate NAV over extended time periods. The Fund may be unable to recover any losses associated with such failures.

The Fund may also have exposure to exchange listed equity securities (following an IPO of an underlying investment) or in fixed income securities of various types. For purposes of calculating the NAV, portfolio securities and other assets held in the Fund’s portfolio for which market quotations are readily available are valued at market value. Market value is generally determined on the basis of official close price or last reported trade price. If no trades were reported, market value is based on prices obtained from a quotation reporting system, established market makers (including evaluated prices), or independent pricing services. Pricing vendors may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data, credit quality information, general market conditions, news, and other factors and assumptions.

Prices of foreign equities that are principally traded on certain foreign markets will generally be adjusted daily pursuant to a fair value pricing service in order to reflect an adjustment for the factors occurring after the close of certain foreign markets but before the NYSE Close. Securities and other instruments that are primarily traded on foreign markets may trade on days that are not business days of the Fund. The value of the foreign securities or other instruments in which the Fund invests may change on days when a Shareholder will not be able to purchase or request the repurchase of shares of the Fund.

Fixed income investments (other than short-term obligations) held by the Fund are normally valued at prices supplied by independent pricing services in accordance with the Valuation Procedures. Short term investments maturing in 60 days or less are generally valued at amortized cost.

Exchange-traded derivatives, such as options, futures and options on futures, are valued at the last sale price determined by the exchange where such instruments principally trade as of the close of such exchange (“Exchange Close”). If a last sale price is not available, the value will be the mean of the most recently quoted bid and ask prices as of the Exchange Close. If a mean of the bid and ask prices cannot be calculated for the day, the value will be the most recently quoted bid price as of the Exchange Close. Over-the-counter derivatives are normally valued based on prices supplied by independent pricing services in accordance with the Valuation Procedures.

Investments valued in currencies other than U.S. dollars are converted to U.S. dollars using the prevailing spot currency exchange rates obtained from independent pricing services for calculation of the NAV. As a result, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities or other instruments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Exchange is closed and the market value may change on days when an investor is not able to purchase or request the repurchase of shares of the Fund.

Foreign currency contracts represent agreements to exchange currencies on specific future dates at predetermined rates. Foreign currency contracts are valued using foreign currency exchange rates and forward rates as provided by an independent pricing service on the Determination Date.

Investments in open-end mutual funds are valued at the respective NAV of each open-end mutual fund on the Determination Date. Shares of investment companies listed and traded on an exchange are valued in the same manner as any exchange-listed equity security. Such open-end mutual funds and listed investment companies may use fair value pricing as disclosed in their prospectuses.

Financial instruments for which prices are not available from an independent pricing service may be valued using market quotations obtained from one or more dealers that make markets in the respective financial instrument in accordance with the Valuation Procedures.

SUMMARY OF TAXATION

The Fund is taxed as a regular corporation for U.S. federal income tax purposes and as such is obligated to pay U.S. federal and applicable state, local, and foreign corporate taxes on its taxable income. This differs from traditional open-end mutual funds, which elect to be treated as “regulated investment companies” under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) in order to avoid paying entity-level income taxes.

FISCAL YEAR	For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31.
REPORTS TO SHAREHOLDERS

After the end of each calendar year, a statement on Form 1099-DIV or Form 1099-B, as appropriate, identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to Internal Revenue Service (“IRS”) information reporting requirements. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

RISK FACTORS

The principal risks of investing in the Fund are summarized below. There may be circumstances that could prevent the Fund from achieving its investment objective and you may lose money by investing in the Fund. You should carefully consider the Fund’s investment risks before deciding whether to invest in the Fund. An investment in the Fund is not a deposit at a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund may engage in any of the investment strategies or purchase any of the investments described in this Prospectus directly, through its investment in one or more GP Stakes, or through hybrid instruments and structured investments.

The Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. For a more complete discussion of the risks of investing in the Fund, see “Types of Investments and Related Risks.” Shareholders should consider carefully the following principal risks before investing in the Fund.

•   Market Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Securities of a company may decline in value due to its financial prospects and activities, including certain operational impacts, such as data breaches and cybersecurity attacks. Securities may also decline in value due to general market and economic movements and trends, including adverse changes to credit markets, or as a result of other events such as geopolitical events, natural disasters, or widespread pandemics (such as COVID-19) or other adverse public health developments.

•   GP Stakes Risk — The Fund’s investment portfolio will consist of GP Stakes. Such investments involve a high degree of business and financial risk that can result in substantial losses. The Fund intends to acquire exposure to GP Stakes through investments in the limited partnership interests, limited liability company interests and common stock of Investment Funds and other issuers of GP Stakes. The Fund may invest in an entity serving as a general partner through limited partnership interests, limited liability company interests, and other structures where the Fund’s liability with respect to a GP Stake is limited to the capital it invests in the GP Stake, and the Fund will not directly invest in general partnership interests of a partnership.

Asset managers in which the Fund invests may manage publicly offered funds or privately offered funds. Managers of publicly offered funds are subject to greater regulation than managers of privately offered funds and may experience greater operating expenses and less flexibility due to such regulations.

The Adviser has broad discretion over the Fund’s investment program and may allocate all of the Fund’s assets to a limited number of GP Stakes. There is no guaranty that any GP Stake will itself have appropriate levels of diversification.

Certain of the GP Stakes may not have commenced or may have only recently commenced operations and, accordingly, may have no operating history upon which the Adviser may evaluate its likely performance. The past performance of previous investments of affiliates of a GP Stake cannot be relied upon as indicators of the performance or success of such GP Stake.

The Adviser will endeavor to monitor each GP Stake and the sponsor of such GP Stake (“GP Stake Sponsor”), as applicable, routinely, but the Adviser is unlikely to have access to information about the underlying portfolio positions of the Fund’s investments in each GP Stake on a regular basis, if applicable. Investors in a GP Stake, moreover, typically have no right to demand such information of the managers. Accordingly, the Adviser will not be in a position to analyze or respond to developments within any GP Stake unless and until information relating thereto is disseminated by the applicable GP Stake or GP Stake Sponsor to the GP Stake’s investors, including, directly or indirectly, the Fund. Such information may not necessarily be timely or complete.

Investors in GP Stakes, including the Fund, will be relying on the ability of the issuers of GP Stakes and GP Stake Sponsors, as applicable, to identify, select, develop and realize investments and business opportunities. Even if the investments and business ventures of the GP Stakes are successful, they may not produce a realized return to the Fund, and in turn to the Shareholders, for a period of several years.

The success of each GP Stake and, in turn, the Fund, depends significantly on the applicable GP Stake’s and, if applicable, the relevant GP Stake Sponsor’s key personnel. Each GP Stake and GP Stake Sponsor will be relying extensively on the experience, relationships and expertise of these key personnel. There can be no assurance that these individuals will remain in the employment of a GP Stake or GP Stake Sponsor, or otherwise continue to be able to carry on their current duties throughout the term of such GP Stake. Certain of the key personnel, in addition to their responsibilities on behalf of a GP Stake, have responsibility for other investment activities.

The management, financing and disposition policies of each GP Stake are determined by the management team of such GP Stake, including, if applicable, the relevant GP Stake Sponsor. These policies may be changed at the discretion of such persons without a vote of the investors in the GP Stake, and any such changes could be detrimental to the value of the GP Stake. The investors in a GP Stake will have no right to participate in the day-to-day operation of such GP Stake, including investment and disposition decisions and decisions regarding the operation of portfolio companies. The Fund will have limited voting rights under the GP Stake’s governing documents.

There can be no assurance that the investment strategies employed by a GP Stake will be successful. A GP Stake’s prior performance, or the prior performance of any relevant sponsor, cannot be used to predict future profitability of any GP Stake.

Certain of the GP Stakes may impose operating costs, fees and expenses, performance fees or allocations on realized and unrealized appreciation and other income, and carried interest distributions. This will result in greater expense and lesser return on investment than if such fees were not charged.

There is no assurance that the GP Stakes will be profitable, or that any distribution will be made by the Fund. Any return on investment will depend on the successful investments made by and/or the successful business ventures of the GP Stakes. There is no assurance that such investments will be successful. The marketability and value of any GP Stake will depend upon many factors beyond the control of the Adviser. The GP Stakes may be illiquid. Illiquidity may result from the absence of an established market for the GP Stakes, as well as legal, contractual or other restrictions on their resale by the GP Stake. Dispositions of GP Stakes may be subject to contractual and other limitations on transfer or other restrictions that would interfere with subsequent sales of such investments or adversely affect the terms that could be obtained upon any disposition thereof. In addition, the ability to exit a GP Stake through the public markets will depend on market conditions. In some cases, GP Stakes may be long-term in nature, and may require many years from the date of initial investment before disposition. The possibility of partial or total loss of capital will exist, and investors should not hold Shares of the Fund unless they can readily bear the consequences of such loss.

There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to certain of the GP Stakes’ investment objectives and strategies as well as by strategic investors. There can be no assurance that any GP Stake Sponsor or the management team of such GP Stake will be able to locate and complete investments which satisfy the GP Stake’s rate of return objectives or realize upon their values or that any GP Stake will be able to invest fully its committed capital, if applicable.

•   Private Equity Investment Risk — The Fund’s investment portfolio will consist of Investment Funds that hold securities issued primarily by privately held asset management firms, and operating results for the portfolio companies in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Investment Funds that hold securities issued primarily by privately held asset management firms typically provide greater flexibility than traditional investment funds that are registered under the 1940 Act with respect to the types of securities that may be owned, the types of trading strategies employed, including with respect to transactions with affiliates, and, in some cases, the amount of leverage that can be used. Accordingly, securities of the Investment Funds, as well as the underlying private companies in which the Investment Funds invest, tend to be more illiquid and highly speculative. The underlying private companies may be domiciled in U.S. or non-U.S. jurisdictions.

The securities in which an Investment Manager may invest may be among the most junior in an operating company’s capital structure and, thus, subject to the greatest risk of loss. Generally, there will be no collateral to protect such investments.

An Investment Manager’s underlying investments, depending upon strategy, may be in operating companies whose capital structures are highly leveraged. Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such operating companies, or increased interest rates, may impair the ability to meet their obligations, which may accelerate and magnify declines in the value of any such investments in a down market.

Private funds have complex fee structures, including performance fees, that are broader than what is permitted for registered funds, and Shareholders may pay these fees indirectly by investing in the Fund. Shareholders will effectively bear two layers of expenses: expenses of the Fund and indirect expenses of the Investment Funds. In addition, to the extent that the Fund invests in an Investment Fund that is itself a “fund of funds,” the Fund would effectively bear a third layer of expenses. The fees paid by Investment Funds to their advisers and general partners or managing members often are higher than those paid by registered funds and generally include a percentage of gains, which are considered performance fees. The Fund will bear its proportionate share of the management fees and other expenses that are charged by an Investment Fund in addition to the management fees and other expenses paid by the Fund. Underlying private funds may receive performance fees even if other of the private funds that the Fund invests in or overall performance of the Fund is negative.

The Fund may have challenges in monitoring operations and performance of private funds due to the inability to access information about private fund investments and valuations. The Fund can only value private funds at NAV if permitted by applicable accounting standards.

Fund Shareholders will have no right to receive information about the Investment Funds or Investment Managers, including Investment Fund holdings, liquidity and valuation, and will have no recourse against Investment Funds or their Investment Managers.

The Fund and its Investment Funds are subject to risks associated with legal and regulatory changes applicable to the private equity industry and private equity funds.

Investment Managers may invest the assets of Investment Funds in early-stage venture capital which may result in or contribute to significant losses to the Fund.

Investment Funds held by the Fund generally involve capital commitments, with the unfunded component called over time. As a result, the Fund may maintain a sizeable cash and cash equivalent position in anticipation of satisfying capital calls from Investment Funds. The overall impact on performance due to holding a portion of the Fund’s assets in cash and cash equivalents could be negative.

Secondary Investments may be acquired based on incomplete or imperfect information, which may expose the Fund to contingent liabilities, counterparty risks, reputational risks and execution risks. Additionally, the absence of a recognized “market” price means that the Fund cannot be assured that it is paying an appropriate purchase price in connection with Secondary Investments.

Secondary Investments may be acquired at a discount to an Investment Fund’s NAV. As a result, Secondary Investments acquired at a discount may result in unrealized gains at the time the Fund next calculates its daily NAV, since any such discounted Secondary Investment will be marked to its NAV, which may be a price that is higher than its acquisition cost. If such unrealized gains are realized upon the Fund’s disposition of Secondary Investments, the Fund may generate distributable gains that are taxable to Shareholders. Accordingly, the overall performance and NAV of the Fund may be significantly impacted by the acquisition price paid by the Fund for its Secondary Investments.

While the Adviser will conduct independent due diligence before executing a Direct Investment, the Fund’s ability to realize a profit on Direct Investments will be particularly reliant on the expertise of the lead investor. To the extent that the lead investor assumes control of the operating company, the Fund will be reliant not only upon the lead investor’s ability to research, analyze, negotiate and monitor such investments, but also on the lead investor’s ability to successfully oversee the operations of the operating company. The Fund’s ability to dispose of such investments is typically very limited, both by the fact that the securities are unregistered and illiquid and by contractual restrictions that may preclude the Fund from selling such investment.

•   Valuation of GP Stakes Risk — Generally, the Fund’s ownership interests in GP Stakes are not publicly traded, and the Fund will use a third-party pricing service or internal pricing methodologies to provide pricing information for certain private investments. The value of investments that are not publicly traded may not be readily determinable, and the Valuation Designee will value these investments at fair value as determined in good faith pursuant to the Valuation Procedures, including to reflect significant events affecting the value of the Fund’s investments. The Fund may only value GP Stakes at NAV if permitted by applicable accounting standards. Many of the Fund’s investments may be classified as Level 3 under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”). This means that the Fund’s portfolio valuations will be based on significant unobservable inputs and the Valuation Designee’s own assumptions about how market participants would price the asset or liability in question. The Fund expects that inputs into the determination of fair value of the Fund’s portfolio investments will require significant judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The valuation of the Fund’s investments in GP Stakes is ordinarily determined based upon valuations provided by the Investment Managers on a quarterly basis. Although such valuations are provided on a quarterly basis, the Fund will provide valuations, and will issue Shares, on a daily basis. An Investment Manager may face a conflict of interest in valuing the securities, as their value may affect the Investment Manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Investment Manager, the accuracy of the valuations provided by the Investment Managers, that the Investment Managers will comply with their own internal policies or procedures for keeping records or making valuations, or that the Investment Managers’ policies and procedures and systems will not change without notice to the Fund. As a result, an Investment Manager’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities. The types of factors that the Valuation Designee may take into account in determining the fair value of the Fund’s investments generally include, as appropriate, comparison to publicly-traded securities and private market transactions, including such factors as revenue level, profitability, operating cash flow, revenue and income growth, and leverage, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Valuation Designee’s determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The Fund’s net asset value could be adversely affected if the Valuation Designee’s determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments.

•   Foreign Investments Risk — Investments in foreign securities may be riskier, more volatile, and less liquid than investments in U.S. securities. Differences between the U.S. and foreign regulatory regimes and securities markets, including the less stringent investor protection, less stringent accounting, corporate governance, financial reporting and disclosure standards of some foreign markets, as well as political and economic developments in foreign countries and regions and the U.S. (including the imposition of sanctions, tariffs, or other governmental restrictions), may affect the value of the Fund’s investments in foreign securities. Changes in currency exchange rates may also adversely affect the Fund’s foreign investments.

•   Leverage Risk — Certain transactions may give rise to leverage. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. Leverage may also cause the Fund to be more volatile than if it had not been leveraged. The use of leverage may cause the Fund to liquidate portfolio positions to satisfy its obligations or to meet margin or collateral requirements when it may not be advantageous to do so.

•   Illiquid and Restricted Securities Risk — The Fund may invest without limit in illiquid securities, except for certain liquid asset holding requirements under Rule 23c-3(b)(10) under the 1940 Act relating to Repurchase Offers. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities, including but not limited to if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. To dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquirer of the securities. In either case, the Fund would bear market risks during that period. Liquidity risk may impact the Fund’s ability to meet Shareholder repurchase requests and as a result, the Fund may be forced to sell securities at inopportune prices.

•   Liquidity Risk — The risk that the market for a particular investment or type of investment is or becomes relatively illiquid, making it difficult for the Fund to sell that investment at an advantageous time or price. Illiquidity may be due to events relating to the issuer of the securities, market events, rising interest rates, economic conditions or investor perceptions. Illiquid securities may be difficult to value and their value may be lower than the market price of comparable liquid securities, which would negatively affect the Fund’s performance.

•   Active Investment Management Risk — The risk that, if the Adviser’s investment strategy does not perform as expected, the Fund could underperform its peers or lose money. The Fund’s performance depends upon the performance of the portfolio managers and selected strategies, the adherence by such Investment Managers to such selected strategies, the instruments used by such Investment Managers and the Adviser’s ability to select Investment Managers and strategies and effectively allocate Fund assets among them. The Fund is organized to provide Shareholders with a differentiated investment program and not as an indirect way to gain access to any particular GP Stake. There is no guarantee that the Fund’s investment objective will be achieved.

•   U.S. Government Securities Risk − Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Securities backed by the U.S. Treasury or the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates. Obligations of U.S. Government agencies and authorities are supported by varying degrees of credit but generally are not backed by the full faith and credit of the U.S. Government. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. Government. U.S. Government securities are also subject to the risk that the U.S. Treasury will be unable to meet its payment obligations.

•   Distributions Risk — The Fund’s distributions may include a return of capital, thus reducing a Shareholder’s cost basis in his or her Fund shares and reducing the amount of capital available to the Fund for investment and likely increasing the Fund’s expense ratios. A Shareholder who receives a return of capital distribution may be subject to tax upon the sale of the Shareholder’s shares even though the Shareholder has experienced a net loss on his or her investment in the Fund. Any capital returned to Shareholders through distributions will be distributed after the payment of fees and expenses. Shareholders who periodically receive payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. A return of capital to Shareholders is a return of a portion of their original investment in the Fund. Shareholders should not assume that the source of a distribution from the Fund is net income or profit.

•   Non-Diversification Risk — The Fund is non-diversified, which means it is permitted to invest a greater portion of its assets in a smaller number of issuers than a “diversified” fund. For this reason, the Fund may be more exposed to the risks associated with and developments affecting an individual issuer than a fund that invests more widely. The Fund may also be subject to greater market fluctuation and price volatility than a more broadly diversified fund.

•   New Fund Risk — The Fund has no operating history that may be subject to additional risks. As a result, the Fund’s performance may not reflect how the Fund may be expected to perform over the long term. In addition, prospective investors have a limited track record and history on which to base their investment decisions.

•   Industry Concentration Risk — The Fund’s assets will be concentrated in securities of issuers having their principal business activities in the asset management industry. Because the Fund will be concentrated in the asset management industry, the Fund will be subject to the risk that economic, political, business or other conditions that have a negative effect on such industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of sectors or industries.

•   Valuation Risks — Investors who purchase shares of the Fund on, or whose repurchase requests are valued on, days when the Fund is holding instruments that have been fair valued may receive fewer or more shares or lower or higher repurchase proceeds than they would have received if the instruments had not been fair valued or if an alternate valuation methodology was employed. Such risks may be more pronounced in a rising interest rate environment and/or an environment of increased equity market volatility, and, to the extent the Fund holds a significant percentage of fair valued or otherwise difficult to value securities, it may be particularly susceptible to the risks associated with valuation. For additional information about valuation determinations, see “Determination of Net Asset Value” below. Portions of the Fund’s portfolio that are fair valued or difficult to value vary from time to time. The Fund’s shareholder reports (when available) contain detailed information about the Fund’s holdings that are fair valued or difficult to value, including values of such holdings as of the dates of the reports.

•   Daily Valuation Risk.    The Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s holdings; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase Shares may receive more or less Shares and investors who tender their Shares may receive more or less cash proceeds than they otherwise would receive.

•   Non-Listed Closed-End Interval Fund; Liquidity Risks — The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. You should not invest in the Fund if you need a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase at least 5% and up to 25% of its outstanding Shares at NAV (minus any applicable early repurchase fee), the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. If Shareholders tender for repurchase more than the repurchase offer amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional number of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. In connection with any given repurchase offer, the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.

•   Credit Risk — Credit risk is the risk that the issuer of a security or other instrument will not be able to make principal and interest payments when due. Changes in an issuer’s financial strength, credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Periods of market volatility may increase credit risk.

•   Interest Rate Risk — The risk that your investment may go down in value when interest rates rise, because when interest rates rise, the prices of bonds and fixed rate loans fall. A wide variety of factors can cause interest rates to rise, including central bank monetary policies, inflation rates, governmental actions and other factors. Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk. Falling interest rates also create the potential for a decline in the Fund’s income. These risks are greater during periods of rising inflation. Volatility in interest rates and in fixed income markets may increase the risk that the Fund’s investment in fixed income securities will go down in value. Actions taken by the Federal Reserve Board or foreign central banks to stimulate or stabilize economic growth, such as decreases or increases in short-term interest rates, may adversely affect markets, which could, in turn, negatively impact Fund performance.

•   Derivatives Risk — Derivatives are instruments whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. Derivatives may be riskier than other types of investments because they may be more sensitive to changes in economic or market conditions than other types of investments and could result in losses that significantly exceed the Fund’s original investment. Successful use of derivative instruments by the Fund depends on the Adviser’s judgment with respect to a number of factors and the Fund’s performance could be worse and/or more volatile than if it had not used these instruments. In addition, the fluctuations in the value of derivatives may not correlate perfectly with the value of any portfolio assets being hedged, the performance of the asset class to which the Adviser seeks exposure, or the overall securities markets.

•   Futures and Options Risk — Futures and options may be more volatile than direct investments in the securities underlying the futures and options, may not correlate perfectly to the underlying securities, may involve additional costs, and may be illiquid. Futures and options also may involve the use of leverage as the Fund may make a small initial investment relative to the risk assumed, which could result in losses greater than if futures or options had not been used. Futures and options are also subject to the risk that the other party to the transaction may default on its obligation.

•   Commodity Related Investments Risk — Exposure to the commodities markets may subject the Fund to greater volatility than investments in traditional securities, which may cause rapid and substantial changes in the value of the Fund’s holdings. These investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, lack of liquidity, speculation, or factors affecting a particular commodity, such as weather, disease, embargoes, tariffs and international economic, political, regulatory and market developments.

•   Derivatives Risk — The Fund and GP Stakes may use derivatives for investment purposes and/or for hedging purposes, including anticipatory hedges (i.e., the practice of establishing a hedge to mitigate risk before the investment has been finalized). Derivatives are instruments whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. Successful use of derivative instruments by the Fund or a GP Stake depends on the Adviser’s or Investment Manager’s judgment with respect to a number of factors and the Fund’s performance may be worse and/or more volatile than if it had not used these instruments.

•   Fund Structure Risk — Unlike traditional mutual funds that are structured as regulated investment companies for U.S. federal income tax purposes, the Fund will be taxable as a regular corporation, or “C” corporation, for U.S. federal income tax purposes. This means the Fund generally will be subject to U.S. federal income tax on its taxable income at the rates applicable to corporations (at a rate of 21%), and will also be subject to state and local income taxes.

•   Growth Investing Style Risk — If the Adviser incorrectly assesses an issuer’s prospects for growth or how other investors will value the issuer’s growth, then the value of the issuer’s securities may decrease, or may not increase to the level anticipated by the Adviser. In addition, growth investments may be more volatile than other investments. Also, the growth investing style may over time go in and out of favor. At times when the investing style used by the Fund is out of favor, the Fund may underperform other funds that use different investing styles.

•   “J-Curve” Performance Risk — Investment Funds typically exhibit “J-curve” performance, such that an Investment Fund’s net asset value typically declines during the early portion of the Investment Fund’s lifecycle as investment-related fees and expenses accrue prior to the realization of investment gains. As the Investment Fund matures and as the Investment Fund’s assets are sold, the Adviser believes that the pattern typically reverses with increasing net asset value and distributions. There can be no assurance, however, that any or all the Investment Funds in which the Fund invests will exhibit this pattern of investment returns.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the fees and expenses that you may pay if you buy and hold Shares of the Fund. You may qualify for sales charge discounts or waivers if you invest at least $100,000 in Class A Shares of the Fund. More information about these and other discounts or waivers is available from your financial professional, in the section “Sales Charges — Class A Shares” beginning on page 69 of the Prospectus.
SHAREHOLDER TRANSACTION EXPENSES	CLASS A	CLASS C	CLASS E	CLASS I	CLASS R
Maximum Sales Charge (Load) Imposed on Purchases	3.00%	None	None	None	None
Maximum repurchase fee(1)	2.00%	2.00%	2.00%	2.00%	2.00%
Dividend reinvestment plan fees(2)	None	None	None	None	None
ANNUAL FUND EXPENSES(3) (as a percentage of average net assets attributable to Shares (i.e., common shares))
Management Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Distribution and Service (12b-1) Fees	0.60%	1.00%	None	None	0.25%
Interest Payments on Borrowed Funds	None	None	None	None	None
Other Expenses(4)	0.60%	0.60%	0.60%	0.60%	0.60%
Acquired Fund Fees and Expenses(5)	0.50%	0.50%	0.50%	0.50%	0.50%
Total Annual Fund Operating Expenses	3.20%	3.60%	2.60%	2.60%	2.85%
Fee Waiver and/or Expense Reimbursement(6)	None	None	(0.20)%	None	None
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	3.20%	3.60%	2.40%	2.60%	2.85%

____________

(1)      A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of an investor’s Shares at any time prior to the day immediately preceding the one-year anniversary of an investor’s purchase of the Shares (on a “first in-first out” basis). The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund, including in the case of repurchase requests: (i) submitted by model or programmatic portfolio management programs (including wrap accounts and similar arrangements) and qualified retirement plans; (ii) in circumstances as may be provided for with Board approval; (iii) as may be required by applicable law or regulation and (iv) in certain other limited circumstances. The early repurchase fee will be retained by the Fund for the benefit of the remaining investors. See “Repurchases of Shares.”

(2)      The expenses of administering the dividend reinvestment plan are included in “Other expenses.” See “Dividend Reinvestment Plan.”

(3)      Assumes the Fund raises $350,000,000 in proceeds in the Fund’s first 12 months of operations, resulting in estimated average net assets of approximately $275,000,000. Expenses also assume the Fund raises $75,000,000 in proceeds in the first 12 months with respect to its Class E Shares, resulting in estimated average Net Assets of approximately $37,500,000.

(4)      Other expenses are estimated for the Fund’s current fiscal year and include accounting, legal and auditing fees of the Fund, organizational and offering costs, as well as the reimbursement of the compensation of administrative personnel and fees payable to the Independent Trustees. The Fund’s estimated tax payments could vary substantially from the Fund’s actual tax liability and therefore the determination of the Fund’s actual tax liability may have a material effect on the Fund’s expenses.

(5)      Represents estimated operating fees and expenses of the GP Stakes in which the Fund invests. Although the Adviser expects that a substantial portion of the GP Stakes in which the Fund invests will not charge a management fee or carried interest, certain GP Stakes in which the Fund invests generally charge a management fee of 0% to 1.75% annually of committed or net invested capital, and approximately 0% to 17.5% of net profits as a carried interest allocation. In a given period, the management fee charged by the GP Stakes may be reduced in part by amounts received by the GP Stakes’ management company for related activities, such as transaction and monitoring fees received from portfolio companies. In addition, when a portfolio company is sold and the distribution exceeds the management fee allocated to that portfolio company, the GP Stakes’ management company may refund a portion of the allocated management fees. Such refunds are generally accrued by the GP Stakes as if all portfolio companies were sold at fair values. The 0.50% shown as “Acquired Fund Fees and Expenses” is based on estimated amounts for the Fund’s first 12 months of operations and assumes average net assets of $275,000,000. Acquired Fund Fees and Expenses reflect operating expenses of the GP Stakes (e.g., management fees, administration fees and professional and other direct, fixed fees and expenses of the GP Stakes) after refunds, excluding any performance-based fees or allocations paid by the GP Stakes that are paid solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the GP Stakes.

(6)      The Adviser has contractually agreed to waive fees or reimburse expenses to limit total annual Fund operating expenses (excluding management fees, Rule 12b-1 distribution and service fees, taxes, interest expenses, acquired fund fees and expenses, and certain extraordinary expenses) to no more than 1.00%, on an annualized basis, of the Fund’s daily net assets (“Expense Cap”). The Adviser may only recoup the waived fees, reimbursed expenses or directly paid expenses if (i) the waived fees, reimbursed expenses or directly paid expenses have fallen to a level below the Expense Cap and (ii) the reimbursement amount does not raise the level of waived fees, reimbursed expenses or directly paid expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap applicable at that time and the reimbursement is made within three years from the date the amount was initially waived, reimbursed or paid. In addition, the Adviser has contractually agreed to reimburse a portion of Class E’s Other Expenses (excluding management fees, acquired fund fees and expenses, taxes and custody fees) equal to: (x) 0.20% of Class E’s average daily net assets if Class E’s total net assets are less than $100,000,000; (y) 0.30% of Class E’s average daily net assets if Class E’s total net assets are equal to or greater than $100,000,000 but less than $250,000,000; and (z) 0.40% of Class E’s average daily net assets if Class E’s total net assets are greater than $250,000,000. The Adviser may not recoup expenses reimbursed pursuant to the expense reimbursement agreement for Class E’s Other Expenses. These contractual arrangements will remain in effect for at least one year from the effective date of the Fund’s registration statement on Form N-2 (file no. 333-295040) unless the Fund’s Board of Trustees approves their earlier termination.

Example:

The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in the Fund. In calculating the following expense amounts, the Fund has assumed its direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above (except that the example incorporates the expense reimbursement arrangements for only the first year).

An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:
Share Class	1 Year	3 Years	5 Years	10 Years
Class A	$61	$126	$192	$370
Class C	$36	$110	$186	$386
Class E	$24	$79	$136	$292
Class I	$26	$81	$138	$293
Class R	$29	$88	$150	$318

The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown. While the example assumes a 5.0% annual return, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Management Fee.”

FINANCIAL HIGHLIGHTS

Because the Fund is newly organized and its Shares had not previously been offered as of its last fiscal period, no financial highlights are available. Additional information about the Fund’s investments will be available in the Fund’s annual and semi-annual reports when they are prepared.

THE FUND

The Fund is a non-diversified, closed-end management investment company that is registered under the 1940 Act. The Fund was organized as a Delaware statutory trust on March 30, 2026 and has no operating history. The principal office of the Fund is located at 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056.

THE ADVISER

CAZ GP Stakes Adviser LLC, 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056, an investment adviser registered with the SEC under the Advisers Act, serves as the investment adviser to the Fund. The Adviser is responsible for the management of the Fund. As of August 31, 2025, the Adviser and its affiliates had approximately $10.3 billion in discretionary assets under management.

USE OF PROCEEDS

The proceeds from the sale of Shares are invested by the Fund to pursue its investment program and strategies. Under normal market circumstances, the proceeds from the sale of Shares, net of the Fund’s fees and expenses, are invested by the Fund to pursue its investment program and objectives as soon as practicable (but not in excess of six months), consistent with market conditions and the availability of suitable investments, after receipt of such proceeds by the Fund. However, investments may be delayed up to an additional three to six months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. See “Types of Investments and Related Risks — Availability of Investment Opportunities” for a discussion of the timing of GP Stakes’ subscription activities, market conditions and other considerations relevant to the timing of the Fund’s investments generally. Until appropriate investments or other uses can be found, the Fund will invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which the Fund expects will have returns substantially lower than the returns that the Fund anticipates earning from investments in GP Stakes and related investments.

The Fund will pay the Adviser the full amount of the Management Fee during any period prior to which any of the Fund’s assets (including any proceeds received by the Fund from the offering of Shares) are invested in GP Stakes.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Investment Objective

The Fund seeks to provide long-term capital appreciation. The Fund’s investment objective is not fundamental and may be changed by the Board without Shareholder approval. The Fund seeks to achieve its investment objective by acquiring, holding and disposing of GP Stakes.

Investment Opportunities and Strategies

The Fund will generally focus its investments in institutionalized alternative asset management firms, which are established investment management firms that manage various alternative asset classes such as private equity, private credit (including debt securities of small- and middle-market credit companies), real estate, infrastructure, commodity-related securities and venture capital. Under normal circumstances, the Fund will invest at least 80% of its net assets (plus any borrowings for investment purposes) directly or indirectly in GP Stakes with favorable growth prospects. The Fund may invest in an entity serving as a general partner through limited partnership interests, limited liability company interests, and other structures where the Fund’s liability with respect to a GP Stake is limited to the capital it invests in the GP Stake, and the Fund will not directly invest in general partnership interests of a partnership. Investments with favorable growth prospects are investments that the Adviser believes demonstrate strong potential for appreciation in value over time. The Adviser considers a range of factors when determining whether an investment has strong potential for appreciation, including: the issuer’s end market growth rate, current total addressable market, market penetration, competitive positioning, relative market share, business model, revenue growth, major customers, profitability, access to capital, indebtedness and capitalization, regulatory and legal considerations, and other indicators that help to assess the investment’s value. The Adviser will also assess factors that affect the specific transactions into which the Fund is contemplating entering, such as secondary market pricing and recent transactions, the structure of the security in which the Fund is investing relative to the issuer’s capitalization, and fees or expenses associated with the investment, among other factors.

The Fund’s 80% policy with respect to investments in GP Stakes with favorable growth prospects is not fundamental and may be changed by the Board without Shareholder approval. Shareholders will be provided with sixty (60) days’ notice in the manner prescribed by the SEC before any change in the Fund’s policy to invest at least 80% of its net assets in the particular type of investment suggested by its name. The Fund’s investments in derivatives, other investment companies (e.g., registered funds, BDCs, and private funds, including special purpose vehicles), and other instruments are counted towards the Fund’s 80% investment policy to the extent they provide investment exposure to investments included within the policy or to one or more of the market risk factors associated with investments included in that policy. The Fund will consider the investments of its underlying investment companies, including Investment Funds, when determining the Fund’s compliance with its own 80% policy. Money market funds, cash, other cash equivalents and U.S. Treasury securities with remaining maturities of one year or less that are held by the Fund in support of unfunded commitments to Investment Funds and GP Stakes with favorable growth prospects that the Fund reasonably expects to be called in the future are counted towards the Fund’s 80% policy with respect to investments in GP Stakes with favorable growth prospects.

The Fund will be concentrated (i.e., more than 25% of the value of the Fund’s assets) in securities of issuers having their principal business activities in the asset management industry.

The Fund may invest a portion of its assets in GP Stakes that have exposure to investments in specific industry sectors. A portfolio of different GP Stakes seeks to provide significant vintage year diversification via each GP Stake’s underlying holdings, typically with numerous investments within each vintage year. The result can lead to cross-cycle exposure, which has the potential to reduce the economic timing risk inherent in standard private market drawdown vehicles. This approach seeks to provide a more predictable and consistent overall rate of return as opposed to the alternative of investing in one asset, in one year, and at one point in the economic cycle.

The Adviser will pursue transactions of all sizes. Typical position sizes range from 0.5% to 5% of the Fund’s total assets. The Adviser seeks new positions in an opportunistic way, leveraging CAZ’s dominant position in the GP Stake secondary market and reputation as one of the largest GP Stake allocators and co-investors.

The Adviser will focus most of its efforts and origination on GP Stakes structured as Secondary Investments, Investment Funds and Direct Investments (each as defined below).

GP Stakes may take the form of Secondary Investments. “Secondary Investments” involve the acquisition of an interest in one or more GP Stakes already acquired and held by a private equity fund or another investor’s existing interest in a private equity investment (i.e., an investment not purchased directly from the issuer). The Adviser determines the terms of each secondary investment through a negotiated transaction in which the private equity firm then managing such investment does not change.

The Fund may elect to invest in a GP Stake structured as an Investment Fund during its initial fundraising period, which is known as a primary fund investment. Investment Funds typically contemplate making investments in privately held companies or investing in private placements of securities by publicly listed companies, possibly including “take private” transactions (i.e., the acquisition of a publicly traded company and subsequent de-listing of the company from its public exchange). Acquisitions in special purpose vehicles typically occur as part of a co-investment transaction alongside a private equity manager that is the sponsor of the underlying investment.

GP Stakes may also include Direct Investments. “Direct Investments” relate to acquisitions by the Fund of holdings in unlisted equity interest issued by an asset management firm.

Under normal circumstances, the Fund will not (i) invest more than 5% of its total assets in any individual GP Stake; (ii) acquire more than 5% of the outstanding equity securities of an issuer of a GP Stake; or (iii) acquire more than 10% of the outstanding debt of an issuer of a GP Stake. These investment limitations are measured at the time of the Fund’s investment.

The Fund will also seek to invest across a wide range of vintage years of investments (i.e., the year in which an Investment Fund began investing). The Fund’s investment program seeks to achieve broad exposure to investment opportunities and to deploy capital on behalf of investors efficiently.

The Fund may use derivatives, such as futures contracts and option contracts, in order to gain exposure to particular securities or markets, in connection with hedging transactions, equitizing cash, or otherwise to seek to increase total return.

To maintain liquidity and to meet underlying capital calls, the Fund may also invest in certain liquid investments, including ETFs, derivatives (including futures contracts and option contracts), equity and fixed income securities, exchange-traded GP Stakes, BDCs and cash or cash equivalents.

The Fund’s cash balance may exceed 20% of the Fund’s total assets at various periods during the life of the Fund, including:

(1)    during the Fund’s initial ramp period;

(2)    in connection with a change in asset allocation;

(3)    in periods when the Fund receives large cash inflows;

(4)    in anticipation of satisfying capital calls from Investment Funds; and

(5)    for temporary or defensive purposes.

Such cash balances may persist until the Fund is able to deploy its surplus cash resources.

The Fund may invest in one or more wholly owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries.”) The Fund may form a Subsidiary in order to, among other things, pursue its investment objective and strategy in a more tax-efficient manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund’s investments will also refer to any Subsidiary’s investments.

Portfolio Composition

The Fund’s portfolio will consist primarily of GP Stakes, which may be structured as Secondary Investments, Primary Fund Investments and Direct Investments.

•        “Secondary Investments,” which entail acquiring an interest in one or more assets of a private equity fund holding GP Stakes or another investor’s existing interest in a private equity investment in a GP Stake through a negotiated transaction in which the private equity manager managing the investment remains the same.

•        “Primary Fund Investments,” which entail investing in Investment Funds (including special purpose vehicles) during their initial fundraising which Investment Funds in turn invest in privately held asset management firms or make private investments in public asset management firms, potentially to take them private. Acquisitions in special purpose vehicles typically occur as part of a co-investment transaction alongside a private equity manager that is the sponsor of the underlying investment.

•        “Direct Investments,” which relate to holdings in unlisted equities of companies that may involve an acquisition of securities issued by an asset management firm.

During the period of the Fund’s initial ramp up in portfolio construction, in connection with the implementation of changes in asset allocation, in periods when the Fund receives large cash inflows, in anticipation of satisfying capital calls from Investment Funds, or for temporary or defensive purposes, the Fund’s cash balance may exceed 20% of the Fund’s assets until new investments can be made to deploy cash resources.

The Fund will comply with provisions of Section 8 and Section 18 of the 1940 Act governing capital structure and leverage on an aggregate basis with any Subsidiary. The Fund and any Subsidiary will comply with provisions of Section 17 of the 1940 Act related to affiliated transactions and custody.

The Fund does not currently intend to create or acquire primary control of any entity that engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

A significant portion of the Fund’s investments may be held through special purpose vehicles. Special purpose vehicles are vehicles organized by third-party managers that are designed to provide the Fund and other accredited investors access to securities of an individual private company through a private offering of securities exempt from registration pursuant to Regulation D under the Securities Act. The Fund will not have control rights in any of the special purpose vehicles in which the Fund may invest. The Fund does not intend to invest in special purpose vehicles where it would contribute substantially all of the assets raised by the special purpose vehicle. As a result, special purpose vehicles managed by third parties in which the Fund may invest will typically not be “subsidiaries” of the Fund. To the extent the Fund contributes substantially all of the assets of a special purpose vehicle, it would treat the special purpose vehicle as a “Subsidiary” of the Fund. The types of special purpose vehicles in which the Fund may invest may charge upfront broker fees as well as management fees and carry. Third-party managers (who may be affiliates of venture capital firms or private fund managers) that form special purpose vehicles source investment opportunities through relationships they have with other market participants, which may include shareholders of private companies. All members of a special purpose vehicle have limited rights, which are documented in the applicable governing documents of the special purpose vehicle, subject to the terms of any side letters entered into between an investor and the manager of the special purpose vehicle. The Fund may invest in a newly-formed special purpose vehicle or, in certain circumstances, may acquire the interests of an existing investor in a special purpose vehicle. Members of special purpose vehicles generally pay fees to cover operating and offering-related costs. The value of a special purpose vehicle investment generally equals the fair value of its underlying securities, after discounting to take into account any fees paid to the special purpose vehicle. Therefore, the fair value of investments in special purpose vehicles may differ from the value of the underlying securities were the Fund to hold such securities directly. Investments in special purpose vehicles are common in the private market industry and provide a way to pool capital with other investors in order to invest in a single issuer through the ownership of interests in the special purpose vehicle. Special purpose vehicles that the Fund may invest in are not controlled by the Fund and are not subsidiaries.

Leverage

The Fund may use leverage to the extent permitted by the 1940 Act. The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, or the issuance of notes in an aggregate amount up to 331/3% of the Fund’s total assets, including any assets purchased with borrowed money, immediately after giving effect to the leverage. The Fund is also permitted to obtain leverage through the issuance of preferred shares in an aggregate amount up to 50% of the Fund’s total assets immediately after giving effect to the leverage. The Fund may also use leverage generated by reverse repurchase agreements, dollar rolls and similar transactions. The Fund may use leverage opportunistically and may use different types, combinations or amounts of leverage over time, based on the Adviser’s views concerning market conditions and investment opportunities. The Fund’s strategies relating to its use of leverage may not be successful, and the Fund’s use of leverage will cause the Fund’s NAV to be more volatile than it would otherwise be. There can be no guarantee that the Fund will leverage its assets or, to the extent the Fund does use leverage, what percentage of its assets such leverage will represent.

In addition, while any senior securities remain outstanding, the Fund generally must make provisions to prohibit any distribution to the Fund’s Shareholders or the repurchase of such securities or shares unless the Fund meets the applicable asset coverage ratio at the time of the distribution or repurchase.

GP Stakes may also use leverage in their investment activities. Borrowings by GP Stakes are not subject to the asset coverage requirement discussed above. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain GP Stakes and the volatility of the value of Shares may be great, especially during times of a “credit crunch” and/or general market turmoil, such as that experienced during late 2008 or at times during the global pandemic. In general, the use of leverage by GP Stakes or the Fund may increase the volatility of the GP Stakes or the Fund. See “Types of Investments and Related Risks — Leverage Risk.”

The Investment Process

The Adviser’s investment process applies a thorough and disciplined due diligence process to seek to select attractive and appropriate investment opportunities. This process benefits from the Adviser’s investment experience and knowledge as well as the Adviser’s ability to gain access to attractive private investment vehicles and direct investment opportunities. The Adviser utilizes its abilities and resources to assess and benchmark performance metrics of potential investments with comparable businesses and funds. The Adviser also identifies investment opportunities through a substantial proprietary network of industry contacts throughout the investment world.

The Adviser’s investment team is segmented into two teams:

(1)    the Investment Team; and

(2)    the Investment Committee that consists of senior investment professionals of the Adviser who are responsible for overseeing the proper and consistent execution of the Adviser’s investment process and ultimately decides which investment opportunities are approved for investment; which portfolios will invest in a particular investment opportunity and the allocation of capital by each portfolio company to such investment opportunity. Investment Committee members do not sponsor or play an active role in due diligence regarding any investment opportunity.

The Adviser conducts rigorous due diligence reviews of each potential investment opportunity. Each such due diligence review follows a well-established investment process with four core phases:

(1)    initial due diligence;

(2)    initial Investment Committee discussion and follow-up questions;

(3)    team-led due diligence, follow-ups and final presentation to the Investment Committee; and

(4)    Investment Committee decision to invest, sizing and allocation.

Within each of the four phases of the due diligence process, the responsible investment professionals customize their investigation and analysis to address specific facts and circumstances associated with the investment opportunity and any unique issues presented by such investment opportunity.

•        Initial Due Diligence:    In a typical year, the Adviser reviews more than 1,500 potential investments. Most of these investment opportunities do not advance past the initial due diligence stage. As thematic investors, the Adviser and its investment team focus on identifying specific factors, or themes, that they believe offer enhanced risk/reward characteristics over a reasonable investment horizon. During this phase of the due diligence process itself, the Adviser’s investment team conducts an extensive review of the proposed investment opportunity, which involves conference calls, onsite meetings with investment and operations teams, rigorous quantitative and risk assessment analysis, as well as reference checks.

•        Initial Investment Committee Discussion and Questions.    If the potential investment opportunity passes the initial due diligence stage, then the Adviser’s investment team introduces the opportunity to the Investment Committee. The Investment Committee reviews each opportunity carefully and determines whether or not to advance the opportunity to a further round of due diligence. If it decides to move forward, the Investment Committee submits a list of follow-up questions for the Investment Team to address in the next phase of the due diligence review.

•        Team-Led Due Diligence, Follow-Ups and Investment Committee Final Presentation.    Follow-up due diligence is a team-led process, typically involving between two and four investment professionals. The team analyzes the potential investment opportunity and considers the supplemental questions posed by the Investment Committee in its initial review and discussion. Once the due diligence team completes its supplementary due diligence, the team determines whether to terminate the due diligence process or to schedule a final presentation to the Investment Committee and recommend moving forward with an investment.

•        Investment Committee Decision to Invest, Sizing and Allocation.    Following the final presentation to the Investment Committee, the Investment Team engages in multiple Investment Committee meetings to determine whether to make an investment. If the Investment Committee decides to do so, it will then determine how the investment should be made and the size and allocation of the investment.

GP Stakes

The Adviser believes that GP Stakes provide material tailwinds to the Adviser’s investment theme “Growth of Private Assets” for two primary reasons: (1) high net worth investors are significantly underweight alternative investments and are beginning to increase their exposures in a dramatic fashion, in addition to the new rules that may allow 401(k) plans to invest in private equity, opening over $6 trillion in capital that can be allocated to GPs actively pursuing private investing, and (2) investors generally continue to increase their exposure to private investments.

CAZ has committed over $4.5 billion to buying stakes in some of what it views as the most profitable private asset management companies in the world. CAZ likes GP Stakes for the following reasons:

•        Potential for significant cash flows from management fees, carried interest, and balance sheet returns;

•        Potential for enterprise value growth along with excellent downside protection;

•        Opportunity to own profitable private asset management firms with efficient exposure to underlying portfolio companies.

Industry growth, escalating complexity, and increased access to alternative investments are driving increased GP demand for strategic equity partners. Strategic partners provide GPs with both financial and strategic benefits. Financial benefits include helping GPs fund new product launches that require a substantial amount of investment and operating capital, in addition to sometimes enabling the buyout of early-stage or legacy partners. The primary strategic benefit of this partnership is to attempt to accelerate a GP’s growth. Another key strategic benefit for the GP is the potential to elevate brand awareness in new markets, providing substantial distribution and product intelligence to help drive development.

A portfolio of different GP Stakes seeks to provide significant vintage year diversification via each GP’s underlying holdings, typically with numerous investments within each vintage year. The result can lead to cross-cycle exposure, which has the potential to reduce the economic timing risk inherent in standard private market drawdown vehicles. This approach seeks to pursue a more predictable and consistent overall rate of return as opposed to the alternative of investing in one asset, in one year, and at one point in the economic cycle.

The Adviser will pursue transactions of all sizes, within the risk controls of the Fund. Typical position sizes range from 0.5% to 5% of the Fund’s total assets. The Adviser is consistently in the market for new positions in an opportunistic way, leveraging CAZ’s dominant position in the GP Stake secondary market and reputation as one of the largest GP Stake allocators and co-investors.

The Fund will focus most of its efforts and origination on GP Stakes structured as Secondary Investments, Investment Funds and Direct Investments.

Exemptive Relief

To the extent permitted by law, the Fund intends to co-invest in GP Stakes with other CAZ-advised funds and clients. The 1940 Act imposes significant limits on the ability of the Fund to co-invest with other CAZ-advised funds and clients. Affiliates of the Fund have received an exemptive order from the SEC that permits the Fund to co-invest alongside its affiliates in GP Stakes. However, the SEC exemptive order contains certain conditions that limit or restrict the Fund’s ability to participate in such GP Stakes. In such cases, the Fund may participate in an investment to a lesser extent or, under certain circumstances, may not participate in the investment. Affiliates of the Fund have applied for new co-investment exemptive relief from the SEC, which is still pending and may not be granted.

Investment Policies

The Fund will be concentrated (i.e., more than 25% of the value of the Fund’s assets) in securities of issuers having their principal business activities in the asset management industry. This policy is fundamental and may not be changed without the vote of a majority of the Fund’s outstanding shares as defined in the 1940 Act. The Fund’s SAI contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objective and Policies.”

TYPES OF INVESTMENTS AND RELATED RISKS

Investors should carefully consider the risk factors described below before deciding on whether to make an investment in the Fund.

Principal Risks of Investing in the Fund

Active Investment Management Risk.    The risk that, if the investment decisions and strategy of the portfolio managers do not perform as expected, the Fund could underperform its peers or lose money. The Fund’s performance depends on the judgment of the portfolio managers about a variety of factors, such as markets, interest rates and/or the attractiveness, relative value, liquidity, or potential appreciation of particular investments made for the Fund’s portfolio. The portfolio managers’ investment models may not adequately take into account certain factors, may perform differently than anticipated and may result in the Fund having a lower return than if the portfolio managers used another model or investment strategy. In addition, to the extent the Fund allocates a portion of its assets to specialist portfolio managers, the styles employed by the different portfolio managers may not be complementary, which could adversely affect the Fund’s performance.

Availability of Investment Opportunities.    The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions. Other investment vehicles sponsored, managed or advised by the Adviser and their affiliates may seek investment opportunities similar to those the Fund may be seeking. The Adviser will allocate fairly between the Fund and such other investment vehicles any investment opportunities that may be appropriate for the Fund and such other investment vehicles.

To the extent permitted by law, the Fund intends to co-invest in GP Stakes with other CAZ-advised funds and clients. The 1940 Act imposes significant limits on the ability of the Fund to co-invest with other CAZ-advised funds and clients. Affiliates of the Fund have received an exemptive order from the SEC that permits the Fund to co-invest alongside its affiliates in GP Stakes. However, the SEC exemptive order contains certain conditions that limit or restrict the Fund’s ability to participate in such GP Stakes. In such cases, the Fund may participate in an investment to a lesser extent or, under certain circumstances, may not participate in the investment. Ultimately, an inability to receive the desired allocation to certain GP Stakes could represent a risk to the Fund’s ability to achieve the desired investment returns.

GP Stakes Risk.

Inability to Invest in GP Stakes.    In the event that the Fund is able to make investments in GP Stakes only at certain times, the Fund may invest any portion of its assets that are not invested in GP Stakes in money market securities, or other liquid assets pending investment in GP Stakes.

Regulation of Publicly Traded Funds.    Asset managers in which the Fund invests may manage publicly offered funds or privately offered funds. Managers of publicly offered funds are subject to greater regulation than managers of privately offered funds and may experience greater operating expenses and less flexibility due to such regulations.

Concentration of Investments.    The Adviser has broad discretion over the Fund’s investment program and may allocate all of the Fund’s assets to a limited number of GP Stakes. There is no guaranty that any GP Stake will itself have appropriate levels of diversification.

Lack of Operating History.    Some of the GP Stake may not have commenced or may have only recently commenced operations and, accordingly, may have no operating history upon which the Adviser may evaluate its likely performance. The past performance of previous investments of affiliates of a GP Stake cannot be relied upon as indicators of the performance or success of such GP Stake.

Lack of Transparency.    The Adviser will endeavor to monitor each GP Stake and GP Stake Sponsor, as applicable, routinely, but the Adviser is unlikely to have access to information about the underlying portfolio positions of the Fund’s investments in each GP Stake on a regular basis, if applicable. Investors in a GP Stake, moreover, typically have no right to demand such information of the managers. Accordingly, the Adviser will not be in a position to analyze or respond to developments within any GP Stake unless and until information relating thereto is disseminated by the applicable GP Stake or GP Stake Sponsor to the GP Stake’s investors, including, directly or indirectly, the Fund. Such information may not necessarily be timely or complete.

Risk Associated with Unspecified Investments.    Investors in the GP Stakes, including the Fund, will be relying on the ability of the issuers of GP Stakes and GP Stake Sponsors, as applicable, to identify, select, develop and realize investments and business opportunities. Even if the investments and business ventures of the GP Stakes are successful, they may not produce a realized return to the Fund, and in turn to the Shareholders, for a period of several years.

Dependence on Key Personnel.    The success of each GP Stake and, in turn, the Fund, depends significantly on the applicable GP Stake’s and, if applicable, the relevant GP Stake Sponsor’s key personnel. Each GP Stake and GP Stake Sponsor will be relying extensively on the experience, relationships and expertise of these key personnel. There can be no assurance that these individuals will remain in the employment of a GP Stake or GP Stake Sponsor, or otherwise continue to be able to carry on their current duties throughout the term of such GP Stake. Certain of the key personnel, in addition to their responsibilities on behalf of a GP Stake, have responsibility for other investment activities.

Lack of Control Over GP Stake Policies.    The management, financing and disposition policies of each GP Stake are determined by the management team of such GP Stake, including, if applicable, the relevant GP Stake Sponsor. These policies may be changed at the discretion of such persons without a vote of the investors in the GP Stake, and any such changes could be detrimental to the value of the GP Stake. The investors in a GP Stake will have no right to participate in the day-to-day operation of such GP Stake, including investment and disposition decisions and decisions regarding the operation of portfolio companies. The Fund will have limited voting rights under the GP Stake’s governing documents.

Indemnification of each GP Stake Sponsor.    As an investor in each GP Stake, the Fund may be required to directly or indirectly indemnify any applicable GP Stake Sponsor and certain other persons as set forth in the applicable governing documents from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of interests in the applicable GP Stake. Each GP Stake Sponsor has broad indemnification rights and limitations on liability.

Potential Inability to Meet Investment Objective.    There can be no assurance that the investment strategies employed by a GP Stake will be successful. A GP Stake’s prior performance, or the prior performance of any relevant sponsor, cannot be used to predict future profitability of any GP Stake.

Failure to Make Capital Contributions.    If the Fund fails to make capital contributions to a GP Stake when due, the Fund will likely be subject to various penalties, including the possibility of forfeiture of some or all of the Fund’s prior capital contributions to such GP Stake. The Fund intends to take any necessary action to prevent its failure to make its capital commitments when due to any GP Stake.

Multiple Levels of Expense.    Certain of the GP Stakes may impose operating costs, fees and expenses, performance fees or allocations on realized and unrealized appreciation and other income, and carried interest distributions. This will result in greater expense and lesser return on investment than if such fees were not charged.

No Assurance of Profit, Cash Distribution, or Appreciation.    There is no assurance that the GP Stakes will be profitable, or that any distribution will be made by the Fund. Any return on investment will depend on the successful investments made by and/or the successful business ventures of the GP Stakes. There is no assurance that such investments will be successful. The marketability and value of any GP Stake will depend upon many factors beyond the control of the Adviser. The GP Stakes may be illiquid. Illiquidity may result from the absence of an established market for the GP Stakes, as well as legal, contractual or other restrictions on their resale by the GP Stake. Dispositions of GP Stakes may be subject to contractual and other limitations on transfer or other restrictions that would interfere with subsequent sales of such investments or adversely affect the terms that could be obtained upon any disposition thereof. In addition, the ability to exit a GP Stake through the public markets will depend on market conditions. In some cases, GP Stakes may be long-term in nature, and may require many years from the date of initial investment before disposition. The possibility of partial or total loss of capital will exist, and investors should not hold Shares of the Fund unless they can readily bear the consequences of such loss.

Subjective Valuations.    A GP Stake, and any investments made in turn by such GP Stake, may consist of securities for which there is no public market valuation. The valuation of these investments will be made by the Adviser and may have a significant effect on the NAV of the Fund. The illiquid nature of these non-publicly traded securities, and the inherently more subjective and imprecise nature of the valuation process for such illiquid securities, creates a greater possibility that significant changes in value could occur during the investment year (than is otherwise the case with publicly traded stocks).

Competition.    There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to certain of the GP Stakes’ investment objectives and strategies as well as by strategic investors. There can be no assurance that any GP Stake Sponsor or the management team of such GP Stake will be able to locate and complete investments which satisfy the GP Stake’s rate of return objectives or realize upon their values or that any GP Stake will be able to invest fully its committed capital, if applicable.

Private Equity Investments.    Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions, and generally involve equity-related finance intended to bring about some kind of change in an operating company (e.g., providing growth capital, recapitalizing a company or financing an acquisition). Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments, although the Fund may also co-invest directly in an operating company in conjunction with another fund. The investments held by GP Stakes and direct investments made by the Fund involve the same types of risks associated with an investment in any operating company. However, securities of private equity funds, as well as the underlying companies these funds invest in, tend to be more illiquid, and highly speculative. Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments. Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity funds to obtain the required financing or reducing their expected rate of return.

The regulatory environment for private investment funds continues to evolve, and changes in the regulation of private investment funds may adversely affect the value of the Fund’s investments and the ability of the Fund to implement its investment strategy (including the use of leverage). The financial services industry generally and the activities of private investment funds and their investment advisers, in particular, have been the subject of increasing legislative and regulatory scrutiny. Such scrutiny may increase the Fund’s and/or the Adviser’s legal, compliance, administrative and other related burdens and costs as well as regulatory oversight or involvement in the Fund and/or the Adviser’s business. There can be no assurances that the Fund or the Adviser will not in the future be subject to regulatory review or discipline. The effects of any regulatory changes or developments on the Fund may affect the manner in which it is managed and may be substantial and adverse.

Growth Investing Style Risk.    If the Adviser incorrectly assesses an issuer’s prospects for growth or how other investors will value the issuer’s growth, then the value of the issuer’s securities may decrease, or may not increase to the level anticipated by the Adviser. In addition, growth investments may be more volatile than other investments. Also, the growth investing style may over time go in and out of favor. At times when the investing style used by the Fund is out of favor, the Fund may underperform other funds that use different investing styles.

“J-Curve” Performance Risk.    Investment Funds typically exhibit “J-curve” performance, such that an Investment Fund’s net asset value typically declines during the early portion of the Investment Fund’s lifecycle as investment-related fees and expenses accrue prior to the realization of investment gains. As the Investment Fund matures and as the Investment Fund’s assets are sold, the Adviser believes that the pattern typically reverses with increasing net asset value and distributions. There can be no assurance, however, that any or all the Investment Funds in which the Fund invests will exhibit this pattern of investment returns.

Market Risk.    Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Securities or other investments may decline in value due to factors affecting securities markets generally or individual issuers. The value of a security or other investment may change in value due to general market conditions that are not related to a particular issuer, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest, or currency rates or adverse investor sentiment generally as well as global trade policies and political unrest or uncertainties. The value of a security or other investment may also change in value due to factors that affect an individual issuer, including data breaches and cybersecurity attacks, or a particular sector or industry. During a general downturn in the securities or other markets, multiple asset classes may decline in value simultaneously. When markets perform well, there can be no assurance that securities or other investments held by the Fund will participate in or otherwise benefit from the advance. Any market disruptions, including those arising out of geopolitical events (including wars, military conflicts, imposition of sanctions, tariffs or other governmental restrictions, pandemics and epidemics) or natural/environmental disasters, could also prevent the Fund from executing advantageous investment decisions in a timely manner. The adverse impact of any one or more of these events on the market value of Fund investments could be significant and cause losses. A widespread health crisis, such as a global pandemic, could cause substantial market volatility, exchange trading suspensions or restrictions and closures of securities exchanges and businesses, impact the ability to complete repurchases, and adversely impact Fund performance.

Concentration of Investments.    The Fund will be concentrated (i.e., more than 25% of the value of the Fund’s assets) in securities of issuers having their principal business activities in the asset management industry. The Adviser may allocate all of the Fund’s assets to a limited number of GP Stakes. There is no guaranty that any GP Stake will itself have appropriate levels of diversification.

Geographic Concentration Risks.    The Fund may invest a portion of its assets in GP Stakes that have exposure to investments in specific geographic regions, such as the North America, Europe or Asia. This focus may constrain the liquidity and the number of portfolio companies available for investment by such GP Stakes. In addition, the investments of such a GP Stake will be disproportionately exposed to the risks associated with the region of concentration.

Sector Concentration Risk.    The Fund may invest a portion of its assets in GP Stakes that have exposure to investments in specific industry sectors, including the real estate sector. This focus may constrain the liquidity and the number of portfolio companies available for investment by such GP Stake. In addition, the investments of such a GP Stake will be disproportionately exposed to the risks associated with the industry sectors of concentration.

Infrastructure Sector Risk.    The Fund may invest a portion of its assets in GP Stakes that have exposure to infrastructure. Infrastructure asset investments (“Infrastructure Assets”) may be subject to a variety of risks, not all of which can be foreseen or quantified, including: (i) the burdens of ownership of infrastructure: (ii) local, national and international political and economic conditions; (iii) the supply and demand for services from and access to infrastructure; (iv) the financial condition of users and suppliers of Infrastructure Assets; (v) changes in interest rates and the availability of funds which may render the purchase, sale or refinancing of Infrastructure Assets difficult or impracticable; (vi) changes in regulations, planning laws and other governmental rules; (vii) changes in fiscal and monetary policies; (viii) under-insured or uninsurable losses, such as force majeure acts and terrorist events; (ix) reduced investment in public and private infrastructure projects; and (x) other factors which are beyond the reasonable control of the Fund. Many of the foregoing factors could cause fluctuations in usage, expenses and revenues, causing the value of investments to decline and a material adverse effect on the Fund’s performance.

Real Estate Sector Risk.    The Fund may invest a portion of its assets in GP Stakes that have exposure to real estate. Risks related to real estate exposure include, among others: possible declines in the value of (or income generated by) real estate; risks related to general and local economic conditions; fluctuations in occupancy levels and demand for properties or real estate-related services; changes in the availability or terms of mortgages and other financing that may render the sale or refinancing of properties difficult or unattractive; variations in rental income, neighborhood values or the appeal of property to tenants; limits on rents; interest rates; overbuilding; extended vacancies of properties; increases in competition, property taxes and operating expenses; and changes in zoning laws. In addition, real estate industry companies that hold mortgages may be affected by the quality of any credit extended. Real estate values or income generated by real estate may be adversely affected by many additional factors, including: the over-supply of and reduced demand for real estate rentals and sales; demographic trends, such as population shifts or changing tastes and preferences (such as for remote work arrangements); the attractiveness, type and location of the property; increased maintenance or tenant improvement costs and costs to convert properties for other uses; and the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all. Real estate industry companies, including public and private real estate investment trusts (“REITs”) and private real estate investment funds, are dependent upon management skill, may not be diversified, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. Real estate industry companies whose underlying properties are concentrated in a particular industry or geographic region are also subject to risks affecting such industries and regions. The real estate industry is particularly sensitive to economic downturns, and companies in the real estate industry may be highly leveraged and, thus, subject to increased risks for investors. The values of securities of companies in the real estate industry may go through cycles of relative under-performance and out-performance in comparison to equity securities markets in general. Additionally, a REIT could fail to qualify for tax free pass-through of its income under the Code or fail to maintain its exemption from registration under the 1940 Act, which could produce adverse economic consequences for the REIT and its investors, including the Fund.

Real Assets Investments Risk.    The Fund may invest a portion of its assets in GP Stakes with exposure to securities and credit instruments associated with real assets, which have historically experienced substantial price volatility. The value of companies engaged in these industries is affected by (i) changes in general economic and market conditions; (ii) changes in environmental, governmental and other regulations; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) surplus capacity and depletion concerns; (viii) the availability of financing; and (ix) changes in interest rates and leverage. In addition, the availability of attractive financing and refinancing typically plays a critical role in the success of these investments. The value of securities in these industries may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

First Lien Senior Secured Loans, Second Lien Senior Secured Loans and Unitranche Debt.    The Fund’s GP Stakes may have exposure to first lien senior secured loans, second lien senior secured loans, and unitranche debt. There is a risk that the collateral securing first lien senior secured loans, second lien senior secured loans, and unitranche debt of portfolio companies may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. To the extent a debt investment is collateralized by the securities of a portfolio company’s subsidiaries, such securities may lose some or all of their value in the event of the bankruptcy or insolvency of the portfolio company. Also, in some circumstances, the lien may be contractually or structurally subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Loans that are under-collateralized involve a greater risk of loss. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should the remedies be enforced. Finally, particularly with respect to a unitranche debt structure, unitranche debt will generally have higher leverage levels than a standard first lien term loan.

Mezzanine Investments Risk.    The Fund’s GP Stakes may have exposure to mezzanine loans. Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure. Mezzanine debt is often used in leveraged buyout and real estate finance transactions. Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. The warrants associated with mezzanine loans are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula. Mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to six years. Mezzanine investments are usually unsecured and subordinate to other debt obligations of an issuer.

Foreign Investments Risk.    Investments in foreign securities may be riskier than investments in U.S. securities and may also be less liquid, more volatile and more difficult to value than securities of U.S. issuers. Foreign investments may be affected by the following:

•        changes in currency exchange rates;

•        changes in foreign or U.S. law or restrictions applicable to such investments and in exchange control regulations;

•        increased volatility;

•        substantially less volume on foreign stock markets and other securities markets;

•        higher commissions and dealer mark-ups;

•        inefficiencies in certain foreign clearance and settlement procedures that could result in an inability to execute transactions or delays in settlement;

•        less uniform accounting, auditing and financial reporting standards;

•        less publicly available information about a foreign issuer or borrower;

•        less government regulation and oversight;

•        unfavorable foreign tax laws;

•        political, social, economic or diplomatic developments in a foreign country or region or the U.S. (including the imposition of sanctions, tariffs, or other governmental restrictions);

•        differences in individual foreign economies; and

•        geopolitical events (including wars, military conflicts, imposition of sanctions, tariffs or other governmental restrictions, pandemics and epidemics) that may disrupt securities markets and adversely affect global economies and markets.

Governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. In addition, global economies and financial markets are becoming increasingly interconnected, which increases the possibility that conditions in one country or region might adversely impact issuers in a different country or region.

The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed could vary broadly in scope, and their impact is impossible to predict. These types of measures may include, but are not limited to, banning a sanctioned country from global payment systems that facilitate cross-border payments, restricting the settlement of securities transactions by certain investors, and freezing the assets of particular countries, entities, or persons. The imposition of sanctions and other similar measures could, among other things, cause a decline in the value and/or liquidity of securities issued by the sanctioned country or companies located in or economically tied to the sanctioned country, downgrades in the credit ratings of the sanctioned country or companies located in or economically tied to the sanctioned country, devaluation of the sanctioned country’s currency, and increased market volatility and disruption in the sanctioned country and throughout the world. Sanctions and other similar measures could limit or prevent the Fund from buying and selling securities (in the sanctioned country and other markets), significantly delay or prevent the settlement of securities transactions, and significantly impact the Fund’s liquidity and performance.

Regional/Country Focus Risk.    To the extent that the Fund focuses its investments in a particular geographic region or country, the Fund may be subject to increased currency, political, social, environmental, regulatory and other risks not typically associated with investing in a larger number of regions or countries. In addition, certain foreign economies may themselves be focused in particular industries or more vulnerable to political changes than the U.S. economy, which may have a pronounced impact on the Fund’s investments. As a result, the Fund may be subject to greater price volatility and risk of loss than a fund holding more geographically diverse investments. Regional and country focus risk is heightened in emerging markets.

The following sets forth additional information regarding risks associated with investing in certain regions/countries:

Investments in Asian Securities — Certain Asian economies have experienced high inflation, high unemployment, currency devaluations and restrictions, and over-extension of credit. Many Asian economies have experienced rapid growth and industrialization, and there is no assurance that this growth rate will be maintained. During the global recession that began in 2009, many of the export-driven Asian economies experienced the effects of the economic slowdown in the United States and Europe, and certain Asian governments implemented stimulus plans, low-rate monetary policies and currency devaluations. Economic events in any one Asian country may have a significant economic effect on the entire Asian region, as well as on major trading partners outside Asia. Any adverse event in the Asian markets may have a significant adverse effect on some or all of the economies of the countries in which the Fund invests. Many Asian countries are subject to political risk, including corruption and regional conflict with neighboring countries. In addition, many Asian countries are subject to social and labor risks associated with demands for improved political, economic and social conditions.

China Investments Risk.    Investment in Chinese issuers subjects the Fund to risks specific to China. China may be subject to significant economic, political and social instability. China is an emerging market and has demonstrated significantly higher volatility from time to time in comparison to developed markets. Investments in securities of Chinese issuers, including issuers located outside of China that generate significant revenues from China, involve certain risks and considerations not typically associated with investments in the U.S. securities markets. These risks include: (i) the risk of more frequent (and potentially widespread) government interventions with respect to Chinese issuers, resulting in liquidity risk, price volatility, greater market execution risk, and valuation risk; (ii) the risk of currency fluctuations, currency non-convertibility, currency revaluations and other currency exchange rate fluctuations or blockage; (iii) the risk of intervention by the Chinese government in the Chinese securities markets, whether such intervention will continue and the impact of such intervention or its discontinuation; (iv) the risk of losses due to expropriation, nationalization, or confiscation of assets and property, the imposition of restrictions on foreign investments and on repatriation of capital invested; (v) the risk that the Chinese government may decide not to continue to support economic reform programs; (vi) the risk of limitations on the use of brokers; (vii) the risk of interest rate fluctuations and higher rates of inflation; (viii) the risk that the U.S. government or other governments may sanction Chinese issuers or otherwise prohibit U.S. persons (such as the Fund) from investing in certain Chinese issuers; and (ix) the risk of market volatility caused by any potential regional or territorial conflicts, including military conflicts, or natural or other disasters. In addition, the economy of China differs, often unfavorably, from the U.S. economy in such respects as structure, general development, government involvement, wealth distribution, rate of inflation, growth rate, interest rates, allocation of resources and capital reinvestment, among others. China has privatized, or has begun a process of privatizing, certain entities and industries. Newly privatized companies may face strong competition from government-sponsored competitors that have not been privatized. In some instances, investors in newly privatized entities have suffered losses due to the inability of the newly privatized entities to adjust quickly to a competitive environment or changing regulatory and legal standards or, in some cases, due to renationalization of such privatized entities. There is no assurance that similar losses will not recur. In addition, previously the Chinese government has from time to time taken actions that influence the prices at which certain goods may be sold, encourage companies to invest or concentrate in particular industries, induce mergers between companies in certain industries and induce private companies to publicly offer their securities to increase or continue the rate of economic growth, control the rate of inflation or otherwise regulate economic expansion. The Chinese government may do so in the future as well, potentially having a significant adverse effect on economic conditions in China. Segments of China’s private debt markets (e.g., non-investment grade debt or “junk bonds”) may at times become relatively concentrated by a limited number of large issuers in one or more industries (e.g., real estate). The default or threat of default by one or more such large issuers could have adverse consequences on other issuers in such industries or related industries.

China has experienced security concerns, such as terrorism and strained international relations. Incidents involving China’s or the region’s security may cause uncertainty in the Chinese markets and may adversely affect the Chinese economy and the Fund’s investments. Reduction in spending on Chinese products and services, institution of tariffs or other trade barriers or a downturn in any of the economies of China’s key trading partners may have an adverse impact on the Chinese economy. These actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Fund’s performance. Recent developments in relations between the United States and China have heightened concerns of increased tariffs and restrictions on trade between the two countries. It is unclear whether further tariffs and sanctions may be imposed or other escalating actions may be taken in the future, which could negatively impact the Fund. An outbreak of an infectious illness or public health threat, such as the coronavirus, could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the Chinese economy and other economies around the world, which in turn could adversely affect the Fund’s investments.

The U.S. government may occasionally place restrictions on investments in Chinese companies. For example, a rulemaking implemented by the Department of the Treasury’s Office of Foreign Assets Control prohibits U.S. persons from purchasing or selling publicly traded securities (including publicly traded securities that are derivative of, or are designed to provide exposure to, such securities) of any Chinese company identified as a Chinese Military Industrial Complex Company (“OFAC Rules”). A number of Chinese issuers have been designated under this program and more could be added. Certain implementation matters related to the scope of, and compliance with, the OFAC Rules have not yet been fully resolved, and the ultimate application and enforcement of the OFAC Rules may change. As a result, the OFAC Rules and related guidance may significantly reduce the liquidity of such securities, force the Fund to sell certain positions at inopportune times or for un-favorable prices, and restrict future investments by the Fund.

Illiquid and Restricted Securities Risks.    The Fund may invest in illiquid securities, subject to the requirements under Rule 23c-3(b)(10) of the 1940 Act. The Fund may also invest in restricted securities. Investments in restricted securities could have the effect of increasing the amount of the Fund’s assets invested in illiquid securities including, but not limited to if qualified institutional buyers are unwilling to purchase these securities.

Illiquid and restricted securities may be difficult to dispose of at a fair price at the times when the Fund believes it is desirable to do so. The market price of illiquid and restricted securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of such securities. Illiquid and restricted securities are also more difficult to value, especially in challenging markets. The Adviser’s judgment may play a greater role in the valuation process. Investment of the Fund’s assets in illiquid and restricted securities may restrict the Fund’s ability to take advantage of market opportunities. To dispose of an unregistered security, the Fund, where it has contractual rights to do so, may have to cause such security to be registered. A considerable period may elapse between the time the decision is made to sell the security and the time the security is registered, thereby enabling the Fund to sell it. Contractual restrictions on the resale of securities vary in length and scope and are generally the result of a negotiation between the issuer and acquirer of the securities. In either case, the Fund would bear market risks during that period. Liquidity risk may impact the Fund’s ability to meet Shareholder repurchase requests and as a result, the Fund may be forced to sell securities at inopportune prices.

Certain instruments are not readily marketable and may be subject to restrictions on resale. Instruments may not be listed on any national securities exchange and no active trading market may exist for certain of the instruments in which the Fund will invest. Where a secondary market exists, the market for some instruments may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. In addition, dealer inventories of certain securities are at historic lows in relation to market size, which indicates a potential for reduced liquidity as dealers may be less able to “make markets” for certain securities.

Leverage Risk.    Certain transactions, including to-be-announced investments and other when-issued, delayed delivery or forward commitment transactions, involve a form of leverage. Transactions involving leverage provide investment exposure in an amount exceeding the initial investment. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. Certain derivatives have the potential to cause unlimited losses for the Fund, regardless of the size of the initial investment. Leverage may also cause the Fund’s NAV to be more volatile than if the Fund had not been leveraged, as relatively small market movements may result in large changes in the value of a leveraged investment. The use of leverage may cause the Fund to liquidate portfolio positions to satisfy its obligations or to meet margin or collateral requirements when it may not be advantageous to do so.

Daily Valuation Risk.    The Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s holdings; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase Shares may receive more or less Shares and investors who tender their Shares may receive more or less cash proceeds than they otherwise would receive.

Valuation of Private Investments Risk.    Generally, the Fund’s ownership interests in private investments are not publicly traded and the Fund will use a third party pricing service or internal pricing methodologies to provide pricing information for certain private investments. The value of loans, securities and other investments that are not publicly traded may not be readily determinable, and the Valuation Designee will value these investments at fair value as determined in good faith pursuant to the Valuation Procedures, including to reflect significant events affecting the value of the Fund’s investments. The Fund may only value GP Stakes at NAV if permitted by applicable accounting standards. Many of the Fund’s investments may be classified as Level 3 under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”). This means that the Fund’s portfolio valuations will be based on significant unobservable inputs and the Fund’s own assumptions about how market participants would price the asset or liability in question. The Fund expects that inputs into the determination of fair value of the Fund’s portfolio investments will require significant judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The valuation of the Fund’s investments in GP Stakes is ordinarily determined based upon valuations provided by the Investment Managers on a quarterly basis. Although such valuations are provided on a quarterly basis, the Fund will provide valuations, and will issue Shares, on a daily basis. An Investment Manager may face a conflict of interest in valuing the securities, as their value may affect the Investment Manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Investment Manager, the accuracy of the valuations provided by the Investment Managers, that the Investment Managers will comply with their own internal policies or procedures for keeping records or making valuations, or that the Investment Managers’ policies and procedures and systems will not change without notice to the Fund. As a result, an Investment Manager’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities. The types of factors that the Valuation Designee may take into account in determining the fair value of the Fund’s investments generally include, as appropriate, comparison to publicly-traded securities and private market transactions, including such factors as revenue level, profitability, operating cash flow, revenue and income growth, and leverage. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Valuation Designee’s determinations of fair value may differ materially from the values that would have been used if a ready market for its investments existed. The Fund’s net asset value could be adversely affected if the Valuation Designee’s determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such loans and securities.

Valuations Subject to Adjustment.    The Fund determines its daily net asset value based upon the quarterly valuations reported by the GP Stakes, which may not reflect market or other events occurring subsequent to the quarter-end. The Valuation Designee will fair value the Fund’s holdings in GP Stakes to reflect such events, consistent with its valuation policies; however, there is no guarantee the Valuation Designee will correctly fair value such investments. Additionally, the valuations reported by GP Stakes may be subject to later adjustment or revision. For example, fiscal year-end net asset value calculations of the GP Stakes may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the GP Stakes or revisions to the net asset value of a GP Stake or direct private equity investment adversely affect the Fund’s net asset value, the remaining outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.

Indemnification of GP Stakes, Investment Managers and Others.    The Fund may agree to indemnify certain of the GP Stakes and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of GP Stakes. If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected. Indemnification of sellers of secondaries may be required as a condition to purchasing such securities.

General Risks of Secondary Investments.    The overall performance of the Fund’s Secondary Investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Certain Secondary Investments may be purchased as a portfolio, and in such cases the Fund may not be able to carve out from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive. Where the Fund acquires a GP Stake interest as a Secondary Investment, the Fund will generally not have the ability to modify or amend such GP Stake’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to Secondary Investments may be greater than those relating to Primary Investments.

Where the Fund acquires a GP Stake interest as a Secondary Investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant GP Stake and, subsequently, that GP Stake recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such GP Stake. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the GP Stake, there can be no assurance that the Fund would have such right or prevail in any such claim.

The Fund may acquire Secondary Investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including, among other things: (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

Force Majeure Risk.    GP Stakes may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a GP Stake or a counterparty to the Fund or a GP Stake) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a GP Stake or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more GP Stakes or its assets, could result in a loss to the Fund, including if its investment in such a GP Stake is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Nature of Portfolio Companies.    The GP Stakes will include direct and indirect investments in various companies, ventures and businesses. This may include portfolio companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Fund’s investments may also include portfolio companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such portfolio companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such portfolio companies.

Non-Diversification Risk — The Fund is non-diversified, which means it is permitted to invest a greater portion of its assets in a smaller number of issuers than a “diversified” fund. For this reason, the Fund may be more exposed to the risks associated with and developments affecting an individual issuer than a fund that invests more widely, which may result in a greater risk of loss. The Fund may also be subject to greater market fluctuation and price volatility than a more broadly diversified fund.

New Fund Risk.    The Fund has no operating history and, as a result, the Fund’s performance may not reflect how the Fund may be expected to perform over the long term. In addition, prospective investors have a limited track record and history on which to base their investment decisions. There can be no assurance that the Fund will grow to an economically viable size, in which case the Fund may cease operations. In such an event, investors may be required to liquidate or transfer their investments at an inopportune time.

U.S. Government Securities Risk. Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Securities backed by the U.S. Treasury or the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates. Obligations of U.S. Government agencies and authorities are supported by varying degrees of credit but generally are not backed by the full faith and credit of the U.S. Government. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. Government. U.S. Government securities are also subject to default risk, which is the risk that the U.S. Treasury will be unable to meet its payment obligations.

The maximum potential liability of the issuers of some U.S. Government securities held by the Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

Valuation Risks.    Investors who purchase shares of the Fund on, or whose repurchase requests are valued on, days when the Fund is holding instruments that have been fair valued may receive fewer or more shares or lower or higher repurchase proceeds than they would have received if the instruments had not been fair valued or if the Valuation Designee had employed an alternate valuation methodology. Such risks may be more pronounced in a rising interest rate environment and/or an environment of increased equity market volatility, and, to the extent the Fund holds a significant percentage of fair valued or otherwise difficult to value securities, it may be particularly susceptible to the risks associated with valuation. For additional information about valuation determinations, see “Determination of Net Asset Value” below. Portions of the Fund’s portfolio that are fair valued or difficult to value vary from time to time. The Fund’s shareholder reports (when available) contain detailed information about the Fund’s holdings that are fair valued or difficult to value, including values of such holdings as of the dates of the reports.

Closed-end Interval Fund; Liquidity Risk.    The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. You should not invest in the Fund if you need a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase at least 5% and up to 25% of its outstanding Shares at NAV (minus any applicable early repurchase fee), the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. If Shareholders tender for repurchase more than the repurchase offer amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional number of Shares not to exceed 2% of the outstanding Shares of the Fund on the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). In connection with any given repurchase offer, the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.

Repurchase Risks.    As described under “Repurchases of Shares,” the Fund is an “interval fund” and, to provide some liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV (minus any applicable early repurchase fee), pursuant to Rule 23c-3 under the 1940 Act. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and generally are funded from available cash or sales of portfolio securities. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities, and may limit the ability of the Fund to participate in new investment opportunities. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. Certain Shareholders may from time to time own or control a significant percentage of the Fund’s Shares. Repurchase requests by these Shareholders of their Shares of the Fund may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of NAV fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. The NAV of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a Shareholder submits a repurchase request. Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly. See “Repurchases of Shares.”

Substantial Repurchases.    Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the net asset value of the Fund. To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain more liquid investments, the Fund will thereafter hold a larger proportion of its assets in illiquid investments. This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all. In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratios.

Possible Exclusion of a Shareholder Based on Certain Detrimental Effects.    The Fund may repurchase and/or redeem Shares in accordance with the terms of its Agreement and Declaration of Trust and subject to the 1940 Act and the rules thereunder, including Rules 23c-1 and 23c-2, held by a Shareholder or other person acquiring Shares from or through a Shareholder, if:

•        ownership of the Shares by the Shareholder or other person likely will cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•        continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Adviser or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, provided that any involuntary redemption would be conducted in accordance with Rule 23c-2;

•        any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

•        the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the U.S. Bank Holding Company Act of 1956, as amended, certain Federal Communications Commission regulations, or ERISA (as hereinafter defined) (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares;

•        the beneficial owner’s estate submits a tender request and proof of owner’s death; or

•        the disabled beneficial owner’s legal representative submits tender request and proof of qualified disability.

The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.

Use of Cash or Money Market Investments.    The Fund may participate in a cash sweep program whereby the Fund’s uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day. To the extent the Fund invests its uninvested cash through a sweep program, it is subject to the risks of the account or fund into which it is investing, including liquidity issues that may delay the Fund from accessing its cash. The Fund may also invest some or all of its assets in cash, high quality money market instruments (including, but not limited to U.S. government securities, bank obligations, commercial paper and repurchase agreements involving the foregoing securities) and shares of money market funds for temporary defensive purposes in response to adverse market, economic or political conditions. In addition, the Fund may invest some of its assets in these instruments to maintain liquidity or in response to atypical circumstances such as unusually large cash inflows or repurchases. Under such conditions, the Fund may not invest in accordance with its investment objective or principal investment strategy. As a result, there is no assurance that the Fund will achieve its investment objective and it may lose the benefit of market upswings.

Credit Risk.    Credit risk is the risk that the issuer of a security or other instrument will not be able to make principal and interest payments when due. Changes in an issuer’s financial strength, credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Periods of market volatility may increase credit risk.

Interest Rate Risk.    The risk that your investment may go down in value when interest rates rise, because when interest rates rise, the prices of bonds and fixed rate loans fall. A wide variety of factors can cause interest rates to rise, including central bank monetary policies, inflation rates, governmental actions and other factors. Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk. Falling interest rates also create the potential for a decline in the Fund’s income. These risks are greater during periods of rising inflation. Volatility in interest rates and in fixed income markets may increase the risk that the Fund’s investment in fixed income securities will go down in value. Actions taken by the Federal Reserve Board or foreign central banks to stimulate or stabilize economic growth, such as decreases or increases in short-term interest rates, may adversely affect markets, which could, in turn, negatively impact Fund performance.

Secondary Transactions Risk.    With respect to purchases of securities pursuant to purchase agreements that the Fund will enter into for secondary transactions with eligible securityholders of GP Stakes, the Fund may be subject to the risk that the Fund may not timely obtain required approvals or waivers of contractual transfer restrictions following the execution of a purchase agreement. Typically, the transfer restriction that the Fund will require a waiver of after the signing of a purchase agreement is the issuer’s right of first refusal (“ROFR”) for the issuer to purchase the securities that the Fund seeks to acquire pursuant to the purchase agreement. While the Fund expects that it will be able to obtain required approvals or waivers of contractual transfer restrictions generally within two weeks of executing a purchase agreement, there may be cases in which it may take the Fund longer than two weeks to obtain the requested approval or waiver. The Fund will generally structure its purchase agreements for the acquisition of securities issued by GP Stakes to provide that approval of the transfer of securities or waiver of the transfer restrictions must be obtained within 35 days from the date of the execution. The purchase agreements will generally provide that in any such case, the agreement will terminate automatically if (i) approval of the transfer of securities or waiver of the transfer restrictions is not obtained within 35 days from the signing of the purchase agreement, or (ii) the closing of the purchase agreement, which is completed upon the wiring and receipt of the funds and the Fund receiving written notice of the recording of the transfer of the securities on the books and records of the issuer of the subject securities, does not occur within 35 days from the signing of the purchase agreement. These purchase agreements will not be treated as forward contracts (included in the definition of “derivatives transaction” in Rule 18f-4(a) under the 1940 Act), nor as unfunded commitment agreements described in Rule 18f-4(e).

With respect to purchase agreements that are subject to transfer restrictions (such as a ROFR) at the time of signing, the Fund concludes that it would be appropriate to record the purchase at the time when any and all transfer restrictions have been satisfied. Investors in the Shares should understand that the Fund’s conclusion is subject to different interpretations by regulatory agencies, courts and other bodies having oversight authority. If one or more of these authorities reach a different conclusion as it pertains to recognition of purchase agreements, it could result in the Fund misstating the value of its assets.

Derivatives Risk.    The Fund and GP Stakes may use derivatives for investment purposes and/or for hedging purposes, including anticipatory hedges (i.e., the practice of establishing a hedge to mitigate risk before the investment has been finalized). Derivatives are instruments whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. Successful use of derivative instruments by the Fund or a GP Stake depends on the Adviser’s or Investment Manager’s judgment with respect to a number of factors and the Fund’s performance may be worse and/or more volatile than if it had not used these instruments. Derivatives may involve significant risks, including:

•        Counterparty/Credit Risk — the risk that the party on the other side of the transaction will be unable to honor its financial obligation to the Fund or a GP Stake.

•        Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

•        Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

•        Market Risk — the risk from potential adverse market movements in relation to the Fund’s derivatives positions, or the risk that markets could experience a change in volatility that adversely impacts Fund returns and the Fund’s obligations and exposures.

•        Liquidity Risk — the risk that certain investments may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth, which could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately, and the risk that the Fund may not be able to meet margin and payment requirements and maintain a derivatives position.

•        Index Risk — if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index. For this reason, the Fund’s investment in these instruments may decline significantly in value if index levels move in a way that is not anticipated.

•        Operational and Legal Risk — the risk that certain investments may involve risk of operational issues such as documentation issues, settlement issues, system failures, inadequate controls and human error, and the risk of insufficient capacity or authority of a derivatives counterparty and risk related to the legality or enforceability of a derivatives trading contract.

•        Regulatory Risk — Government legislation or regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the use, value or performance of derivatives.

•        Short Position Risk — The Fund may also take a short position in a derivative instrument, such as a future, forward or swap. A short position in a derivative instrument involves the risk of a theoretically unlimited increase in the value of the underlying instrument which could cause the Fund to suffer a (potentially unlimited) loss.

•        Tax Risk — the tax treatment of a derivative may not be as favorable as a direct investment in the underlying asset. The use of derivatives may adversely affect the timing, character and amount of income the Fund realizes from its investments, and could impair the ability of the Fund to use derivatives when it wishes to do so.

Futures and Options Risk.    An option is an agreement that, for a premium payment or fee, gives the purchaser the right but not the obligation to buy or sell the underlying asset at a specified price during a period of time or on a specified date, or receive a cash settlement payment. A future is a contract that obligates the purchaser to take delivery, and the seller to make delivery, of a specific amount of an asset at a specified future date at a specified price, or make a cash settlement payment. Futures and options are subject to the risk that the Adviser may incorrectly predict the direction of securities prices, interest rates, currency exchange rates and other economic factors that may affect the value of the underlying asset. Futures and options may be more volatile than direct investments in the securities underlying the futures and options and may not correlate perfectly to the underlying securities. Futures and options also involve additional expenses as compared to investing directly in the underlying securities, which could reduce any benefit or increase any loss to the Fund from using the strategy. Futures and options may also involve the use of leverage as the Fund may make a small initial investment relative to the risk assumed, which could result in losses greater than if futures or options had not been used. Futures and options transactions may be effected on securities exchanges or, in the case of certain options, in the over-the-counter market. When options are purchased over-the-counter, the Fund bears the risk that the counter-party that wrote the option will be unable or unwilling to perform its obligations under the contract. Futures and options may also be illiquid, and in such cases, the Fund may have difficulty closing out its position or valuing the contract. Options on foreign currencies are affected by the factors that influence foreign exchange rates and investments generally. The Fund’s ability to establish and close out positions on foreign currency options is subject to the maintenance of a liquid secondary market, and there can be no assurance that a liquid secondary market will exist for a particular option at any specific time.

Commodities Related Investments Risk.    GP Stakes may have exposure to commodity related securities or commodity-linked derivative instruments that may subject such GP Stakes to greater volatility than investments in traditional securities. The commodities markets have experienced periods of extreme volatility. Volatility in the commodities markets may result in rapid and substantial changes (positive or negative) in the value of the Fund’s holdings. The value of commodity related securities and commodity-linked derivative instruments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, lack of liquidity, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political, regulatory and market developments, as well as the participation in the commodities markets of speculators. Certain commodity-linked securities in which the Fund may invest may be issued by companies in the financial services sector, and events affecting the financial services sector may also cause the Fund’s share value to fluctuate. The frequency and magnitude of such changes cannot be predicted. U.S. futures exchanges and some foreign exchanges limit the amount of fluctuation in commodities futures contract prices which may occur in a single business day (generally referred to as “daily price fluctuation limits”). The maximum or minimum price of a contract as a result of these limits is referred to as a “limit price.” If the limit price has been reached in a particular contract, no trades may be made beyond the limit price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.

Mortgage-Related Instruments Risk.    The mortgage-related assets in which GP Stakes may have exposure to include, but are not limited to, any security, instrument or other asset that is related to U.S. or non-U.S. mortgages, including those issued by private originators or issuers, or issued or guaranteed as to principal or interest by the U.S. government or its agencies or instrumentalities or by non-U.S. governments or authorities, such as, without limitation, assets representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages.

Mortgage-related instruments represent interests in “pools” of mortgages and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments.

Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money.

The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Other Risks Relating to the Fund

Venture Capital and Growth Equity Risk.    The Fund may invest in GP Stakes with exposure to venture capital and growth equity. Venture capital is usually classified by investments in private companies that have a limited operating history, are attempting to develop or commercialize unproven technologies or implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses. Growth equity is usually classified by investments in private companies that have achieved product-market fit but may still need capital to achieve the desired level of scale before having access to the public markets for financing. As a result of the risks associated with advancing the company’s growth plan, investors can expect a higher return than might be available in the public markets, but also need to recognize the business and financial risks that remain in advancing the company’s commercial aspirations. For both venture capital and growth equity companies, the risks are generally greater than the risks of investing in public companies that may be at a later stage of development.

Investments in the Debt Securities of Small or Middle-Market Portfolio Companies Risk.    The Fund’s GP Stakes may have exposure to loans to small and/or less well-established privately held companies. The Fund defines “middle-market” to generally mean companies with earnings before interest, taxes, depreciation and amortization (“EBITDA”) of between approximately $10 million and $100 million. The Fund defines “small” to generally mean companies with EBITDA below $10 million. While smaller private companies may have potential for rapid growth, investments in private companies pose significantly greater risks than investments in public companies. For example, private companies:

o       have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress;

o       may have limited financial resources and may be unable to meet their obligations under their debt securities, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of realizing any guarantees that may have obtained in connection with the investment;

o       may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

o       generally, are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on a portfolio company and, in turn, on the GP Stake that has exposure to the portfolio company; and

o       generally, have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than those of larger, more established companies, as these securities typically are less liquid, traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

In addition, investments in private companies tend to be less liquid. The securities of many of the companies in which we invest are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated over-the-counter secondary market for institutional investors only. Such securities may be subject to legal and other restrictions on resale. As such, the GP Stake may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of target portfolio companies may affect the GP Stake’s investment returns.

Substantial Fees and Expenses.    A Shareholder in the Fund that meets the eligibility conditions imposed by one or more GP Stakes, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could potentially invest directly in primaries of such GP Stakes. By investing in the GP Stakes through the Fund, a Shareholder in the Fund will bear a portion of the Management Fee and other expenses of the Fund. A Shareholder in the Fund will also indirectly bear a portion of the asset-based fees, carried interests or incentive allocations (which are a share of a GP Stake’s returns which are paid to the Investment Manager) and fees and expenses borne by the Fund as an investor in the GP Stakes. In addition, to the extent that the Fund invests in a GP Stake that is itself a “fund of funds,” the Fund will bear a third layer of fees. Each Investment Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other GP Stakes and the Fund generally. As a result, a GP Stake with positive performance may receive compensation from the Fund, even if the Fund’s overall returns are negative.

Distributions In-Kind.    The Fund generally expects to distribute to the holder of Shares that are repurchased a payment of cash in satisfaction of such repurchase. Although the Fund will have a reasonable basis to believe that it will be able to satisfy all conditions of each repurchase offer when it commences the repurchase offer, including paying cash for shares being repurchased, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate Investments at favorable prices to pay for repurchased Shares at the time of the repurchase. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive securities from a GP Stake that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind to the Fund’s Shareholders. In the event that the Fund makes such a distribution of securities, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

Incentive Allocation Arrangements.    Each Investment Manager may receive a performance fee, carried interest or incentive allocation typically up to 20% of the net profits earned by the GP Stake that it manages, typically subject to a preferred return. These performance incentives may create an incentive for the Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest, or incentive allocation.

Inadequate Return.    No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund. Shareholders should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

Inside Information.    From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

Recourse to the Fund’s Assets.    The Fund’s assets, including any investments made by the Fund and any interest in the GP Stakes held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Currency Risk.    The risk that the value of the Fund’s investments in foreign securities or currencies will be affected by the value of the applicable currency relative to the U.S. dollar. When the Fund sells a foreign currency or foreign currency denominated security, its value may be worth less in U.S. dollars even if the investment increases in value in its local market. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk, as the revenue earned by issuers of these securities may also be affected by changes in the issuer’s local currency. Currency markets generally are not as regulated as securities markets. The dollar value of foreign investments may be affected by exchange controls. The Fund may be positively or negatively affected by governmental strategies intended to make the U.S. dollar, or other currencies in which the Fund invests, stronger or weaker. Currency risk may be particularly high to the extent that the Fund invests in foreign securities or currencies that are economically tied to emerging market countries.

Emerging Markets Risk.    The risks of foreign investments are usually greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Settlements of trades in emerging markets may be subject to significant delays. The inability to make intended purchases of securities due to settlement problems could cause missed investment opportunities. Losses could also be caused by an inability to dispose of portfolio securities due to settlement problems. Sometimes, emerging markets may lack or be in the relatively early development of legal structures governing private and foreign investments and private property, and the ability of U.S. authorities (e.g., SEC and the U.S. Department of Justice) and investors (e.g., the Fund) to bring actions against bad actors may be limited. As a result of these legal structures and limitations, the Fund faces the risk of being unable to enforce its rights with respect to its investments in emerging markets, which may cause losses to the Fund. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

The risks outlined above are often more pronounced in “frontier markets” in which the Fund may invest. Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid. These factors make investing in frontier market countries significantly riskier than investing in other countries.

Equity Risk.    Equity securities represent an ownership interest, or the right to acquire an ownership interest, in a company. Equity securities include but are not limited to common stock, shares or interests issued by private equity issuers or investment funds, preferred stock, securities convertible into common or preferred stock and warrants or rights to acquire common stock, including options. The value of an equity security may be based on the real or perceived success or failure of the particular company’s business, any income paid to stockholders in the form of a dividend, the value of the company’s assets, general market conditions, or investor sentiment generally. Equity securities may have greater price volatility than other types of investments. These risks are generally magnified in the case of equity investments in distressed companies.

Special Purpose Acquisition Companies Risk.    The Fund may invest in special purpose acquisition companies (“SPACs”) or similar special purpose entities. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. SPACs and similar entities may be blank check companies with no operating history or ongoing business other than to seek a potential acquisition. Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their securities’ prices. In addition, these securities, which are typically traded in the OTC market, may be considered illiquid and/or be subject to restrictions on resale.

Large Shareholder Transaction Risk.    The Fund may experience adverse effects when certain large Shareholders purchase or request repurchases of large amounts of shares of the Fund. To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain GP Stakes, the Fund will thereafter hold a larger proportion of its assets in the remaining GP Stakes, some of whose interests at times may be less liquid or illiquid. This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all. In addition, after giving effect to such dispositions, the remaining GP Stakes may not reflect the Adviser’s ideal judgments as to the desired portfolio composition of the Fund’s GP Stakes, in that the Fund’s performance may be tied to the performance of fewer GP Stakes and/or may not reflect the Adviser’s judgment as to the Fund’s optimal exposure to particular asset classes or investment strategies. These consequences may be particularly applicable if the Fund received requests to repurchase substantial amounts of Shares, and may have a material adverse effect on the Fund’s ability to achieve its investment objective and the value of the Shares. In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratios.

Tax Risk.    Tax risks associated with investments in the Fund include but are not limited to the following:

Fund Structure Risk.    Unlike traditional mutual funds that are structured as regulated investment companies for U.S. federal income tax purposes, the Fund will be taxable as a regular corporation, or “C” corporation, for U.S. federal income tax purposes. This means the Fund generally will be subject to U.S. federal income tax on its taxable income at the rates applicable to corporations (at a rate of 21%), and will also be subject to state and local income taxes.

Tax Estimation/NAV Risk.    In calculating the Fund’s NAV, the Fund will, among other things, account for its current taxes and deferred tax liability and/or asset balances. The Fund will accrue a deferred income tax liability balance, at the then effective statutory U.S. federal income tax rate (at a rate of 21%) plus an estimated state and local income tax rate, for its future tax liability associated with the capital appreciation of its investments and the distributions received by the Fund on the GP Stakes considered to be return of capital and for any net operating gains. Any deferred tax liability balance will reduce the Fund’s NAV. The Fund may also accrue a deferred tax asset balance, which reflects an estimate of the Fund’s future tax benefit associated with net operating losses and unrealized losses. Any deferred tax asset balance will increase the Fund’s NAV. To the extent the Fund has a deferred tax asset balance, consideration is given as to whether or not a valuation allowance, which would offset the value of some or all of the deferred tax asset balance, is required. The Fund will rely to some extent on information provided by Partnership Issuers (as defined below) and Corporate Issuers (as defined below), which may not be provided to the Fund on a timely basis, to estimate current taxes and deferred tax liability and/or asset balances for purposes of financial statement reporting and determining its NAV. The estimate of the Fund’s current taxes and deferred tax liability and/or asset balances used to calculate the Fund’s NAV could vary significantly from the Fund’s actual tax liability or benefit, and, as a result, the determination of the Fund’s actual tax liability or benefit may have a material impact on the Fund’s NAV. From time to time, the Fund may modify its estimates or assumptions regarding its current taxes and deferred tax liability and/or asset balances as new information becomes available, which modifications in estimates or assumptions may have a material impact on the Fund’s NAV. Shareholders who tender their shares at a NAV that is based on estimates of the Fund’s current taxes and deferred tax liability and/or asset balances may benefit at the expense of remaining Shareholders (or remaining Shareholders may benefit at the expense of tendering Shareholders) if the estimates are later revised or ultimately differ from the Fund’s actual current taxes and tax liability and/or asset balances.

Investment in Partnerships.    Much of the benefit that the Fund may derive from its GP Stakes are results of such issuers of GP Stakes generally being treated as partnerships for U.S. federal income tax purposes (the “Partnership Issuers”). Partnerships do not pay U.S. federal income tax at the partnership level. Rather, each partner is allocated a share of the partnership’s income, gains, losses, deductions and expenses. A change in current tax law or a change in the underlying business mix of a given Partnership Issuer could result in a Partnership Issuer being treated as a corporation for U.S. federal income tax purposes, which would result in the Partnership Issuer being required to pay U.S. federal income tax (as well as state and local income taxes) on its taxable income. The classification of a Partnership Issuer as a corporation for U.S. federal income tax purposes would have the effect of reducing the amount of cash available for distribution by the Partnership Issuer. If any Partnership Issuer in which a Fund invests were treated as a corporation for U.S. federal income tax purposes, it could result in a reduction of the value of the Fund’s investment in the Partnership Issuer and lower income to the Fund.

Distributions from a Partnership Issuer in excess of the Fund’s adjusted tax basis in the Partnership Issuer will generally be treated as capital gain. However, a portion of the gain may instead be treated as ordinary income to the extent attributable to certain assets held by the Partnership Issuer the sale of which would produce ordinary income. To the extent a distribution received by the Fund from a Partnership Issuer is treated as a return of capital, the Fund’s adjusted tax basis in the interests of the Partnership Issuer may be reduced, which will result in an increase in an amount of income or gain (or decrease in the amount of loss) that will be recognized by the Fund for tax purposes upon the sale of any such interests or upon subsequent distributions in respect of such interests. Furthermore, any return of capital distribution received from a Partnership Issuer may require the Fund to restate the character of its distributions and amend any Shareholder tax reporting previously issued. The Fund expects that the cash distributions it will receive with respect to its investments in the Partnership Issuers will exceed the taxable income allocated to the Fund from such Partnership Issuers. No assurance, however, can be given in this regard. If this expectation is not realized, the Fund will have a larger corporate income tax expense than expected, which will result in less cash available to distribute to Shareholders.

Investment in C Corporations.    As discussed above, the Fund may invest in GP Stakes issued by entities that are taxed as C corporations (a “Corporate Issuer”). Such Corporate Issuers are obligated to pay federal income tax on their taxable income at the corporate tax rate and the amount of cash available for distribution by such Corporate Issuers would generally be reduced by any such tax. Additionally, distributions received by the Fund would be taxed under federal income tax laws applicable to corporate dividends (as dividend income, potentially subject to the corporate dividends received deduction, return of capital, or capital gain). Thus, investment in Corporate Issuers could result in a reduction of the value of your investment in the Fund and lower income, as compared to investments in Partnership Issuers.

In addition, the Fund may invest in GP Stakes located outside of the U.S. or other non-U.S. portfolio company or entities which may be considered passive foreign investment companies (“PFICs”) or controlled foreign corporations (“CFCs”) for U.S. federal income tax purposes. As a result, the Fund may, in a particular taxable year, be required to make ordinary income distributions in excess of the net economic income from such investments with respect to such taxable year. Furthermore, income or gain from such GP Stakes or other entities may be subject to non-U.S. withholding or other taxes. Any such withholding or other taxes would reduce the return on the Fund’s investment in such GP Stakes and thus on the Shareholders’ investment in the Fund. See “Tax Matters.”

Operational Risks Associated with Cybersecurity.    The Fund and its service providers’ use of internet, technology and information systems may expose the Fund to potential risks linked to cybersecurity breaches of those technological or information systems. Cybersecurity breaches, amongst other things, could allow an unauthorized party to gain access to proprietary information, customer data, or fund assets, or cause the Fund and/or its service providers to suffer data corruption or lose operational functionality. For instance, cybersecurity breaches may interfere with the processing of Shareholder transactions, impact the Fund’s ability to calculate its NAV, cause the release of private Shareholder information or confidential business information, impede trading, subject the Fund to regulator fines or financial losses and/or cause reputational damage.

Other Investment Companies Risk.    Investments in securities of other investment companies are generally subject to limitations prescribed by the Investment Company Act of 1940, as amended (the “1940 Act”) and its rules, and applicable SEC staff interpretations or applicable exemptive relief granted by the SEC. Such investments subject the Fund to the risks that apply to the other investment company, including market and selection risk, and may increase the Fund’s expenses to the extent the Fund pays fees, including investment advisory and administrative fees, charged by the other investment company. The success of the Fund’s investment in these securities is directly related, in part, to the ability of the other investment companies to meet their investment objective.

A business development company (“BDC”), which is a type of closed-end fund, typically invests in small and medium-sized U.S. companies. A BDC’s portfolio is subject to the risks inherent in investing in smaller companies, including that portfolio companies may be dependent on a small number of products or services and may be more adversely affected by poor economic or market conditions. Some BDCs invest substantially, or even exclusively, in one sector or industry group and therefore the BDC may be susceptible to adverse conditions and economic or regulatory occurrences affecting the sector or industry group, which tends to increase volatility and result in higher risk. The Small Business Credit Availability Act permits BDCs to adopt a lower asset coverage ratio, thereby enhancing their ability to use leverage. Investments in BDCs that use greater leverage may be subject to heightened risks.

The Fund will indirectly bear a pro rata share of fees and expenses incurred by any investment companies in which the Fund is invested. The Fund’s pro rata portion of the cumulative expenses charged by the investment companies is calculated as a percentage of the Fund’s average net assets. The pro rata portion of the cumulative expenses may be higher or lower depending on the allocation of the Fund’s assets among the investment companies and the actual expenses of the investment companies. Business development company expenses are similar to the expenses paid by any operating company held by the Fund. They are not direct costs paid by Fund Shareholders and are not used to calculate the Fund’s net asset value. They have no impact on the costs associated with Fund operations.

Regulatory and Legal Risks.    U.S. and non-U.S. government agencies and other regulators regularly adopt new regulations and legislatures enact new statutes that affect the investments held by the Fund, the strategies used by the Fund or the level of regulation or taxation that applies to the Fund. These statutes and regulations may impact the investment strategies, performance, costs and operations of the Fund or the taxation of its Shareholders.

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Prospectus and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Prospectus.

MANAGEMENT OF THE FUND

Trustees

Pursuant to the Declaration of Trust and By-Laws (“By-Laws”), the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board currently consists of five Trustees, three of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Trustees who currently comprise the Board were elected by the Fund’s sole initial shareholder. The Statement of Additional Information provides additional information about the Trustees.

CAZ GP Stakes Adviser LLC serves as the Fund’s investment adviser pursuant to the terms of the Investment Advisory Agreement and subject to the oversight of, and any policies established by, the Board. Pursuant to the Investment Advisory Agreement, the Adviser is responsible for the management of the Fund.

The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s investment performance as well as the activities of the Adviser. After an initial two-year term, the Board will review on an annual basis the Investment Advisory Agreement to determine, among other things, whether the fees payable thereunder are reasonable in light of the services provided.

Investment Personnel

The portfolio managers of the Fund are the personnel of the Adviser who have primary responsibility for management of the Fund and are members of the Adviser’s global Investment Committee. Each investment recommendation brought forward by the Fund’s investment team must be approved unanimously by the global Investment Committee. Specific investment decisions take into account the merits of the specific investment opportunity, as well as portfolio allocation and risk management considerations. The Investment Committee is composed of the following portfolio managers of the Fund:

CHRISTOPHER ZOOK — Chairman and Chief Investment Officer — Christopher founded CAZ in 2001. He is a frequent guest of major media outlets, including CNBC, Fox Business, Bloomberg, and is quoted regularly in the international media. He is also the founder of the Texas Hedge Fund Association where he served as Chairman for seven years. Known as one of the preeminent experts on alternative investments, Christopher has more than 25 years of experience investing in unconventional asset classes. Prior to starting the Investment Manager, he served in senior leadership positions with Oppenheimer, Prudential Securities, Lehman Brothers and Paine Webber.

MARK WADE — Partner — Mark serves on the firm’s Executive and Investment Committees and is responsible for sourcing and evaluating investment themes as well as monitoring existing investments. Mark also facilitates the ability of outside investors, including family offices, registered investment advisors and institutions, to co-invest with the firm and our principals and shareholders. Prior to joining CAZ, he worked almost a decade in the healthcare industry at Johnson & Johnson and St. Jude Medical with experience in their orthopedics and neurosurgery affiliates, respectively. He graduated from the University of Virginia with a B.A. in Foreign Affairs — Middle East Studies. He continued his education at the Jones Graduate School of Business at Rice University with a Master of Business Administration and is a Chartered Alternative Investment Analyst.

MATTHEW LINDHOLM — Partner — Matt focuses on portfolio management of both traditional and alternative investments. He has over 15 years of investment management experience, including significant experience in derivatives, options, futures, commodities, swaps and hedge funds. Most recently Matt co-founded Absolute Private Wealth Management LLC, where he served as Co-Portfolio Manager to the Quantitative Managed Futures Strategy Fund, a registered 1940 Act mutual fund. Matt graduated Cum Laude from Texas A&M University’s Mays Business School Honors Program with a BBA in Finance and a Certificate in International Business.

CLARK EDLUND — Partner — Clark serves on the firm’s Executive Committee and has over a decade of investment specific industry experience, including asset management, business development and client relations. He most recently served as Senior Investment Advisor and Portfolio Manager to a boutique healthcare focused private equity manager. Clark graduated from Texas A&M University with a B.S. in Economics and minor in Business Administration. He also became a Chartered Alternative Investment Analyst (CAIA) in 2012 and currently serves on the advisory committee for the Texas Alternative Investment Association.

MICHAEL O’KEEFE — Chief of Staff — Michael serves on the firm’s Executive and Investment Committees and is responsible for portfolio management, as well as operating alongside the Chairman to execute on strategic initiatives. Michael has over five years of experience in investment management. Michael served previously as President, Chief Operating Officer, and Chief Financial Officer of PlantSwitch, a bioplastics compounding company, and also worked for Thomist Capital, a market-neutral long-short hedge fund. Michael graduated valedictorian from Southern Methodist University with degrees in Finance, Mathematics, and Mechanical Engineering.

Control Persons

A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. As of the date of this Prospectus, CAZ GP Stakes Adviser LLC or one of its affiliates may be deemed to be control persons of the Fund due to their beneficial ownership of more than 25% of the Fund’s outstanding Shares.

Administrator and Transfer Agent

Ultimus Fund Solutions, LLC (“Ultimus”), located at 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022, provides the Fund with administrative services pursuant to the terms of the Master Services Agreement, dated as of June 16, 2026, by and between the Fund and Ultimus (the “Master Services Agreement”). Under the Master Services Agreement, Ultimus also provides the Fund with accounting and transfer agent services, including all regulatory reporting. Under the terms of the Master Services Agreement, Ultimus receives fees for these services from the Fund. FSG Operating, LLC (“FSG”) provides the Fund with certain accounting, consulting, compliance, operational and administrative services. In consideration of these services, the Fund pays FSG a quarterly fee. The Fund also reimburses FSG for certain out-of-pocket expenses.

Ultimus also serves as the transfer agent for the Fund. As transfer agent, Ultimus, among other things, receives and processes purchase and repurchase orders, effects transfers of Shares, prepares and transmits payments for dividends and distributions, maintains records of account, and provides oversight of service providers and financial intermediaries providing sub-transfer agency, sub-accounting, and similar Shareholder services on behalf of Fund Shareholders. The Master Services Agreement provides the terms pursuant to which Ultimus provides such services to the Fund and the terms pursuant to which the Fund pays compensation to Ultimus for providing such services.

Custodian

Fifth Third Bank, National Association, located at 38 Fountain Square Plaza, Cincinnati, OH 45202, serves as custodian for the Fund.

FUND EXPENSES

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Advisory Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser and not by the Fund. As described below, however, the Fund bears all other expenses incurred in the business and operation of the Fund, including amounts that the Fund pays the Adviser and its affiliates or to any other service provider affiliated with the Fund for certain services that the Adviser and/or its affiliates or such other affiliates provide or arrange to be provided to the Fund.

Expenses borne directly by the Fund include:

•        all expenses related to its investment program, including, but not limited to, expenses borne indirectly through the Fund’s investments in the underlying GP Stakes, including any fees and expenses charged by the Investment Managers of the GP Stakes (including management fees, performance or incentive fees and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including its investments in GP Stakes (whether or not consummated), and enforcing the Fund’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•        any non-investment related interest expense;

•        the cost of calculating the NAV of Shares, including the cost of any third-party pricing or valuation services;

•        the cost of effecting sales, repurchase offers and repurchases of Shares;

•        the Management Fee;

•        professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants and other experts;

•        fees and expenses relating to software tools, programs or other technology (including risk management software, fees to risk management services providers, third-party software licensing, implementation, data management and recovery services and custom development costs);

•        the Fund’s proportionate share of fees and expenses relating to technology systems and portals used to communicate with investors, including systems to capture, track, and provide information to investors;

•        research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data);

•        all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund;

•        transfer agent and custodial fees;

•        fees and expenses associated with marketing efforts, including any distribution and service (12b-1) type fees;

•        federal and any state registration or notification fees;

•        federal, state and local taxes;

•        fees and expenses of Trustees not also serving in an executive officer capacity for the Fund or the Adviser (except that the Adviser will bear the cost of any special Board meetings or any Shareholder meetings convened for the primary benefit of the Adviser);

•        expenses related to the engagement of the Fund’s chief compliance officer, principal financial officer, and principal accounting officer (including expenses paid under any related services agreements);

•        the costs of preparing, printing and mailing reports and other communications, including repurchase offer correspondence or similar materials, to Shareholders (except that the Adviser bears the cost of printing and distributing extra copies of the Fund’s prospectus, statement of additional information, and sales and advertising materials to prospective investors (but not to existing Shareholders);

•        fidelity bond, Trustees and officers errors and omissions liability insurance and other insurance premiums;

•        direct costs such as printing, mailing, long distance telephone and staff;

•        legal expenses (including those expenses associated with preparing the Fund’s public filings, attending and preparing for Board meetings, as applicable, and generally serving as counsel to the Fund);

•        external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information);

•        any costs and expenses associated with or related to due diligence performed with respect to the Fund’s offering of its Shares, including but not limited to, costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisors, and third-party due diligence providers;

•        costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002;

•        administration fees payable to the administrators under any administration agreement, including, but not limited to, any sub-administrators or compliance providers;

•        all other expenses reasonably incurred by the Fund or an administrator in connection with administering the Fund’s business, such as the allocable portion of overhead and other expenses incurred by the Adviser on behalf of the Fund and allocable to the Fund under the Investment Advisory Agreement or incurred by an administrator in performing its obligations under an administration agreement, including rent, and the fees and expenses associated with performing compliance functions; and

•        any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Fund’s organizational documents.

The Fund may enter into arrangements with one or more financial intermediaries to provide sub-transfer agency and other services associated with Shareholders whose Shares are held of record in omnibus accounts, including platforms that facilitate trading and recordkeeping by financial intermediaries, or are otherwise associated with those financial intermediaries. In return for these services, the Fund pays sub-transfer agency and other service fees to such financial intermediaries. These expenses will be included in “Total Other Expenses” under “Summary of Fees and Expenses — Annual Fund Expenses” in the Summary Information at the beginning of this prospectus.

Certain expenses of the Fund attributable to a particular share class (“Class Expenses”) will be allocated to the share class to which they are attributable. Class Expenses are limited to: (i) Distribution and Service Fees, as applicable; (ii) recordkeeping, custody and transfer agency and sub-transfer agency fees and expenses; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current Shareholders of a specific class; (iv) the expense of administrative personnel and services to support the Shareholders of a specific class; (v) litigation or other legal expenses relating solely to one class; and (vi) Trustees’ fees incurred as a result of issues relating to one class. Certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it will be charged to the Fund. Any additional Class Expenses not specifically identified above that are subsequently identified and determined to be properly allocated to one series of Shares shall not be so allocated until approved by the Board of Trustees in light of the requirements of the 1940 Act and the Code.

The Adviser will be reimbursed by the Fund for any of the above expenses that it pays on behalf of the Fund, except as otherwise provided above.

GP Stakes bear various expenses in connection with their operations similar to those incurred by the Fund.

Investment Managers generally assess asset-based fees to, and receive incentive-based fees from, the GP Stakes (or their investors), which effectively will reduce the investment returns of the GP Stakes. These expenses and fees will be in addition to those incurred by the Fund itself. As an investor in the GP Stakes, the Fund will bear its proportionate share of the expenses and fees of the GP Stakes and will also be subject to incentive fees to the Investment Managers.

Expense Cap and Support Agreement

The Adviser has contractually agreed to waive fees or reimburse expenses to limit total annual fund operating expenses (excluding management fees, Rule 12b-1 distribution and service fees, taxes, interest expenses, acquired fund fees and expenses, and certain extraordinary expenses) to no more than 1.00%, on an annualized basis, of the Fund’s daily net assets (the “Expense Cap”). The Expense Support Agreement excludes certain expenses and consequently, the total annual fund operating expenses after expense reimbursement may be higher than the amounts provided under the Expense Support Agreement. Previously paid, reimbursed or waived expenses will be potentially subject to repayment by the Fund, if at all, within a period not to exceed three years from the date of the relevant waiver or payment. The Expense Support Agreement will remain in effect for at least one year from the effective date of the registration statement. The Adviser may only recoup the waived fees, reimbursed expenses or directly paid expenses if (i) the waived fees, reimbursed expenses or directly paid expenses have fallen to a level below the Expense Cap and (ii) the reimbursement amount does not raise the level of waived fees, reimbursed expenses or directly paid expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap applicable at that time.

In addition, the Adviser has contractually agreed to reimburse a portion of Class E’s Other Expenses (excluding management fees, acquired fund fees and expenses, taxes and custody fees) equal to: (x) 0.20% of Class E’s average daily net assets if Class E’s total net assets are less than $100,000,000; (y) 0.30% of Class E’s average daily net assets if Class E’s total net assets are equal to or greater than $100,000,000 but less than $250,000,000; and (z) 0.40% of Class E’s average daily net assets if Class E’s total net assets are greater than $250,000,000 (the “Class E Expense Reimbursement”). Such expense reimbursements will not be subject to recoupment. These contractual arrangements will remain in effect for at least one year from the effective date of the Fund’s registration statement on Form N-2 (file no. 333-295040) unless the Fund’s Board of Trustees approves their earlier termination.

Organization and Offering Costs

Organizational costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization.

The Adviser has borne the Fund’s organizational costs and the initial offering costs associated with the Fund’s continuous offering of Shares pursuant to the Expense Support Agreement between the Fund and the Adviser. The Adviser may recoup from the Fund any waived amount or reimbursed expenses with respect to the Fund, except for amounts waived or reimbursed pursuant to the Class E Expense Reimbursement, pursuant to the Expense Support Agreement if such recoupment does not cause the Fund to exceed the current expense limit or the expense limit in place at the time of the waiver or reimbursement (whichever is lower) and the recoupment is made within three years after the end of the month in which the Adviser incurred the expense.

MANAGEMENT FEE

Pursuant to the Investment Advisory Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a Management Fee. The Management Fee is paid monthly in arrears at the annual rate of 1.50% of the daily average of the Fund’s net assets, including assets purchased with the borrowed funds or other forms of leverage.

Approval of the Investment Advisory Agreement

A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement will be available in the Fund’s shareholder report on Form N-CSR for the period ending September 30, 2026, which is publicly filed with the SEC.

DETERMINATION OF NET ASSET VALUE

The price you pay for your Shares is based on the Fund’s NAV. The NAV per share is determined for each class of the Fund’s shares daily, (each, a “Determination Date”). The Fund is closed for business and does not price its shares on the following business holidays: New Year’s Day, Martin Luther King Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other holidays observed by the New York Stock Exchange (the “Exchange”). If the Exchange is closed due to weather or other extraordinary circumstances on a day it would typically be open for business, the Fund may treat such day as a typical business day and accept purchase and repurchase requests and calculate the Fund’s NAV in accordance with applicable law. In determining its net asset value, the Fund will value its investments as of the relevant Determination Date. The net asset value for each class of shares is determined by dividing the value of the Fund’s net assets attributable to a class of shares by the number of shares outstanding for that class. Information that becomes known to the Fund after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the NAV determined earlier that day.

The Fund’s maximum offering price per Class A Shares is determined by adding the applicable maximum sales charge to the net asset value per share. Class C Shares, Class E Shares, Class I Shares and Class R Shares are offered at net asset value without the imposition of an initial sales charge.

With respect to the Fund’s portfolio securities that do not have readily available or reliable market quotations and with respect to the Fund’s portfolio assets that are not securities, the Fund’s Board of Trustees has designated the Adviser as its valuation designee (the “Valuation Designee”) to determine the fair valuation of such portfolio assets pursuant to Rule 2a-5 under the 1940 Act. The Valuation Designee determines the fair value of the security or other instrument under policies and procedures established by and under the supervision of the Board of Trustees of the Fund (“Valuation Procedures”). The Valuation Designee has delegated the day-to-day responsibility for implementing the Valuation Procedures to the Valuation Committee. The Valuation Committee will consider all available relevant factors in determining an investment’s fair value. The Valuation Designee reports fair value matters to the Audit Committee of the Fund’s Board of Trustees.

For purposes of calculating the NAV, the Fund will value its investments in GP Stakes and direct private equity investments at fair value as determined in good faith under the Valuation Procedures. The fair value of such investments as of each Determination Date ordinarily will be the capital account value of the Fund’s interest in such investments as provided by the relevant Investment Manager as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available at the time the Fund values its portfolio, including capital activity and material events occurring between the reference dates of the Investment Manager’s valuations and the relevant Determination Date.

A meaningful input in the Fund’s Valuation Procedures will be the valuations provided by the Investment Managers of the GP Stakes. Generally, each Investment Manager will value its investments at their market price if market quotations are readily available. In the absence of observable market prices, the Investment Manager values its investments using valuation methodologies applied on a consistent basis. For some investments little market activity may exist. Each Investment Manager’s determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for nonperformance and liquidity risks. Investments for which market prices are not observable include private investments in the equity of operating companies, real estate properties or certain debt positions.

The actual realized returns on unrealized investments will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions on which the Investment Manager’s valuations are based. Neither the Fund nor the Adviser have oversight or control over the implementation of any Investment Manager’s valuation process.

In reviewing the valuations provided by Investment Managers, the Valuation Procedures require the consideration of all relevant information reasonably available at the time the Fund values its portfolio. The Adviser will consider such information, and may conclude in certain circumstances that the information provided by the Investment Manager does not represent the fair value of a particular GP Stake or direct private equity investment. In accordance with the Valuation Procedures, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such interests based on the net asset value reported by the relevant Investment Manager, or whether to adjust such value to reflect a premium or discount to such net asset value. Any such decision will be made in good faith, and subject to the review and supervision of the Board.

For example, Investment Managers may value investments in portfolio companies and direct private equity investments at cost. The Valuation Procedures provide that, where cost is determined to best approximate the fair value of the particular security under consideration, the Adviser may approve such valuations. In other cases, the Adviser may be aware of sales of similar securities to third parties at materially different prices, or of other circumstances indicating that cost may not approximate fair value (which could include situations where there are no sales to third parties). In such cases, the Fund’s investment will be revalued in a manner that the Adviser, in accordance with the Valuation Procedures, determines in good faith best approximates fair value. The Board will be responsible for ensuring that the Valuation Procedures are fair to the Fund and consistent with applicable regulatory guidelines.

Notwithstanding the above, Investment Managers may adopt a variety of valuation bases and provide differing levels of information concerning GP Stakes and direct private equity investments, and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. None of the Board or the Adviser will be able to confirm independently the accuracy of valuations provided by any Investment Managers (which are generally unaudited).

To the extent the Fund holds securities or other instruments that are not investments in GP Stakes or direct private equity investments, the Fund will generally value such assets as described below. Portfolio securities and other assets held in the Fund’s portfolio for which market quotations are readily available are valued at market value. Market value is generally determined on the basis of official close price or last reported trade price. If no trades were reported, market value is based on prices obtained from a quotation reporting system, established market makers (including evaluated prices), or independent pricing services. Pricing vendors may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data, credit quality information, general market conditions, news, and other factors and assumptions.

If market quotations are not readily available or are deemed unreliable, the Valuation Designee will fair value the security or other instrument in good faith under the Valuation Procedures. Market quotations are considered not readily available where there is an absence of current or reliable market-based data (e.g., trade information or broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close that materially affect the values of the Fund’s portfolio holdings or assets. In addition, market quotations are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities or other instruments trade, do not open for trading for the entire day and no other market quotations are available. Fair value pricing is subjective in nature and the use of fair value pricing by the Valuation Designee may cause the NAV of the Fund’s shares to differ significantly from the NAV that would have been calculated using market quotations at the close of the exchange on which a portfolio holding is primarily traded. There can be no assurance that the Fund could obtain the fair value assigned to an investment if the Fund were to sell the investment at approximately the time at which the Fund determines its NAV.

Prices of foreign equities that are principally traded on certain foreign markets will generally be adjusted daily pursuant to a fair value pricing service in order to reflect an adjustment for the factors occurring after the close of certain foreign markets but before the NYSE Close. Securities and other instruments that are primarily traded on foreign markets may trade on days that are not business days of the Fund. The value of the foreign securities or other instruments in which the Fund invests may change on days when a Shareholder will not be able to purchase or request the repurchase of shares of the Fund.

Fixed income investments (other than short-term obligations) held by the Fund are normally valued at prices supplied by independent pricing services in accordance with the Valuation Procedures. Short term investments maturing in 60 days or less are generally valued at amortized cost.

Exchange-traded derivatives, such as options, futures and options on futures, are valued at the last sale price determined by the exchange where such instruments principally trade as of the close of such exchange (“Exchange Close”). If a last sale price is not available, the value will be the mean of the most recently quoted bid and ask prices as of the Exchange Close. If a mean of the bid and ask prices cannot be calculated for the day, the value will be the most recently quoted bid price as of the Exchange Close. Over-the-counter derivatives are normally valued based on prices supplied by independent pricing services in accordance with the Valuation Procedures.

Investments valued in currencies other than U.S. dollars are converted to U.S. dollars using the prevailing spot currency exchange rates obtained from independent pricing services for calculation of the NAV. As a result, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities or other instruments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Exchange is closed and the market value may change on days when an investor is not able to purchase, or request the repurchase of shares of the Fund.

Foreign currency contracts represent agreements to exchange currencies on specific future dates at predetermined rates. Foreign currency contracts are valued using foreign currency exchange rates and forward rates as provided by an independent pricing service on the Determination Date.

Investments in investment companies that are not listed or traded on an exchange (“Non-Traded Funds”), if any, are valued at the respective NAV of each Non-Traded Fund on the Determination Date. Shares of investment companies listed and traded on an exchange are valued in the same manner as any exchange-listed equity security. Such Non-Traded Funds and listed investment companies may use fair value pricing as disclosed in their prospectuses.

Financial instruments for which prices are not available from an independent pricing service may be valued using market quotations obtained from one or more dealers that make markets in the respective financial instrument in accordance with the Valuation Procedures.

CONFLICTS OF INTEREST

The Fund’s executive officers and trustees, and the employees of the Adviser, serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as the Fund, including other funds managed by the Adviser (“Other Managed Funds”). As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Shareholders. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Managed Funds, such other funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by affiliates or the Adviser), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent the Other Managed Funds have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced. Additionally, certain employees of the Adviser and its management may face conflicts in their time management and commitments as well as in the allocation of investment opportunities to Other Managed Funds.

The results of the Fund’s investment activities may differ significantly from the results achieved by the Other Managed Funds. It is possible that one or more of such funds will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more affiliates achieve significant profits on their trading for other accounts. The opposite result is also possible. The investment activities of one or more Adviser affiliates for accounts under their management may also limit the investment opportunities for the Fund in certain markets.

The Adviser, its affiliates and clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Adviser and its affiliates or clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

Through Other Managed Funds, the Adviser currently invests and plans to continue to invest third party capital in a wide variety of investment opportunities on a global basis. Investment opportunities that fall within common objectives or guidelines will generally be allocated among the Fund and Other Managed Funds on a basis that the Adviser determines to be “fair and reasonable” in its sole discretion, subject to (i) any applicable investment parameters, limitations and other contractual provisions of the Fund and Other Managed Funds, (ii) the Fund and Other Managed Funds having available capital with respect thereto, and (iii) legal, tax, accounting, regulatory and other considerations deemed relevant by the Adviser (including without limitation, Section 17 of the 1940 Act). As a result, in certain circumstances, a significant portion of the investment opportunities that would otherwise be available to the Fund may be allocated, in whole or in part, to Other Managed Funds. In addition, the manner in which the available capital of the Fund is determined may differ from, or subsequently change with respect to, Other Managed Funds.

The Fund may rely on exemptive relief from the SEC that permits the Fund, certain other registered funds and certain private funds advised by the Adviser or an affiliate to co-invest in certain GP Stakes and Co-Investment Opportunities. These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and participating funds.

The Adviser may structure an investment as a result of which one or more Other Managed Funds are offered the opportunity to participate in a separate tranche of an investment allocated to the Fund. In such circumstances, the Adviser would owe a fiduciary duty to the Fund and the Adviser would owe a fiduciary duty to such Other Managed Funds. As a result, the Adviser may, in certain instances, face a conflict of interest in respect of the advice they give to, or the decisions made with regard to, the Fund and such Other Managed Fund (e.g., with respect to the terms of such investments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies).

In addition, the Fund or its portfolio companies may engage entities that are affiliated with the Fund and/or the Adviser to provide services, including administrative services, to the Fund in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder. Such engagements may inherently give rise to conflicts of interest or perceived conflicts of interest.

CHOOSING A SHARE CLASS

The Fund is offering five classes of Shares: Class A, Class C, Class E, Class I and Class R. Each class of Shares is designed for specific types of investors and has its own fee structure, allowing you to choose the class that best meets your situation. The class that may be best for you depends on a number of factors, including the amount and the length of time that you expect to invest. Not all financial intermediaries make all classes of Shares available to their clients. Third parties making Fund Shares available to their clients determine which Share class(es) to make available.

Class A Shares are available through registered broker-dealers, banks, advisers and other financial institutions. Class A Shares of the Fund are purchased at net asset value, plus an initial sales charge and subject to 12b-1 fees. There is no initial sales charge on purchases of Class A Shares of $5 million or more. Class A Shares are intended for (i) all investors other than retirement plans who meet the investment minimum for Class A Shares, (ii) investors investing through omnibus accounts held by financial intermediaries that charge transaction fees and have entered into arrangements with the Distributor to offer Class A Shares and (iii) employer-sponsored retirement plans held directly at a broker-dealer (that is, outside of a retirement plan recordkeeping platform or third party administrator), subject to all applicable sales charges as described in this Prospectus. Class A Shares have a minimum initial investment requirement of $2,500 and subsequent investment minimum of $1,000 for all accounts.

Class C Shares are available through registered broker-dealers, banks, advisers and other financial institutions. Class C Shares of the Fund are purchased at net asset value, and they are subject to 12b-1 fees. Class C Shares are intended for (i) all investors other than retirement plans who meet the investment minimum for Class C Shares, (ii) investors investing through omnibus accounts held by financial intermediaries that charge transaction fees and have entered into arrangements with the Distributor to offer Class C Shares and (iii) employer-sponsored retirement plans held directly at a broker-dealer (that is, outside of a retirement plan recordkeeping platform or third-party administrator), as described in this Prospectus. Class C Shares have a minimum initial investment requirement of $2,500 and subsequent investment minimum of $1,000 for all accounts.

Class E Shares are offered through specific financial intermediaries who charge such clients a fee for advisory, investment, consulting or similar services or who otherwise offer Class E Shares through a no-load network or platform. Class E Shares of the Fund are purchased at net asset value. Class E Shares have a minimum investment requirement of $100,000 and subsequent investment minimum of $10,000 for all accounts.

Class I Shares are offered (i) through financial intermediaries who charge such clients a fee for advisory, investment, consulting or similar services; (ii) through financial intermediaries that have entered into an agreement with the Distributor to offer Class I Shares through a no-load network or platform; (iii) to institutional investors, which include but are not limited to: family offices and their clients; non-profit organizations, charitable trusts, foundations and endowments; and accounts registered to bank trust departments, trust companies, registered investment advisers and investment companies; and (iv) to current or retired officers, directors and employees (and their spouse (or legal equivalent recognized under state law) and any children under 21) of the Fund, the Adviser to the Fund, and their affiliates. Class I Shares have a minimum investment requirement of $3,000,000 and subsequent investment minimum of $10,000 for all accounts. Class I Shares of the Fund are purchased at net asset value.

Class R Shares are offered (i) through financial intermediaries who charge such clients a fee for advisory, investment, consulting or similar services; (ii) through financial intermediaries that have entered into an arrangement with the Distributor or the Fund to offer Class R Shares through a no-load network or platform; (iii) to institutional investors, which include but are not limited to: family offices and their clients; non-profit organizations, charitable trusts, foundations and endowments; and accounts registered to bank trust departments, trust companies, registered investment advisers and investment companies; and (iv) to current or retired officers, directors and employees (and their spouse (or legal equivalent recognized under state law) and any children under 21) of the Fund, the Adviser to the Fund, and their affiliates. Class R Shares have a minimum investment requirement of $2,500 and subsequent investment minimum of $1,000 for all accounts.

The Fund may waive or lower investment minimums for investors who invest in the Fund through an asset-based fee program made available through a financial intermediary. If your investment is aggregated into an omnibus account established by an investment adviser, broker or other financial intermediary, the account minimums apply to the omnibus account, not to your individual investment. The financial intermediary may also impose minimum requirements that are higher than those set forth in this Prospectus. If you choose to purchase or request repurchases of Shares directly from the Fund, you will not incur charges on repurchases, except for applicable Early Repurchase Fees (as defined herein). However, if you purchase or request repurchases of Shares through a broker-dealer or other financial intermediary, you may be charged a fee by that intermediary.

Information about sales charges, including applicable waivers, breakpoints and discounts to the sales charges, is fully disclosed in this Prospectus, which is available, free of charge, on the Fund’s website at www.cazgpstakesfund.com.

PLAN OF DISTRIBUTION

Ultimus Fund Distributors, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022 (the “Distributor”), is the principal underwriter of Shares of the Fund. Shares may be purchased only through the Distributor. The Distributor acts as the principal underwriter of Shares for the Fund on a best efforts basis, subject to various conditions, pursuant to the terms of its contract with the Fund. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Distributor will also act as agent for the Fund in connection with repurchases of Shares.

Shares of the Fund will be continuously offered through the Distributor, as the Fund’s principal underwriter. The Fund has authorized one or more intermediaries (e.g., brokers, investment advisers, etc. collectively “Intermediaries”) to receive orders on its behalf. Such Intermediaries are authorized to designate other Intermediaries to receive orders on the Fund’s behalf. The Fund will be deemed to have received an order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. The Shares are offered at NAV per share (plus any applicable sales charge) calculated daily.

The Fund and the Distributor will have the sole right to accept orders to purchase Shares and reserve the right to reject any order in whole or in part.

Investors may be charged a fee if they effect transactions through a financial intermediary.

The Board of Trustees has approved the adoption by the Fund of distribution and service plans (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act for Class A Shares, Class C Shares and Class R Shares. Under the Plan, Class A Shares and Class C Shares of the Fund bear distribution and/or service fees paid to the Distributor, some of which may be paid to select broker-dealers or other financial intermediaries. Total compensation under the Plan may not exceed the maximum cap imposed by FINRA with respect to asset-based sales charges. Distribution fees paid to the Distributor may be spent on any activities or expenses primarily intended to result in the sale of the Fund’s Shares. Under the Plan, the Fund pays the Distributor the entire fee, regardless of the Distributor’s expenditures. Even if the Distributor’s actual expenditures exceed the fee payable to the Distributor at any given time, the Fund will not be obligated to pay more than that fee. If the Distributor’s actual expenditures are less than the fee payable to the Distributor at any given time, the Distributor may realize a profit from the arrangement. Pursuant to the Class A Plan, the Fund may pay the Distributor a fee of up to 0.60% of the average daily net assets on an annualized basis attributable to Class A Shares for distribution financing activities, and up to 0.25% may be used for Shareholder account servicing activities. Pursuant to the Class C Plan, the Fund may pay the Distributor a fee of up to 0.75% of the average daily net assets on an annualized basis attributable to Class C Shares for distribution financing activities. Pursuant to the Plan, the Fund may also pay the Distributor a fee of up to 0.25% of the average daily net assets attributable to Class C Shares for shareholder servicing expenses. Pursuant to the Class R Plan, the Fund may pay a financial intermediary a fee of up to 0.25% of the average daily net assets attributable to Class R Shares for Shareholder account servicing activities. The entire amount of the fee may be used for Shareholder servicing expenses. Over time, 12b-1 fees will increase the cost of your investment and may cost you more than paying other types of sales charges because these fees are paid out of the Fund’s assets on an on-going basis.

No market currently exists for the Fund’s Shares. The Fund’s Shares are not listed and the Fund does not currently intend to list its Shares for trading on any securities exchange, and the Fund does not anticipate that any secondary market will develop for its Shares. Neither the Adviser nor the Distributor intends to make a market in the Fund’s Shares.

The Distributor is not obligated to buy any of the Shares and does not intend to make a market in the Shares. The Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the Securities Act of 1933. To the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Trustee and former Trustee against certain liabilities under the Securities Act of 1933 and in connection with the services rendered to the Fund.

PAYMENTS TO FINANCIAL INTERMEDIARIES AND OTHER ENTITIES

The Adviser, Distributor and/or their affiliates may make a variety of payments to broker-dealers and financial institutions (“Financial Intermediaries”) that sell the shares of the Fund, and/or Financial Intermediaries and other intermediaries that provide services (“Servicing Intermediaries”) to the Fund. These payments may vary from one product to another. For this reason, (1) if your Financial Intermediary receives greater payments with respect to the Fund than it receives with respect to other products, it may be more inclined to sell you shares of the Fund rather than another product and/or (2) if your Servicing Intermediary (which may also be your Financial Intermediary) receives greater payments with respect to the Fund, such payments may create an incentive for the Servicing Intermediary to favor the Fund rather than other fund companies or investment products for which it may receive a lower payment. You may contact your Financial Intermediary or Servicing Intermediary if you want additional information regarding any Additional Payments or Servicing Payments it receives.

PAYMENTS MADE FROM FUND ASSETS

•        Commissions and Rule 12b-1 Payments.    The Distributor and/or its affiliates pay sales commissions and Rule 12b-1 fees to Financial Intermediaries out of assets that the Distributor and/or its affiliates receive from the Fund. The Fund’s SAI includes information regarding these commission and Rule 12b-1 payments by share class.

•        Administrative Fees to Servicing Intermediaries.    The Distributor and/or its affiliates make payments to Servicing Intermediaries that provide sub-accounting, administrative and/or shareholder processing services to the Fund (“Administrative Fees”). Such payments may be made out of 12b-1, administrative and/or transfer agent fees that the Distributor and/or its affiliates receive from the Fund. Depending upon the particular share class and/or contractual arrangement with a Servicing Intermediary, these payments may be calculated based on average net assets of the Fund that are serviced by the Servicing Intermediary, or on a per account basis. The Fund’s SAI includes information regarding Fund expenses and distribution arrangements.

SALES CHARGES — CLASS A SHARES

Purchase of Class A Shares

Class A Shares of the Fund are purchased at the public offering price. The public offering price is the next determined NAV per share plus a sales charge as shown in the table below. Certain persons may be entitled to purchase Class A Shares of the Fund without paying a sales charge. See “Waivers of Class A Sales Charge.” The table below also shows the portion of the sales charge that may be re-allowed to the broker-dealer or financial intermediary through whom you purchased your Class A Shares.

	Sales Charge as a % of:		Dealer Reallowance As % of Public Offering Price
Amount of Investment	Public Offering Price	Net Amount Invested
Less than $99,999	3.00%	3.63%	2.75%
$100,000 – $249,999	2.50%	2.56%	2.25%
$250,000 – $999,999	2.00%	2.04%	1.75%
$1,000,000 – $4,999,999	1.00%	1.01%	0.75%
$5,000,000 or more	0.00%	0.00%	0.00%

The following sections discuss ways to obtain discounts on purchases and waivers of sales charges on Class A Shares of the Fund.

The availability of sales charge waivers and discounts may depend on the particular financial intermediary or type of account through which you purchase or hold Fund Shares. The Fund’s sales charge waivers and discounts described in this Prospectus are available for Fund Share purchases made directly from the Fund (or the Distributor) and are generally available through financial intermediaries. Please contact your financial intermediary for information about which classes of Shares of the Fund they offer and for more information about any sales charge waivers and discounts described in this Prospectus. As of the date of this Prospectus, the Fund and its Distributor have not yet engaged a financial intermediary that it intends to offer sales charge waivers or discounts.

Any “purchaser” (as defined below) may buy Class A Shares of the Fund at a reduced sales charge by aggregating the dollar amount of the new purchase and the total net amount invested of all Class A Shares of the Fund then held by the purchaser and applying the sales charge applicable to such aggregate. To obtain such discount, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase qualifies for the reduced sales charge. This sales charge reduction is subject to modification or discontinuance at any time with respect to all shares purchased thereafter. For purposes of determining the applicable sales charge discount, a “purchaser” includes an individual and, the individual’s spouse (or legal equivalent recognized under state law), provided all such purchasers provide the required documentation. This right to a sales charge reduction may be amended or terminated at any time as to subsequent purchases.

Shareholder’s Responsibility With Respect to Breakpoint Discounts

To obtain any of the Class A sales charge discounts set forth above, you must inform your financial intermediary of the existence of any eligible amounts in accounts held by the investor and/or a qualified spouse (or legal equivalent recognized under state law) at the time of purchase. You must inform your financial intermediary of all Shares of the Fund held (i) in your account(s) at the financial intermediary, (ii) in your account(s) by another financial intermediary, and (iii) in any other accounts held at any financial intermediary belonging to a qualified spouse (or legal equivalent recognized under state law). IF YOU FAIL TO INFORM YOUR FINANCIAL INTERMEDIARY OR THE FUND OF ALL ELIGIBLE HOLDINGS OR PLANNED PURCHASES, YOU MAY NOT RECEIVE A SALES CHARGE DISCOUNT TO WHICH YOU WOULD OTHERWISE BE ENTITLED. The Fund will require the names and account numbers of all accounts claimed in connection with a request for a sales charge discount. You may also be required to provide verification of holdings (such as account statements and/or copies of documents that reflect the original purchase cost of your holdings) that qualify you for a sales charge reduction. As such, it is very important that you retain all records that may be needed to substantiate an original purchase price of your holdings, as the Fund, the Transfer Agent, and financial intermediaries may not maintain this information.

Waivers of Class A Sales Charge

Class A Shares of the Fund may be purchased at NAV under the following circumstances, provided that you notify the Fund in advance that the trade qualifies for this privilege. The Fund reserves the right to modify or terminate these arrangements at any time. Additional information about the sales charge reductions or waivers can be obtained from the Fund’s transfer agent.

The Class A Shares front-end sales charge may be waived for the following individuals and institutions:

•        selling broker dealers and their employees and sales representatives (and their family members, as defined above); provided, however, that only those employees of such broker-dealers who, as a part of their usual duties, provide services related to transactions in Fund shares shall qualify,

•        financial representatives using Fund shares in fee-based investment products under a signed agreement with the Fund,

•        current or retired officers, directors and employees (and their family members, as defined above under the “Shareholder’s Responsibility With Respect to Breakpoint Discounts” section) of the Fund, the adviser to CAZ Funds, and their affiliates. Such individuals may also purchase Class I and Class R Shares at net asset value,

•        college savings programs that are qualified state tuition programs under Section 529 of the Code,

•        investors purchasing through a financial intermediary that has entered into an agreement with the Distributor to offer shares to self-directed investment brokerage accounts that may or may not charge a transaction fee to customers (there are currently no such active agreements between the Distributor and a financial intermediary), and

•        purchases by investors maintaining a brokerage account with a registered broker-dealer that has entered into an agreement with the Distributor to offer Class A Shares through a load-waived network or platform, which may or may not charge transaction fees. There are currently no such active agreements between the Distributor and a registered broker-dealer.

The availability of these sales load waivers may depend on the particular financial intermediary or type of account through which you purchase or hold Fund shares. Please contact your financial intermediary for more information on the intermediary’s policies and procedures applicable to such waivers. In addition, any intermediary specific sales load waivers are reproduced based on information provided by the financial intermediaries.

Dealer Commission

The Distributor may pay up to the entire amount of the sales commission to particular broker-dealers. These commission schedules may also apply to certain sales of Class A Shares made to investors that qualify under some of the categories listed under “Front-End Sales Charge Waivers for Class A Shares.” Commissions are based on cumulative investments over the life of the account with no adjustment for repurchases, transfers, or market declines.

Under certain circumstances, the Distributor may change the reallowance to dealers and may also compensate dealers out of its own assets. Dealers engaged in the sale of shares of the Fund may be deemed to be underwriters under the Securities Act of 1933. The Distributor retains the entire sales charge on any portion of a sales charge that is not re-allowed to a broker-dealer or financial intermediary.

HOW TO BUY SHARES

The Fund will accept initial and additional purchases of Class A Shares, Class C Shares, Class E Shares, Class I Shares or Class R Shares daily. Class A Shares, Class C Shares, Class E Shares, Class I Shares or Class R Shares of the Fund may be purchased through financial intermediaries offering such Shares. A financial intermediary may hold Shares in an omnibus account in the financial intermediary’s name or the financial intermediary may maintain individual ownership records. The Fund may pay the financial intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their financial intermediary to determine if it is subject to these arrangements. Financial intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. The Fund accepts initial and additional purchases of Shares on each day that the NYSE is open for business. Orders placed will be priced based on the Fund’s NAV next computed (at the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business) after it is received. Orders transmitted with a financial intermediary or financial intermediary’s authorized designee before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business will be priced based on the Fund’s NAV next computed after it is received by the financial intermediary or financial intermediary’s authorized designee. The Fund will be deemed to have received a purchase order when an authorized financial intermediary or, if applicable, a financial intermediary’s authorized designee receives the order.

The Fund reserves the right to reject any purchase of Shares in its sole discretion (including, without limitation, when it has reason to believe that a purchase of Shares would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective investor.

Initial and any additional purchases of Shares of the Fund by any Shareholder must be made via wire transfer of funds. Payment for each initial or subsequent additional purchases of Shares must be made in one installment.

To make an initial investment in the Fund, the transfer agent must receive a completed account application from a Financial Intermediary before an investor wires funds. The Financial Intermediary may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at (713) 403-8250 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE in accordance with the procedures described above. Your bank may charge you a fee for wiring same-day funds.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. If we are unable to verify your identity, we reserve the right to restrict additional transactions and/or liquidate your account at the next calculated net asset value after your account is closed (less any applicable sales/account charges and/or tax penalties) or take any other action required by law. The Fund has implemented an anti-money laundering compliance program, which includes designation of an anti-money laundering compliance officer.

Eligible Investors

The Distributor and/or any Selling Agent, as defined herein, may impose eligibility requirements for investors who purchase Shares through the Distributor or such Selling Agent. Investors may only purchase Class C, Class E, Class I and Class R Shares directly from the Fund, through the Distributor, or through a registered investment adviser (a “RIA”) that has entered into an arrangement with the Distributor or the Fund for such RIA to offer Class C, Class E, Class I or Class R Shares in conjunction with a “wrap” fee, asset allocation or other managed asset program sponsored by such RIA. The Distributor and/or any such RIA may also impose additional eligibility requirements for investors who purchase Class C, Class E, Class I or Class R Shares from the Distributor or the Fund through such RIA. Class E Shares are offered through specific intermediaries and may have additional eligibility requirements. See “Plan of Distribution.”

Shareholders who invest in the Fund through a financial intermediary should contact their intermediary regarding purchase procedures. All investors must complete and submit the necessary Investor Application in good order. The Fund reserves the right to reject any initial or additional investment and to suspend the offering of Shares. Purchase through a financial intermediary does not affect these eligibility requirements.

A purchase of Shares will be made at the NAV per share (plus any applicable sales charge) next determined following receipt of a purchase order in good order by the Fund, its authorized agent, its Distributor’s authorized agent, or authorized financial intermediary or the intermediary’s authorized designee if received at a time when the Fund is open to new investments.

The Fund reserves the right to cancel any purchase order it receives if the Fund believes that it is in the best interest of the Fund’s Shareholders to do so.

Clients of investment advisory organizations may also be subject to investment advisory fees under their own arrangements with such organizations. Some Intermediaries may impose additional eligibility requirements. The Adviser has the discretion to further modify or waive their eligibility requirements.

Investment Minimum

The minimum initial investment for Class A, Class C and Class R Shares is $2,500, and the minimum subsequent investment for Class A, Class C and Class R Shares is $1,000. The minimum initial investment for Class E Shares is $100,000, and the minimum subsequent investment for Class E Shares is $10,000. The minimum initial investment for Class I Shares is $3,000,000, and the minimum subsequent investment for Class I shares is $10,000. The Fund reserves the right to waive investment minimums at its sole discretion. The Fund may waive or lower investment minimums for investors who invest in the Fund through an asset-based fee program made available through a financial intermediary. If your investment is aggregated into an omnibus account established by an investment adviser, broker or other financial intermediary, the account minimums apply to the omnibus account, not to your individual investment. The financial intermediary may also impose minimum requirements that are higher than those set forth in this Prospectus. If you choose to purchase Shares from or effect repurchase requests directly with the Fund, you will not incur charges on such purchases and repurchases, except for applicable Early Repurchase Fees. However, if you purchase Shares or effect repurchase requests through a broker-dealer or other intermediary, you may be charged a fee by that intermediary.

Other Policies

No Share Certificates.    The issuance of Shares is recorded electronically on the books of the Fund. You will receive a confirmation of, or account statement reflecting, each new transaction in your account, which will also show the total number of Shares of the Fund you own. You can rely on these statements in lieu of certificates. The Fund does not issue certificates representing Shares of the Fund.

Customer Identification Program

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. In some cases, Federal law also requires us to verify and record information that identifies the natural persons who control and beneficially own a legal entity that opens an account. When an investor opens an account, therefore, the Fund will request names, addresses, dates of birth and other information that will allow the Fund to identify the investor and certain other natural persons associated with the account. For some legal entity accounts, the investor will be asked to provide identifying information for one natural person that controls the entity, and for each natural person that beneficially owns 25% or more of the legal entity.

The Fund is also required to obtain information that identifies each authorized signer for an account by requesting name, residential address, date of birth and social security number for each authorized signer.

Federal law prohibits the Fund and other financial institutions from opening a new account on behalf of a natural person unless they receive the minimum identifying information listed above. After an account is opened, the Fund may restrict your ability to purchase additional Shares until your identity is verified. The Fund may close your account or take other appropriate action if it is unable to verify your identity within a reasonable time. The Fund and its agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and repurchasing an investor’s Shares when an investor’s identity is not verified.

In addition, the Fund may be required to “freeze” your account if there appears to be suspicious activity or if account information matches information on a government list of known terrorists or other suspicious persons.

Fund Closings

The Fund may close at any time to new investments and, during such closings, only the reinvestment of dividends by existing Shareholders will be permitted. The Fund may re-open to new investments and subsequently close again to new investments at any time at the discretion of the Adviser. Any such opening and closing of the Fund will be disclosed to investors via a supplement to this Prospectus.

Liquidation or Reorganization

To the extent authorized by law, the Fund reserves the right to discontinue offering Shares at any time, to merge or reorganize itself or a class of Shares, or to cease operations and liquidate at any time. A liquidation may have adverse tax consequences to Shareholders. If the Fund were to liquidate, Shareholders would receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Fund. A liquidating distribution would generally be a taxable event to Shareholders, resulting in a gain or loss for tax purposes, depending upon a Shareholder’s basis in his or her Shares of the Fund. A Shareholder would not be entitled to any refund or reimbursement of expenses borne, directly or indirectly, by the Shareholder (such as sales loads, account fees, or fund expenses), and a Shareholder may receive an amount in liquidation less than his or her original investment.

Liquidity Event

The Fund may, but is not obligated to, pursue a liquidity event for the Shareholders. A liquidity event could include, among other things, a listing of the Shares on a national securities exchange. The completion of a liquidity event is in the sole discretion of the Board and there can be no assurance that a suitable transaction will be available or that market conditions will permit a liquidity event. As a result, there can be no assurance that the Fund will complete a liquidity event. In making a determination of what type of liquidity event is in the best interest of the Fund’s Shareholders, the Board, including the Independent Trustees, may consider a variety of criteria, including, but not limited to, portfolio diversification, portfolio performance, the Fund’s financial condition, potential access to capital as a listed company, market conditions for the sale of the Fund’s assets or listing of the Fund’s securities, internal management considerations and the potential for Shareholder liquidity.

Prior to the completion of a liquidity event, the Fund’s share repurchase program may provide a limited opportunity for Shareholders to have their Shares repurchased, subject to certain restrictions and limitations, at a price which may be below the purchase price Shareholders paid for the shares being repurchased. See “Repurchases of Shares” for a detailed description of our share repurchase program.

REPURCHASES OF SHARES

The Fund does not currently intend to list the Shares on a securities exchange and does not expect a secondary market to develop in the foreseeable future. Accordingly, a Shareholder may not be able to sell its Shares when and/or in the amount that the Shareholder desires. No Shareholder will have the right to require the Fund to repurchase or redeem such Shareholder’s Shares or any portion thereof. Shareholders are not permitted to transfer their investment from the Fund to any other registered investment company. Because no public market exists for the Shares, and no such market is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than as a result of repurchases of Shares by the Fund, as described below, or, in limited circumstances, as a result of transfers of Shares to other investors.

Repurchases of Shares

To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV (minus any applicable early repurchase fee), pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is expected that the Fund will offer to repurchase the minimum amount of 5% of its outstanding Shares. The offer to purchase Shares on a quarterly basis is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice is sent to Shareholders at least 21 calendar days and no more than 42 calendar days before the Repurchase Request Deadline. The Fund expects to determine the NAV applicable to repurchases no later than the Repurchase Pricing Date. The Repurchase Pricing Date shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th day is not a business day. The Fund will distribute payment to Shareholders no later than seven calendar days after the Repurchase Pricing Date. The quarterly repurchases will commence in the months of March, June, September and December, and expects to make its initial repurchase within two full quarters after commencement of operations, with payment being distributed to Shareholders within the time period discussed above.

Repurchases of Shares by the Fund will be paid in cash.

The Fund also has the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.

Determination of Repurchase Offer Amount

The Board, or a committee thereof, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given repurchase offer. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of Shares outstanding on the Repurchase Request Deadline.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.

Notice to Shareholders

No less than 21 days and more than 42 days before each Repurchase Request Deadline, the Fund shall send to Shareholders or financial intermediaries a notification of its offer to repurchase Shares (“Shareholder Notification”). Financial intermediaries, in turn, are responsible for providing the Shareholder Notification to their respective customers who are Shareholders of the Fund, unless they are otherwise provided by the Fund. The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The notice also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date. Shareholder Notifications may be transmitted electronically to Shareholders that consent to electronic delivery.

Repurchase Price

The repurchase price of the Shares will be the NAV of the Shares as of the close of regular trading on the NYSE on the Repurchase Pricing Date (minus any applicable early repurchase fee). Any repurchase of Shares from a Shareholder which were held for less than one year (on a first-in, first-out basis) will be subject to an “Early Repurchase Fee” equal to 2% of the net asset value of any Shares repurchased by the Fund that were held for less than one year. The Early Repurchase Fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund, including in the case of repurchase requests: (i) submitted by model or programmatic portfolio management programs (including wrap accounts and similar arrangements) and qualified retirement plans; (ii) in circumstances as may be provided for with Board approval; (iii) as may be required by applicable law or regulation and (iv) in certain other limited circumstances. If an Early Repurchase Fee is charged to a shareholder, the amount of such fee will be retained by the Fund. An Early Repurchase Fee payable by an Investor may be waived by the Fund, in circumstances where the Board of Trustees determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Investor. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional number of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.

With respect to any required minimum distributions from an IRA or other qualified retirement plan in which Shares are held, it is the obligation of the Shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. In the event that Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis, which may result in the Fund not repurchasing the full amount of a required minimum distribution requested by a Shareholder.

Mandatory Repurchases and Redemptions

The Fund may also repurchase and/or redeem Shares of a Shareholder without consent or other action by the Shareholder or other person, in accordance with the terms of its Agreement and Declaration of Trust and subject to the 1940 Act and the rules thereunder, including Rule 23c-2 under the 1940 Act, if the Fund determines that:

•        the Shares have been transferred or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder or with the consent of the Fund, as described below;

•        ownership of Shares by a Shareholder or other person is likely to cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•        any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true; or

•        with respect to a Shareholder subject to special laws or compliance requirements, such as those imposed by ERISA, the U.S. Bank Holding Company Act of 1956, as amended or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares.

In the event that the Adviser or any of its affiliates hold Shares in the capacity of a shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund. Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the Repurchase Offer Notice is sent to Shareholders until the Repurchase Pricing Date. For purposes of this requirement, liquid assets are assets that can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

These and other possible risks associated with the Fund’s repurchase offers are described under “Other Risks Relating to the Fund — Repurchase Offers Risks” above. In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders. For a discussion of these tax consequences, see “Tax Matters” below and “Taxation” in the Statement of Additional Information.

VOTING

Each Shareholder has the right to cast a number of votes equal to the number of Shares held by such Shareholder at a meeting of Shareholders called by the Fund’s Board of Trustees. Shareholders will be entitled to vote on any matter on which Shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Trustee and approval of the Investment Advisory Agreement, in each case to the extent that voting by Shareholders is required by the 1940 Act. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

DESCRIPTION OF CAPITAL STRUCTURE

Shares of Beneficial Interest

The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of Shares of beneficial interest of each class. There is currently no market for Shares and the Fund does not expect that a market for Shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit incorporated in the State of Delaware and, therefore, generally will not be personally liable for the Fund’s debts or obligations.

Share Classes

The Fund is offering five classes of Shares: Class A, Class C, Class E, Class I and Class R. In the future, the Fund may offer other classes of Shares as well. Each additional class of Shares will have certain differing characteristics, particularly in terms of the sales charges that Shareholders in that class may bear, and the distribution fees and transfer agency fees that each class may be charged.

Shares

Under the terms of the Declaration of Trust, all Shares, when consideration for Shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to Shareholders if, as and when authorized and declared by the Board. Except as otherwise provided by the Trustees, Shares will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund, and will be freely transferable, except where their transfer is restricted by law or contract. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem Shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution for the applicable class, subject to any preferential rights of holders of the Fund’s outstanding preferred Shares, if any. Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share will be entitled to a proportionate fractional vote. However, to the extent required by the 1940 Act or otherwise determined by the Board, classes of the Fund will vote separately from each other. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of Shareholders. The Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including preferred Shares, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit. The Fund does not intend to issue preferred Shares as of the date of this Prospectus.

Preferred Shares could be issued with rights and preferences that would adversely affect Shareholders. Preferred Shares could also be used as an anti-takeover device. Every issuance of preferred Shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred Shares and before any distribution is made with respect to the Shares and before any purchase of Shares is made, the aggregate involuntary liquidation preference of such preferred Shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred Shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred Shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred Shares.

OUTSTANDING SECURITIES

The following table sets forth information about the Fund’s outstanding Shares as of June 1, 2026:
Title of Class	Amount Authorized	Amount Held by the Fund for its Own Account	Amount Outstanding
Class A Shares of Beneficial Interest	Unlimited	None	None
Class C Shares of Beneficial Interest	Unlimited	None	None
Class E Shares of Beneficial Interest	Unlimited	None	None
Class I Shares of Beneficial Interest	Unlimited	None	None
Class R Shares of Beneficial Interest	Unlimited	None	None

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Declaration of Trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or Shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.

Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense of any claim, action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

Pursuant to the Investment Advisory Agreement, the Adviser is not liable to the Fund or its Shareholders for an error of judgment or mistake of law or for a loss suffered by the Fund in connection with the matters to which its agreements relate, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from its reckless disregard of the obligations and duties under the applicable agreement.

Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives an undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.

Appointment of Trustees; Vacancies; Removal

As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. To the extent that the 1940 Act requires that Trustees be elected by Shareholders, any such Trustees will be elected by a plurality of all Shares voted at a meeting of Shareholders at which a quorum is present.

The Declaration of Trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the Declaration of Trust) (i) with or without cause, by at least two-thirds (66 2/3%) of the remaining Trustees; or (ii) with or without cause, at any meeting of Shareholders, by at least two-thirds (66 2/3%) of the outstanding shares of the Fund.

Action by Shareholders

The By-Laws provide that Shareholder action can be taken at a meeting of Shareholders or by written consent in lieu of a meeting, provided that the consent is authorized in writing by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all

Shares entitled to vote on that action were present and voted. Subject to the 1940 Act, the Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of Shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter submitted to a vote of the Shareholders.

No Shareholder may maintain a derivative action on behalf of the Fund unless holders of at least a majority of the outstanding shares join in the bringing of such action. A Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if, and only if, a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action. The foregoing requirements shall not apply to any claims brought under federal securities law, or the rules and regulations thereunder.

The Declaration of Trust provides that the state courts in Delaware shall be the exclusive forum in which certain types of litigation (excluding claims arising under federal securities laws) may be brought, which may require Shareholders to have to bring an action in an inconvenient or less favorable forum. In addition, the Declaration of Trust provides that claims arising under federal securities laws must be brought in federal court. Further, there may be questions regarding the enforceability of this provision because the Securities Act of 1933 Act, as amended, and the 1940 Act allow claims to be brought in state and federal courts.

The Declaration of Trust provides that Shareholders waive any and all right to trial by jury in any claim, suit, action or proceeding.

Amendment of Declaration of Trust and By-Laws

Pursuant to the Declaration of Trust, the Board may, subject to the provisions of the 1940 Act, amend the Declaration of Trust without any vote of Shareholders. Pursuant to the Declaration of Trust and By-Laws, the Board has the power to amend or repeal the By-Laws or adopt new By-Laws at any time.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting Shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that Shares shall not entitle Shareholders to appraisal rights.

Conflict with Applicable Laws and Regulations

The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.

TAX MATTERS

The following is a general summary of certain U.S. federal income tax considerations affecting the Fund and investors in the Fund. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to you in light of your particular circumstances or to investors who are subject to special rules, such as banks, thrift institutions and certain other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, S corporations, individual retirement accounts, certain tax-deferred accounts or foreign investors.

Unless otherwise noted, this discussion assumes that you are a U.S. Shareholder and that you hold Fund shares as capital assets. For purposes of this summary, a “U.S. shareholder” means a beneficial owner of the Fund’s shares that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S. or any state of the U.S., (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. If a partnership holds shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold shares should consult their tax advisors.

The following discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of the Prospectus and all of which are subject to change or differing interpretations (possibly with retroactive effect). No ruling has been or will be sought from the IRS regarding any matter discussed in the Prospectus. Counsel to the Fund has not rendered any legal opinion regarding any tax consequences relating to the Fund or your investment in the Fund. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax information set out below.

Tax matters are complicated, and the tax consequences of an investment in and holding of the Fund’s shares will depend on the particular facts of each investor’s situation. You are advised to consult your own tax advisors with respect to the application to your own circumstances of the general federal income tax rules described below and with respect to other federal, state, local or foreign tax consequences to you before making an investment in the Fund’s shares.

Federal Income Taxation of the Fund.

The Fund is taxed as a regular corporation for U.S. federal income tax purposes at a rate of 21% and as such is obligated to pay U.S. federal and applicable state, local, and foreign corporate taxes on its taxable income including potential corporate alternative minimum tax. This differs from most investment companies, which elect to be treated as “regulated investment companies” under the Code in order to avoid paying entity-level income taxes.

The Fund invests primarily in GP Stakes, the issuers of which generally are intended to be treated as partnerships for federal income tax purposes. As a partner in the Partnership Issuers, the Fund must report its allocable share of the Partnership Issuer’s taxable income or loss in computing the Fund’s taxable income or loss, regardless of the extent (if any) to which the Partnership Issuers make distributions. In addition, sales of GP Stakes may result in allocations to the Fund of taxable ordinary income or loss and capital gain or loss, each in amounts that will not be reported to the Fund until the following year, in magnitudes often not readily estimable before such reporting is made.

The Fund will be subject to U.S. federal income tax at the regular corporate income tax rate (currently at 21%) on the Fund’s share of any taxable income from the investment in the GP Stakes and on gain recognized by the Fund on any sale of GP Stakes. In addition, the Fund, if its income as calculated for financial reporting exceeds certain thresholds, may also be subject to a corporate alternative minimum tax of 15% on such income. As explained above, in the case of a Partnership Issuer, cash distributions to the Fund that exceed the Fund’s allocable share of such issuer’s net taxable income will reduce the Fund’s adjusted tax basis in the equity securities of the Partnership Issuer, and in the case of a Corporate Issuer, cash distribution that exceeds the Corporate Issuer’s available earnings and profits will be treated as a return of capital and reduce the Fund’s adjusted tax basis in the equity securities of the Corporate Issuer to the extent of the Fund’s adjusted tax basis. These reductions in the Fund’s adjusted tax basis in the GP Stakes will increase the amount of gain (or decrease the amount of loss) recognized by the Fund on a subsequent sale of the GP Stake.

In addition, the Fund will accrue deferred income taxes on the total net unrealized capital gains in accordance with current accounting literature which has been interpreted to require all entities to recognize a full accrual on the deferred income tax that may be payable at the end of each fiscal year. It is important to note that the deferred income tax is actually payable only in the event the Fund should sell appreciated securities and payable in full only in the event the Fund should liquidate the entire portfolio. The Fund may carry net capital losses forward for five years as an offset against any net capital gains realized by the Fund during each taxable year. The Fund’s ability to use certain tax benefits could be limited if the Fund experiences an “ownership change” within the meaning of section 382 of the Code. Such tax benefits include net capital losses and certain built-in losses. An ownership change may occur if there is a greater than 50% change in the value of the stock of the Fund owned by 5% of Shareholders during the testing period (generally three years).

Since the Fund accumulates its net investment income rather than distributing it, the Fund may be subject to the imposition of the federal accumulated earnings tax. The accumulated earnings tax is imposed on a corporation’s accumulated taxable income at a rate of 20%. Accumulated taxable income is defined as adjusted taxable income minus the sum of the dividends paid deduction and the accumulated earnings credit. The dividends paid deduction and accumulated earnings credit are available in calculating excess earnings subject to this tax. The accumulated earnings tax would be payable in addition to the regular corporate income tax. If the Fund were to distribute its accumulated taxable income to avoid the accumulated earnings tax (a) the Fund’s NAV would drop by the amount of that distribution and (b) Shareholders would receive taxable dividend income of that amount, pro rata.

Federal Income Taxation of Holders of the Fund’s Shares — U.S. Shareholders.

Receipt of Distributions.    To the extent that the Fund will make distributions, such distributions will be treated for U.S. federal income tax purposes as (i) first, taxable dividends to the extent of your allocable share of the Fund’s earnings and profits, (ii) second, non-taxable returns of capital to the extent of your tax basis in your shares of the Fund (for the portion of those distributions that exceed the Fund’s earnings and profits) and (iii) third, taxable capital gains (for the balance of such distributions). Dividend income will be treated as “qualified dividends” for federal income tax purposes, subject to favorable capital gain tax rates, provided that certain requirements are met. Unlike a regulated investment company, the Fund will not be able to pass-through the character of its recognized net capital gain by reporting “capital gain dividends.” The portion of the distribution received by a U.S. Shareholder from the Fund that constitutes a return of capital will decrease the U.S. Shareholder’s tax basis in his or her Fund shares (but not below zero), which will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the U.S. Shareholder for tax purposes on the later sale of such Fund shares.

Distributions made to you by the Fund (other than distributions in redemption of shares subject to section 302(b) of the Code) will generally constitute taxable dividends to the extent of your allocable share of the Fund’s current or accumulated earnings and profits, as calculated for federal income tax purposes. Generally, a corporation’s earnings and profits are computed based upon taxable income, with certain specified adjustments. To the extent that distributions to you exceed your allocable share of the Fund’s current and accumulated earnings and profits, your basis in the Fund’s shares with respect to which the distribution is made will be reduced, which will increase the amount of gain (or decrease the amount of loss) realized upon a subsequent sale or redemption of such shares. To the extent you hold such shares as a capital asset and have no further basis in the shares to offset the distribution, you will report the excess as capital gain.

Distributions to you from the Fund treated as dividends generally will be taxable as ordinary income to you but are generally expected to be treated as “qualified dividend income” to eligible taxpayers. Qualified dividend income received by individuals and other noncorporate Shareholders is taxed at long-term capital gain rates, which currently reach a maximum of 15%, or, for certain high-income individuals, 20%. For a dividend to constitute qualified dividend income, the Shareholder generally must hold the shares paying the dividend for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, although a longer period may apply if the Shareholder engages in certain risk reduction transactions with respect to the common stock.

In addition to constituting qualified dividend income to noncorporate investors, such dividends are expected to be eligible for the dividends received deduction available to corporate Shareholders of the Fund under section 243 of the Code. However, corporate Shareholders of the Fund should be aware that certain limitations apply to the availability of the dividends received deduction, including rules which limit the deduction in cases where (i) certain holding period requirements are not met, (ii) a corporate Shareholder of the Fund is obligated (e.g., pursuant to a short sale)

to make related payments with respect to positions in substantially similar or related property, or (iii) the corporate Shareholder’s investment in shares of the Fund is financed with indebtedness. Corporate Shareholders of the Fund should consult their own tax advisors regarding the application of these limitations to their particular situations.

If you participate in the Fund’s automatic dividend reinvestment plan, upon the Fund’s payment of a dividend to you, you will be treated for federal income tax purposes as receiving a taxable distribution from the Fund in an amount equal to the fair market value of the shares issued to you under the plan. The portion of such a distribution that is treated as dividend income will be determined under the rules described above.

Repurchase and Sales of Shares.    A repurchase of common shares will be treated as a sale or exchange of such shares, provided the repurchase either: (i) is not essentially equivalent to a dividend; (ii) is a substantially disproportionate repurchase; (iii) is a complete repurchase of a Shareholder’s entire interest in the Fund; or (iv) is in partial liquidation of the Fund. Repurchases that do not qualify for sale or exchange treatment will be treated as described in “Receipt of Distributions” above.

Upon a repurchase treated as a sale or exchange under the foregoing rules, or upon a sale of your shares to a third party, you generally will recognize capital gain or loss equal to the difference between the cost of your shares and the amount you receive when you sell them. Any such capital gain or loss will be a long-term capital gain or loss if you held the shares for more than one year at the time of disposition. Long-term capital gains of noncorporate Shareholders of the Fund (including individuals) are currently subject to U.S. federal income taxation at a maximum rate of 15%, or, for certain high income individuals, 20%. The deductibility of capital losses for both corporate and noncorporate Shareholders of the Fund is subject to limitations under the Code. A loss realized on a sale or exchange of shares of the Fund may be disallowed if Fund shares or other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a sixty-one (61) day period beginning thirty (30) days before and ending thirty (30) days after the date on which the shares are disposed. In such a case, the basis of the shares acquired must be adjusted to reflect the disallowed loss. The ability to deduct capital losses may be limited.

Investment by Tax-Exempt Investors and Regulated Investment Companies.    Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on their unrelated business taxable income, or UBTI. Because the Fund is a corporation for federal income tax purposes, an owner of the Fund’s shares will not report on its federal income tax return any items of income, gain, loss and deduction that are allocated to the Fund from the Fund’s investments. Moreover, dividend income from, and gain from the sale of, corporate stock generally does not constitute UBTI unless the corporate stock is debt-financed. Therefore, a tax-exempt investor will not have UBTI attributable to its ownership, sale, or the repurchase of the Fund’s shares unless its ownership is debt-financed. In general, shares are considered to be debt-financed if the tax-exempt owner of the shares incurred debt to acquire the shares or otherwise incurred a debt that would not have been incurred if the shares had not been acquired. Similarly, the income and gain realized from an investment in the Fund’s shares by an investor that is a regulated investment company will constitute qualifying income for the regulated investment company.

Foreign, State and Local Taxes.    It is possible that the Fund may be liable for foreign, state and local taxes payable in the country, state or locality in which it is a resident or doing business.

Medicare Tax.    An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends received from the Fund and net gains from repurchases or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Cost Basis Reporting.    The Fund is required to report to you and the IRS annually on Form 1099-B not only the gross proceeds of Fund shares you sell or redeem but also their cost basis. Cost basis will generally be calculated using the Fund’s default method of first-in, first-out, unless you instruct the Fund to use a different methodology. If you would like to use the first-in, first-out method of calculation, no action is required. To elect an alternative method, you should contact the Fund at the address or phone number on the back cover of the Prospectus. If your account is held with an Intermediary, contact your representative with respect to reporting of cost basis and available elections for your account.

Because your tax situation is unique, you should consult your tax professional about federal, state and local tax consequences.

Federal Income Taxation of Holders of the Fund’s Shares — Non-U.S. Shareholders.

For purposes of this summary, the term “Non-U.S. shareholder” means a beneficial owner of the Fund’s shares that is not a U.S. shareholder.

Distributions, if any, to Non-U.S. Shareholders that are treated as dividends generally will be subject to U.S. federal withholding tax at the rate of 30% unless the tax is reduced or eliminated pursuant to a tax treaty or the distributions are effectively connected with a U.S. trade or business of the shareholder.

Any capital gain realized by a Non-U.S. Shareholder upon a sale or repurchase of shares of the Fund will generally not be subject to U.S. federal income or withholding tax unless (i) the gain is effectively connected with the Shareholder’s trade or business in the U.S., or in the case of a Shareholder who is a nonresident alien individual, the Shareholder is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met or (ii) the Fund is or has been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the date of disposition of the Fund’s shares or, if shorter, within the period during which the Non-U.S. Shareholder has held the common shares. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. The Fund may be, or may prior to a Non-U.S. Shareholder’s disposition of shares become, a U.S. real property holding corporation.

Any Non-U.S. Shareholder who is described in one of the foregoing cases is urged to consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the repurchase, sale, exchange or other disposition of shares of the Fund.

Non-U.S. Shareholders of the Fund may also be subject to U.S. estate tax with respect to their shares of the Fund.

The Fund is required to withhold U.S. tax (at a 30% rate) on payments of dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to enable the Fund to determine whether withholding is required.

Each Non-U.S. Shareholder should consult his, her or its tax advisor regarding the U.S. and non-U.S. tax consequences of ownership of the Fund’s shares and receipt of distributions from the Fund.

Backup Withholding

Federal regulations generally require the Fund to withhold and remit to the U.S. Treasury a “backup withholding” tax with respect to dividends and the proceeds of any repurchase paid to you if you fail to furnish the Fund or the Fund’s paying agent with a properly completed and executed IRS Form W-9, W-8BEN, W-8BEN-E or other applicable form. Furthermore, the IRS may notify the Fund to institute backup withholding if the IRS determines that your TIN is incorrect or if you have failed to properly report taxable dividends or interest on a federal tax return. A TIN is either the Social Security number or employer identification number of the record owner of the account. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account and may be refunded or claimed as a credit on the record owner’s federal income tax return. The backup withholding rate is currently 24%.

DISTRIBUTIONS

The Fund intends to pay distributions to its Shareholders from time to time at the discretion of the Board. Payments will vary in amount, depending on investment income received and expenses of operation. Certain GP Stakes in whose securities the Fund invests may not pay any dividends, and this, together with the Fund’s expenses, means that there can be no assurance the Fund will have substantial income or pay dividends. Further, the Fund reserves the right to change its dividend distribution policy at the discretion of its Board.

To the extent that any portion of the Fund’s distributions are considered a return of capital to Shareholders, such portion would not be considered dividends for U.S. federal income tax purposes, and would represent a return of the amounts that such Shareholders invested. Although such return of capital distributions are not currently taxable to Shareholders, such distributions will have the effect of lowering a Shareholder’s tax basis in such Shares, and could result in a higher tax liability when the Shares are sold, even if they have not increased in value, or in fact, have lost value. This distribution policy may, under certain circumstances, have adverse consequences to the Fund and its Shareholders because it may result in a return of capital resulting in less of a Shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratios.

Each year, a statement on Form 1099-DIV (or Form 1099-B, as applicable) identifying the character of the distributions (e.g., ordinary dividend, qualified dividend, and/or a return of capital, which is a nontaxable distribution) will be furnished to Shareholders subject to IRS reporting. Fund ordinary distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. To the extent that the Fund pays distributions to Shareholders using proceeds it receives from this offering, such distributions generally would constitute a return of investor capital and generally will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

Before investing you may want to consult your tax advisor.

Dividend Reinvestment Plan

The Fund has adopted a dividend reinvestment plan for its Shareholders, which is an “opt out” dividend reinvestment plan. Shareholders automatically participate in the dividend reinvestment plan, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. If you do not wish to have dividends automatically reinvested, you may terminate your participation in the dividend reinvestment plan at any time by submitting a letter of instruction to the Transfer Agent. Such instructions must be received by the Transfer Agent at least three business days prior to the record date for any distribution or you will receive such distribution in shares through the dividend reinvestment plan. Upon termination of a Shareholder’s participation in the dividend reinvestment plan, the Shareholder will receive dividends in cash as set forth below.

Dividends and capital gains distributions (net of applicable withholding tax) are automatically reinvested, unless otherwise noted. You may notify the Transfer Agent in writing to:

•        Choose to receive dividends or distributions (or both) in cash; or

•        Change the way you currently receive distributions.

If you elect to receive dividends in cash, you will only receive a check if the dividend amount exceeds $10. If the dividend is $10 or less, the amount (net of applicable withholding tax) will automatically be reinvested in the Fund. If you would like to receive cash dividends, regardless of the amount, you can establish an electronic funds transfer to your bank. For assistance in establishing electronic funds transfer transactions, please call (713) 403-8250.

Shares may be distributed in lieu of cash. The number of Shares that will be distributed in lieu of cash is determined by dividing the dollar amount of the distribution to be reinvested by the NAV as of the close of business on the day of the distribution. There is no sales load or other charge for reinvestment. A request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution. The Fund may terminate the dividend reinvestment plan at any time. Any expenses of the dividend reinvestment plan will be borne by the Fund.

Your taxable income is the same regardless of which option you choose. If you receive distributions in the form of shares, you will be subject to federal, state and local tax in the same manner as if you had elected to receive distributions in cash. The amount of the distribution for U.S. federal income tax purposes will be equal to the fair market value of the shares received. Your basis for determining gain or loss upon the sale of the shares received will be equal to the amount treated as a distribution for U.S. federal income tax purposes. For a discussion of these tax consequences, see “Taxation” above.

For further information about dividend reinvestment, contact the Transfer Agent by telephone at 833-957-4795.

FISCAL YEAR; REPORTS

For accounting purposes, the Fund’s fiscal year end is March 31, and tax year end is November 30. After the end of each calendar year, a statement on Form 1099-DIV (or Form 1099-B, as appropriate) identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

INQUIRIES

Inquiries concerning the Fund and the Shares should be directed to:

CAZ Investments LP	(For overnight mail)
1360 Post Oak Blvd., Suite 2200	CAZ Investments LP
Houston, TX 77056	1360 Post Oak Blvd., Suite 2200
Houston, TX 77056

CAZ GP STAKES GROWTH FUND

CLASS A, CLASS C, CLASS E, CLASS I AND CLASS R SHARES OF
BENEFICIAL INTEREST

__________________________________

PROSPECTUS

__________________________________

August 12, 2026

CAZ GP STAKES GROWTH FUND

STATEMENT OF ADDITIONAL INFORMATION

August 12, 2026

This Statement of Additional Information (“SAI”) is not a prospectus, and it should be read in conjunction with the prospectus of CAZ GP Stakes Growth Fund (the “Fund”), as may be amended, restated or supplemented from time to time. The Fund is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.

	Class A	Class C	Class E	Class I	Class R
CAZ GP Stakes Growth Fund	CZRAX	CZRCX	CZREX	CZRIX	CZRRX

The Fund’s prospectus is incorporated by reference into this SAI, and this SAI has been incorporated by reference into the Fund’s prospectus. A free copy of the Fund’s Annual/Semi-Annual Report, when available, and the Fund’s prospectus will be available on the Fund’s website at www.cazgpstakesfund.com, and, upon request, by writing to: CAZ Investments LP, 1360 Post Oak Blvd., Suite 2200 Houston, TX 77056.

Date of Prospectus: August 12, 2026, as may be amended, restated or supplemented from time to time.

i

INVESTMENT RISKS

The discussion set forth below provides descriptions of some of the types of investments and investment strategies that the Fund and/or the Fund’s GP Stakes may use, and the risks and considerations associated with those investments and investment strategies. Please see the Fund’s “Summary of Terms” and “Types of Investments and Related Risks” sections of the Prospectus for further information on the Fund’s investment policies and risks. The following discussion provides additional information about those principal investment strategies and related risks, as well as information about investment strategies (and related risks) that the Fund and/or the Fund’s GP Stakes may use, even though they are not considered to be “principal” investment strategies. Accordingly, an investment strategy (and related risk) that is described below, but that is not described in the Prospectus, should not be considered to be a principal strategy (or related risk) applicable to the Fund.

The Fund may engage in any of the investment strategies or purchase any of the investments described below directly or indirectly, through its direct or indirect investments in asset management firms across multiple strategies, geographies and asset classes (“GP Stakes”), or through hybrid instruments, structured investments, or other derivatives.

ACTIVE INVESTMENT MANAGEMENT RISK.    The risk that, if the investment decisions and strategy of the portfolio manager(s) do not perform as expected, the Fund could underperform its peers or lose money. The Fund’s performance depends on the judgment of the portfolio manager(s) about a variety of factors, such as markets, interest rates and/or the attractiveness, relative value, liquidity, or potential appreciation of particular investments made for the Fund’s portfolio. The portfolio manager(s)’ investment models may not adequately take into account certain factors, may perform differently than anticipated and may result in the Fund having a lower return than if the portfolio managers used another model or investment strategy. In addition, to the extent the Fund allocates a portion of its assets to specialist portfolio managers, the styles employed by the different portfolio managers may not be complementary, which could adversely affect the Fund’s performance.

Availability of Investment Opportunities.    The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions. Similarly, identification of attractive investment opportunities by GP Stakes is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by the Adviser, a GP Stake may not be permitted to take advantage of the opportunity to the fullest extent desired. Other investment vehicles sponsored, managed or advised by CAZ GP Stakes Adviser LLC (the “Adviser”) and its affiliates may seek investment opportunities similar to those the Fund may be seeking. The Adviser will allocate fairly between the Fund and such other investment vehicles any investment opportunities that may be appropriate for the Fund and such other investment vehicles.

ASSET COVERAGE Risk.    The Fund may use leverage to the extent permitted by the 1940 Act. The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, or the issuance of notes in an aggregate amount up to 331/3% of the Fund’s total assets, including any assets purchased with borrowed money, immediately after giving effect to the leverage. The Fund is also permitted to obtain leverage through the issuance of preferred shares in an aggregate amount up to 50% of the Fund’s total assets immediately after giving effect to the leverage. The Fund may also use leverage generated by reverse repurchase agreements, dollar rolls and similar transactions. The Fund may use leverage opportunistically and may use different types, combinations or amounts of leverage over time, based on the Adviser’s views concerning market conditions and investment opportunities. In addition, while certain senior securities remain outstanding, the Fund generally must make provisions to prohibit any distribution to the Fund’s shareholders (“Shareholders”) or the repurchase of such securities or shares unless the Fund meets the applicable asset coverage ratio at the time of the distribution or repurchase. The Fund reserves the right to modify its asset coverage policies in the future to comply with any changes in the SEC’s positions regarding asset coverage.

BOND FORWARDS RISK.    A bond forward is a contractual agreement between the Fund and another party to buy or sell an underlying asset at an agreed-upon future price and date. When the Fund enters into a bond forward, it will also simultaneously enter into a reverse repurchase agreement. In a bond forward transaction, no cash premium is paid when the parties enter into the bond forward. If the transaction is collateralized, an exchange of margin collateral will take place according to an agreed-upon schedule. Otherwise, no asset of any kind changes hands until the bond

1

forward matures (typically in 30 days) or is rolled over for another agreed-upon period. Generally, the value of the bond forward will change based on changes in the value of the underlying asset. Bond forwards are subject to market risk (the risk that the market value of the underlying bond may change), non-correlation risk (the risk that the market value of the bond forward might move independently of the market value of the underlying bond) and counterparty credit risk (the risk that a counterparty will be unable to meet its obligation under the contract). If there is no cash exchanged at the time the Fund enters into the bond forward, counterparty risk may be limited to the loss of any marked-to-market profit on the contract and any delays or limitations on the Fund’s ability to sell or otherwise use the investments used as collateral for the bond forward. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements carry the risk that the market value of the securities that the Fund is obligated to repurchase may decline below the repurchase price. The Fund could also lose money if it is unable to recover the securities and the value of the collateral held by the Fund is less than the value of securities. The use of reverse repurchase agreements may increase the possibility of fluctuation in the Fund’s net asset value.

BORROWING RISK.    The Fund may borrow money to the extent set forth under “Investment Objectives and Policies.” Interest paid on borrowings will decrease the net earnings of the Fund and will not be available for investment. The Fund may use leverage to the extent permitted by the 1940 Act. The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including through funds borrowed from banks or other financial institutions (i.e., a credit facility), margin facilities, the issuance of notes in an aggregate amount up to 331/3% of the Fund’s total assets (or in the case of the issuance of preferred shares, 50% of total assets), including any assets purchased with borrowed money, immediately after giving effect to the leverage. The Fund may use leverage opportunistically and may use different types, combinations or amounts of leverage over time, based on the adviser’s views concerning market conditions and investment opportunities. The Fund’s strategies relating to its use of leverage may not be successful, and the Fund’s use of leverage will cause the Fund’s net asset value (“NAV”) to be more volatile than it would otherwise be. There can be no guarantee that the Fund will leverage its assets or, to the extent the Fund does utilize leverage, what percentage of its assets such leverage will represent.

COUNTERPARTY RISK.    With respect to certain transactions, such as over-the-counter (“OTC”) derivatives contracts or repurchase agreements, the Fund will be exposed to the risk that the counterparty to the transaction may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise to honor its obligations. In the event of a bankruptcy or insolvency of a counterparty, the Fund could experience delays in liquidating its positions and significant losses, including declines in the value of its investment during the period in which the Fund seeks to enforce its rights, the inability to realize any gains on its investment during such period and any fees and expenses incurred in enforcing its rights. The Fund also bears the risk of loss of the amount expected to be received under a derivative transaction in the event of the default or bankruptcy of a counterparty. OTC derivatives may not offer the Fund the same level of protection as exchange traded derivatives.

CREDIT RISK.    Credit risk is the risk that the issuer of a security will not be able to make timely principal and interest payments. Changes in an issuer’s financial strength, credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Securities issued by the U.S. Treasury historically have presented minimal credit risk. However, in recent years the long-term U.S. credit rating was downgraded by at least one major rating agency as a result of disagreements within the U.S. Government over raising the debt ceiling to repay outstanding obligations and this event introduced greater uncertainty about the future ability of the U.S. to repay its obligations due to political or other developments. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Fund’s investments.

CURRENCY RISK.    The risk that the value of the Fund’s investments in foreign securities or currencies will be affected by the value of the applicable currency relative to the U.S. dollar. Foreign currency exchange rates may fluctuate significantly over short periods of time for a number of reasons, including: interest rates, inflation, changes in balance or payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the U.S. or abroad. Changes in foreign currency exchange rates will affect the U.S. dollar market value of securities denominated in such foreign currencies and any income received or expenses paid by the Fund in that foreign currency. This may affect the Fund’s performance. When the Fund sells a foreign currency or foreign currency denominated security, its value may be worth less in U.S. dollars even if the investment increases in value in its local market. U.S. dollar-denominated securities of foreign issuers may

2

also be affected by currency risk, as the revenue earned by issuers of these securities may also be affected by changes in the issuer’s local currency. Currency markets generally are not as regulated as securities markets. Currency risk may be particularly high to the extent that the Fund invests in foreign securities or currencies that are economically tied to emerging markets countries. Some countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. The dollar value of foreign investments may be affected by exchange controls. The Fund may be positively or negatively affected by governmental strategies intended to make the U.S. dollar, or other currencies in which the Fund invests, stronger or weaker. Currency risk may be particularly high to the extent that the Fund invests in foreign securities or currencies that are economically tied to emerging market countries.

Cybersecurity Risk.    Cybersecurity breaches are either intentional or unintentional events that allow an unauthorized party to gain access to Fund assets, customer data, or proprietary information, or cause the Fund or Fund service provider to suffer data corruption or lose operational functionality. Intentional cybersecurity incidents include: unauthorized access to systems, networks, or devices (such as through “hacking” activity); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information.

A cybersecurity breach could result in the loss or theft of customer data or funds, the inability to access electronic systems (“denial of services”), loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs, any of which could have a substantial impact on the Fund. For example, in a denial of service, Fund Shareholders could lose access to their electronic accounts indefinitely, and employees of the investment adviser or the Fund’s other service providers may not be able to access electronic systems to perform critical duties for the Fund, such as trading, NAV calculation, Shareholder accounting, or fulfillment of Fund share purchases and repurchase requests. Cybersecurity incidents could cause the Fund, the investment adviser or other service provider to incur regulatory penalties, reputational damage, compliance costs associated with corrective measures, or financial loss. They may also result in violations of applicable privacy and other laws. In addition, such incidents could affect issuers in which the Fund invests, thereby causing the Fund’s investments to lose value.

The investment adviser and its affiliates have established risk management systems that seek to reduce cybersecurity risks, and business continuity plans in the event of a cybersecurity breach. However, there are inherent limitations in such plans, including that certain risks have not been identified, and there is no guarantee that such efforts will succeed, especially since none of the investment adviser or its affiliates controls the cybersecurity systems of the Fund’s third-party service providers (including the Fund’s custodian), or those of the issuers of securities in which the Fund invests.

DERIVATIVE INSTRUMENTS.    The Fund may use instruments called derivatives or derivative securities. A derivative is a financial instrument the value of which is derived from the value of one or more underlying securities, commodities, currencies, indices, debt instruments, other derivatives or any other agreed upon pricing index or arrangement (e.g., the movement over time of the Consumer Price Index or freight rates) (each an “Underlying Instrument”). Derivatives contracts are either physically settled, which means the parties trade the Underlying Instrument itself, or cash settled, which means the parties simply make cash payments based on the value of the Underlying Instrument (and do not actually deliver or receive the Underlying Instrument). Derivatives may allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Many derivative contracts are traded on securities or commodities exchanges, the contract terms are generally standard, and the parties make payments due under the contracts through the exchange. Most exchanges require the parties to post margin against their obligations under the contracts, and the performance of the parties’ obligations under such contracts is usually guaranteed by the exchange or a related clearing corporation. Other derivative contracts are traded OTC in transactions negotiated directly between the counterparties. OTC derivative contracts do not have standard terms, so they are generally less liquid and more difficult to value than exchange-traded contracts. OTC derivatives also expose the Fund to additional credit risks to the extent a counterparty defaults on a contract.

Depending on how the Fund uses derivatives and the relationships between the market values of the derivative and the Underlying Instrument, derivatives could increase or decrease the Fund’s exposure to the risks of the Underlying Instrument. Derivative contracts may also expose the Fund to additional liquidity and leverage risks. See “Risk Factors in Derivative Instruments” below.

3

The Fund may use derivatives for various purposes, including for cash flow management or, as part of its overall investment strategy, to seek to replicate the performance of a particular index or to seek to enhance returns. The use of derivatives to seek to enhance returns is considered speculative because the Fund is primarily seeking to achieve gains rather than to offset, or hedge, the risks of other positions. When the Fund invests in a derivative for speculative purposes, the Fund is fully exposed to the risks of loss of that derivative, which may sometimes be greater than the cost of the derivative itself. The Fund may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Hedging Risk.    The Fund may use derivative instruments to offset the risks, or to “hedge” the risks, associated with other Fund holdings. For example, derivatives may be used to hedge against movements in interest rates, currency exchange rates and the equity markets through the use of options, futures transactions and options on futures. Derivatives may also be used to hedge against duration risk in fixed-income investments. Losses on one Fund investment may be substantially reduced by gains on a derivative that reacts to the same market movements in an opposite manner. However, while hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Fund or if the cost of the derivative offsets the advantage of the hedge.

Among other risks, hedging involves correlation risk, which is the risk that changes in the value of the derivative will not match (i.e., will not offset) changes in the value of the holdings being hedged as expected by the Fund. In such a case, any losses on the Fund holdings being hedged may not be reduced or may even be increased as a result of the use of the derivative. The inability to close options and futures positions also could have an adverse impact on the Fund’s ability effectively to hedge its portfolio.

There can be no assurance that the use of hedging transactions will be effective. The Fund is not required to engage in hedging transactions, and the Fund may choose not to do so. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

The Fund might not employ any of the derivatives strategies described below, and there can be no assurance that any strategy used will succeed. The Fund’s success in employing derivatives strategies may depend on the Adviser correctly forecasting interest rates, market values or other economic factors, and there can be no assurance that the Adviser’s forecasts will be accurate. If the Adviser’s forecasts are not accurate, the Fund may end up in a worse position than if derivatives strategies had not been employed at all. The Fund’s ability to use certain derivative transactions may be limited by tax considerations and certain other legal considerations. Further, suitable derivative transactions might not be available at all times or in all circumstances. Described below are certain derivative instruments and trading strategies the Fund may use (either separately or in combination) in seeking to achieve its overall investment objectives.

Foreign Currency Transactions.    The Fund also may purchase and sell foreign currency options and foreign currency futures contracts and futures options, and may engage in foreign currency transactions either on a spot (cash) basis at prevailing currency exchange rates or through forward currency contracts. The Fund may engage in these transactions to hedge, directly or indirectly, against currency fluctuations, for other investment purposes and/or to seek to enhance returns. The Fund may enter into currency transactions only with counterparties that the Adviser deems to be creditworthy. Certain of the foreign currency transactions the Fund may use are described below.

Forward Currency Contracts.    The Fund may enter into forward currency contracts (“forwards”) in connection with settling purchases or sales of securities, to hedge the currency exposure associated with some or all of the Fund’s investments or as part of its investment strategy. Forwards are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a set price on a future date. The market value of a forward fluctuates with changes in foreign currency exchange rates. Forwards are marked to market daily based upon foreign currency exchange rates from an independent pricing service, and the change in value is recorded as unrealized appreciation or depreciation. The Fund’s gains from its positions in forward foreign currency contracts may accelerate and/or recharacterize the Fund’s income or gains and its distributions to Shareholders. The Fund’s losses from such positions may also recharacterize the Fund’s income and its distributions to Shareholders and may cause a return of capital to Fund Shareholders. Such acceleration or recharacterization could affect an investor’s tax liability. Forwards are highly volatile, involve substantial currency risk and may also involve credit. The Fund’s ability to engage in foreign exchange hedging may also be constrained by the illiquid nature of the underlying Investment Instruments making it difficult to settle losses on foreign exchange forward contracts.

4

The Fund may use a forward in a “settlement hedge,” or “transaction hedge,” to lock in the U.S. dollar price on the purchase or sale of securities denominated in a foreign currency between the time when the security is purchased or sold and the time at which payment is received. Forward contracts on foreign currency may also be used by the Fund in anticipation generally of the Fund’s making investments denominated in a foreign currency, even if the specific investments have not yet been selected by the Adviser.

In a “position hedge,” the Fund uses a forward contract to hedge against a decline in the value of existing investments denominated in foreign currency. For example, the Fund may enter into a forward contract to sell Japanese yen in return for U.S. dollars in order to hedge against a possible decline in the yen’s value. Position hedges tend to offset both positive and negative currency fluctuations. Alternately, the Fund could hedge its position by selling another currency expected to perform similarly to the Japanese yen. This is called a “proxy hedge” and may offer advantages in terms of cost, yield or efficiency. However, proxy hedges may result in losses if the currency used to hedge does not move in tandem with the currency in which the hedged securities are denominated.

The Fund may also engage in cross-hedging by entering into forward contracts in one currency against a different currency. Cross-hedging may be used to limit or increase exposure to a particular currency or to establish active exposure to the exchange rate between the two currencies.

Options on foreign currencies are affected by the factors that influence foreign exchange rates and investments generally. The Fund’s ability to establish and close out positions on foreign currency options is subject to the maintenance of a liquid secondary market, and there can be no assurance that a liquid secondary market will exist for a particular option at any specific time.

Forward Rate Agreements.    The Fund may also enter into forward rate agreements. Under a forward rate agreement, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates. Any such gain received by the Fund would be taxable. These instruments are traded in the OTC market. These transactions involve risks, including counterparty risk. See “Risk Factors in Derivative Instruments” below.

Additional Risks Associated with Foreign Currency Transactions.    It is extremely difficult to forecast currency market movements, and whether any hedging or other investment strategy will be successful is highly uncertain. Further, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward. Therefore, the Fund may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if the Adviser’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. To the extent the Fund hedges against anticipated currency movements that do not occur, the Fund may realize losses and reduce its total return as a result of its hedging transactions. It is impossible to hedge fully or perfectly against the effects of currency fluctuations on the value of non-U.S. securities because currency movements impact the value of different securities in differing degrees. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund.

The Fund may buy or sell foreign currency options either on exchanges or in the OTC market. Foreign currency transactions on foreign exchanges may not be regulated to the same extent as similar transactions in the United States, may not involve a clearing mechanism and related guarantees and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) lesser trading volume. Foreign currency transactions are also subject to the risks inherent in investments in foreign markets. See “Foreign Investments” below.

5

Risk Factors in Derivative Instruments.    Derivatives are volatile and involve significant risks, including:

•        Correlation Risk — the risk that changes in the value of a derivative instrument will not match the changes in the value of the Fund holdings that are being hedged.

•        Counterparty Risk — the risk that the party on the other side of an OTC derivatives contract or a borrower of the Fund’s securities may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise to honor its obligations.

•        Credit Risk — the risk that the issuer of a security will not be able to make timely principal and interest payments. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of the Fund’s investment in and/or exposure to that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

•        Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

•        Index Risk — in respect of index-linked derivatives, the risks associated with changes in the underlying indices. If an underlying index changes, the Fund may receive lower interest payments or experience a reduction in the value of the derivative to below what the Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction from the reference index), may create leverage to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

•        Interest Rate Risk — the risk that the value of an investment may decrease when interest rates rise because when interest rates rise, the prices of bonds and fixed rate loans fall. Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk (interest rate risk is commonly measured by a fixed income investment’s duration). Falling interest rates also create the potential for a decline in the Fund’s income.

•        Leverage Risk — the risk associated with certain types of investments or trading strategies (for example, borrowing money to increase the amount being invested) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that substantially exceed the amount originally invested.

•        Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like to sell them or at the price the seller believes the security is currently worth, and the risk that the Fund may not be able to meet margin and payment requirements and maintain a derivatives position.

•        Market Risk — the risk from potential adverse market movements in relation to the Fund’s derivatives positions, or the risk that markets could experience a change in volatility that adversely impacts Fund returns and the Fund’s obligations and exposures.

•        Operational and Legal Risk — the risk that certain investments may involve risk of operational issues such as documentation issues, settlement issues, system failures, inadequate controls and human error, and the risk of insufficient capacity or authority of a derivatives counterparty and risk related to the legality or enforceability of a derivatives trading contract.

•        Regulatory Risk — Government legislation or regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the use, value or performance of derivatives. In October 2020, the SEC adopted new regulations applicable to the Fund’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments that, among other things, require the Fund to adopt a derivatives risk management program and appoint a derivatives risk manager that will manage the program and communicate to the board of directors of the Fund. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users and would not be subject to the full requirements of the new rule. The SEC also eliminated the asset segregation and cover framework arising from prior SEC guidance for covering derivatives and certain financial instruments, as

6

discussed herein, effective at the time that the Fund complies with the new rule. The rule could impact the effectiveness or raise the costs of the Fund’s derivatives transactions, impede the employment of the Fund’s derivatives strategies, or adversely affect Fund performance and cause the Fund to lose value.

•        Short Position Risk — The Fund may also take a short position in a derivative instrument, such as a future, forward or swap. A short position in a derivative instrument involves the risk of a theoretically unlimited increase in the value of the underlying instrument which could cause the Fund to suffer a (potentially unlimited) loss.

•        Tax Risk — The tax treatment of a derivative may not be as favorable as a direct investment in the underlying asset. The use of derivatives may adversely affect the timing, character and amount of income the Fund realizes from its investments, and could impair the ability of the Adviser to use derivatives when it wishes to do so.

The potential loss on derivative instruments may be substantial relative to the initial investment therein. The Fund incurs transaction costs in opening and closing positions in derivative instruments. There can be no assurance that the use of derivative instruments will be advantageous.

DOLLAR ROLLS.    The Fund may enter into “dollar rolls” in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase substantially similar (same type, coupon and maturity) but not identical securities on a specified future date. The Fund gives up the right to receive principal and interest paid on the securities sold. However, the Fund would benefit to the extent that the price received for the securities sold is higher than the forward price for the future purchase plus any fee income received. Unless such benefits exceed the income and capital appreciation that would have been realized on the securities sold as part of the dollar roll, the use of this technique would adversely affect the Fund’s investment performance. The benefits derived from the use of dollar rolls may depend, among other things, upon the ability of the Fund’s Adviser to predict interest rates correctly. There can be no assurance that dollar rolls can be successfully employed. In addition, if the Fund uses dollar rolls while remaining substantially fully invested, the amount of the Fund’s assets that are subject to market risk would exceed the Fund’s net asset value, which could result in increased volatility of the price of the Fund’s shares. Further, entering into dollar rolls involves potential risks that are different from those related to the securities underlying the transactions. For example, if the counterparty becomes insolvent, the Fund’s right to purchase from the counterparty may be restricted. Also, the value of the underlying security may change adversely before the Fund is able to purchase it, or the Fund may be required to purchase securities in connection with a dollar roll at a higher price than may be otherwise available on the open market. Further, because the counterparty may deliver a similar, but not identical, security, the Fund may be required to buy a security under the dollar roll that may be of less value than an identical security would have been.

EQUITY RISK.    Equity securities represent an ownership interest, or the right to acquire an ownership interest, in a company. Equity securities include but are not limited to common stock, shares or interests issued by private equity issuers or investment funds, preferred stock, securities convertible into common or preferred stock and warrants or rights to acquire common stock, including options. The value of an equity security may be based on the real or perceived success or failure of the particular company’s business, any income paid to stockholders in the form of a dividend, the value of the company’s assets, general market conditions, or investor sentiment generally. Equity securities may have greater price volatility than other types of investments. These risks are generally magnified in the case of equity investments in distressed companies.

Special Purpose Acquisition Companies Risk.    The Fund may invest in special purpose acquisition companies (“SPACs”) or similar special purpose entities. SPACs are collective investment structures that pool funds in order to seek potential acquisition opportunities. SPACs and similar entities may be blank check companies with no operating history or ongoing business other than to seek a potential acquisition. Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their securities’ prices. In addition, these securities, which are typically traded in the OTC market, may be considered illiquid and/or be subject to restrictions on resale.

7

EVENT RISK.    Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers or similar events financed by the issuer’s taking on additional debt. As a result of the added debt, the credit quality and market value of a company’s bonds and/or other debt securities may decline significantly.

FIXED INCOME SECURITIES.    The Fund is permitted to invest in fixed income securities including, but not limited to: (1) securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities; and (2) non-convertible debt securities issued or guaranteed by U.S. corporations or other issuers (including foreign issuers).

FOREIGN INVESTMENTS.    The Fund may invest in foreign issuers and borrowers, which include: (1) companies organized outside of the United States, including in emerging market countries; (2) foreign sovereign governments and their agencies, authorities, instrumentalities and political subdivisions, including foreign states, provinces or municipalities; and (3) issuers and borrowers whose economic fortunes and risks are primarily linked with markets outside the United States. These securities may be denominated, quoted in or pay income in, U.S. dollars or in a foreign currency. Certain companies organized outside the United States may not be deemed to be foreign issuers or borrowers if the issuer’s or borrower’s economic fortunes and risks are primarily linked with U.S. markets.

Investing in securities of foreign issuers and loans to foreign borrowers involves considerations and potential risks not typically associated with investing in obligations issued by U.S. entities. Less information may be available about foreign entities compared with U.S. entities. For example, foreign issuers and borrowers generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to U.S. issuers and borrowers. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States. Other potential foreign market risks include difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social conditions, such as diplomatic relations, confiscatory taxation, the imposition of sanctions, tariffs, or other governmental restrictions, expropriation, limitation on the removal of funds or assets or imposition of (or change in) exchange control regulations. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities. Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations.

Recent geopolitical events in the European Union and other events (e.g., wars, military conflicts, terrorism or natural disasters) may disrupt securities markets and adversely affect global economies and markets, thereby decreasing the value of the Fund’s investments. Such developments could lead to increased short-term market volatility and may have adverse long-term effects on world economies and markets generally. Those events as well as other changes in regional economic and political conditions could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. For example, the imposition of sanctions, exchange controls (including repatriation restrictions), confiscations, trade restrictions (including tariffs) and other government restrictions by the United States and other governments, or from problems in share registration, settlement or custody, may also result in losses. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed could vary broadly in scope, and their impact is impossible to predict. These types of measures may include, but are not limited to, banning a sanctioned country from global payment systems that facilitate cross-border payments, restricting the settlement of securities transactions by certain investors, and freezing the assets of particular countries, entities, or persons. The imposition of sanctions and other similar measures could, among other things, cause a decline in the value and/or liquidity of securities issued by the sanctioned country or companies located in or economically tied to the sanctioned country, downgrades in the credit ratings of the sanctioned country or companies located in or economically tied to the sanctioned country, devaluation of the sanctioned country’s currency, and increased market volatility and disruption in the sanctioned country and throughout the world. Sanctions and other similar measures could limit or prevent the Fund from buying and selling securities (in the sanctioned country and other markets), significantly delay or prevent the settlement of securities transactions, and significantly impact the Fund’s liquidity and performance. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely affect markets, issuers, and/or foreign exchange rates in other countries.

8

A default or debt restructuring by any European country would adversely impact holders of that country’s debt, and sellers of credit default swaps linked to that country’s creditworthiness (which may be located in other countries). These events may have an adverse effect on the value and exchange rate of the euro and may continue to significantly affect the economies of every country in Europe, including European Union member countries that do not use the euro and non-European Union member countries. If any member country exits the European Monetary Union, the departing country would face the risks of currency devaluation and its trading partners and banks and others around the world that hold the departing country’s debt would face the risk of significant losses. In addition, the resulting economic instability of Europe and the currency markets in general could have a severe adverse effect on the value of securities held by the Fund.

Currency Risk and Exchange Risk.    Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, the value of the Fund that invests in foreign securities as measured in U.S. dollars will be affected by changes in exchange rates. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns. Moreover, transaction costs are incurred in connection with conversions between currencies. See “Currency Risk” above.

Settlement Risk.    Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delays in payment for or delivery of securities) not typically generated in the settlement of U.S. investments. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions being undertaken; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may remain uninvested with no return earned thereon for some period. There may also be the danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Fund. Further, compensation schemes may be non-existent, limited or inadequate to meet the Fund’s claims in any of these events. In connection with any of these events, and other similar circumstances, the Fund may experience losses because of failures of or defects in settlement systems.

There are additional and magnified risks involved with investments in emerging or developing markets, which may exhibit greater price volatility and risk of principal, have less liquidity and have settlement arrangements that are less efficient than in developed markets. In addition, the economies of emerging market countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. Emerging market economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. See “Investments in Emerging Market Securities” below.

GENERAL ECONOMIC RISK.    The success of any investment activity is influenced by general economic and financial conditions that may affect the level and volatility of equity prices, interest rates and the extent and timing of investor participation in the markets for both equity and interest-rate-sensitive securities. Unexpected volatility, illiquidity, governmental action, currency devaluation or other events in the global markets in which the Fund directly or indirectly holds positions could impair the Fund’s ability to carry out its business and could cause the Fund (and therefore the Funds) to incur substantial losses.

GOVERNMENT INTERVENTION IN FINANCIAL MARKETS RISK.    Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically increasing or lowering of interest rates. For example, in response to the outbreak of COVID-19, the U.S. Government passed the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) into law in March 2020 and the American Rescue Plan Act of 2021 (the “Rescue Act”) into law in March 2021. There can be no guarantee that the CARES Act, the Rescue Act or other economic stimulus bills (within the United States or other affected countries throughout the world) will be sufficient or will have their intended effect. In addition, an unexpected or quick reversal of such policies could increase volatility in securities markets, which could adversely affect the Fund’s investments.

9

In addition, instability in the financial markets during and after the 2008-2009 financial downturn also led the U.S. Government and governments across the world to take a number of actions designed to support certain financial institutions and segments of the financial markets that experienced extreme volatility, and in some cases a lack of liquidity. Most significantly, the U.S. Government has enacted a broad-reaching regulatory framework over the financial services industry and consumer credit markets. Federal, state, and other governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund itself is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Fund’s portfolio holdings. Furthermore, volatile financial markets can expose the Fund to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Fund. The Fund has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. The Adviser will monitor developments and seek to manage the Fund in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that they will be successful in doing so.

The value of the Fund’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which the Fund invests. In the event of such a disturbance, issuers of securities held by the Fund may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.

GP STAKES RISK.

Inability to Invest in GP Stakes.    In the event that the Fund is able to make investments in GP Stakes only at certain times, the Fund may invest any portion of its assets that are not invested in GP Stakes in money market securities, or other liquid assets pending investment in GP Stakes.

Concentration of Investments.    The Adviser has broad discretion over the Fund’s investment program and may allocate all of the Fund’s assets to a limited number of GP Stakes. There is no guaranty that any GP Stake will itself have appropriate levels of diversification.

Lack of Operating History.    Some of the GP Stake may not have commenced or may have only recently commenced operations and, accordingly, may have no operating history upon which the Adviser may evaluate its likely performance. The past performance of previous investments of affiliates of a GP Stake cannot be relied upon as indicators of the performance or success of such GP Stake.

Lack of Transparency.    The Adviser will endeavor to monitor each GP Stake and the sponsor of such GP Stake (“GP Stake Sponsor”), as applicable, routinely, but the Adviser is unlikely to have access to information about the underlying portfolio positions of the Fund’s investments in each GP Stake on a regular basis, if applicable. Investors in a GP Stake, moreover, typically have no right to demand such information of the managers. Accordingly, the Adviser will not be in a position to analyze or respond to developments within any GP Stake unless and until information relating thereto is disseminated by the applicable GP Stake or GP Stake Sponsor to the GP Stake’s investors, including, directly or indirectly, the Fund. Such information may not necessarily be timely or complete.

Risk Associated with Unspecified Investments.    Investors in the GP Stakes, including the Fund, will be relying on the ability of the issuers of GP Stakes and GP Stake Sponsors, as applicable, to identify, select, develop and realize investments and business opportunities. Even if the investments and business ventures of the GP Stakes are successful, they may not produce a realized return to the Fund, and in turn to the Shareholders, for a period of several years.

10

Dependence on Key Personnel.    The success of each GP Stake and, in turn, the Fund, depends significantly on the applicable GP Stake’s and, if applicable, the relevant GP Stake Sponsor’s key personnel. Each GP Stake and GP Stake Sponsor will be relying extensively on the experience, relationships and expertise of these key personnel. There can be no assurance that these individuals will remain in the employment of a GP Stake or GP Stake Sponsor, or otherwise continue to be able to carry on their current duties throughout the term of such GP Stake. Certain of the key personnel, in addition to their responsibilities on behalf of a GP Stake, have responsibility for other investment activities.

Lack of Control Over GP Stake Policies.    The management, financing and disposition policies of each GP Stake are determined by the management team of such GP Stake, including, if applicable, the relevant GP Stake Sponsor. These policies may be changed at the discretion of such persons without a vote of the investors in the GP Stake, and any such changes could be detrimental to the value of the GP Stake. The investors in a GP Stake will have no right to participate in the day-to-day operation of such GP Stake, including investment and disposition decisions and decisions regarding the operation of portfolio companies. The Fund will have limited voting rights under the GP Stake’s governing documents.

Indemnification of each GP Stake Sponsor.    As an investor in each GP Stake, the Fund may be required to directly or indirectly indemnify any applicable GP Stake Sponsor and certain other persons as set forth in the applicable governing documents from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of interests in the applicable GP Stake. Each GP Stake Sponsor has broad indemnification rights and limitations on liability.

Potential Inability to Meet Investment Objective.    There can be no assurance that the investment strategies employed by a GP Stake will be successful. A GP Stake’s prior performance, or the prior performance of any relevant sponsor, cannot be used to predict future profitability of any GP Stake.

Failure to Make Capital Contributions.    If the Fund fails to make capital contributions to a GP Stake when due, the Fund will likely be subject to various penalties, including the possibility of forfeiture of some or all of the Fund’s prior capital contributions to such GP Stake. The Fund intends to take any necessary action to prevent its failure to make its capital commitments when due to any GP Stake.

Multiple Levels of Expense.    Certain of the GP Stakes may impose operating costs, fees and expenses, performance fees or allocations on realized and unrealized appreciation and other income, and carried interest distributions. This will result in greater expense and lesser return on investment than if such fees were not charged.

No Assurance of Profit, Cash Distribution, or Appreciation.    There is no assurance that the GP Stakes will be profitable, or that any distribution will be made by the Fund. Any return on investment will depend on the successful investments made by and/or the successful business ventures of the GP Stakes. There is no assurance that such investments will be successful. The marketability and value of any GP Stake will depend upon many factors beyond the control of the Adviser. The GP Stakes may be illiquid. Illiquidity may result from the absence of an established market for the GP Stakes, as well as legal, contractual or other restrictions on their resale by the GP Stake. Dispositions of GP Stakes may be subject to contractual and other limitations on transfer or other restrictions that would interfere with subsequent sales of such investments or adversely affect the terms that could be obtained upon any disposition thereof. In addition, the ability to exit a GP Stake through the public markets will depend on market conditions. In some cases, GP Stakes may be long-term in nature, and may require many years from the date of initial investment before disposition. The possibility of partial or total loss of capital will exist, and investors should not hold Shares of the Fund unless they can readily bear the consequences of such loss.

Subjective Valuations.    A GP Stake, and any investments made in turn by such GP Stake, may consist of securities for which there is no public market valuation. The valuation of these investments will be made by the Adviser and may have a significant effect on the NAV of the Fund. The illiquid nature of these non-publicly traded securities, and the inherently more subjective and imprecise nature of the valuation process for such illiquid securities, creates a greater possibility that significant changes in value could occur during the investment year (than is otherwise the case with publicly traded stocks).

Competition.    There is currently, and will likely continue to be, competition for investment opportunities by investment vehicles and others with investment objectives and strategies identical or similar to certain of the GP Stakes’ investment objectives and strategies as well as by strategic investors. There can be no assurance that any GP

11

Stake Sponsor or the management team of such GP Stake will be able to locate and complete investments which satisfy the GP Stake’s rate of return objectives or realize upon their values or that any GP Stake will be able to invest fully its committed capital, if applicable.

HIGH YIELD INVESTMENTS (“JUNK BONDS”).    Any security or loan with a long-term credit rating of “Ba” or lower by Moody’s Investors Service, Inc. (“Moody’s”), “BB” or lower by Standard and Poor’s Corporation (“S&P”) or “BB” or lower by Fitch, Inc. (“Fitch”), as well as any security or loan that is unrated but determined by the Adviser to be of comparable quality, is below investment grade.

Securities and bank loans rated below investment grade are commonly referred to as “high yield-high risk debt securities,” “junk bonds,” “leveraged loans” or “emerging market debt,” as the case may be. Each rating category has within it different gradations or sub-categories. For instance, the “Ba” rating for Moody’s includes “Ba3”, “Ba2” and “Ba1”. Likewise, the S&P and Fitch rating category of “BB” includes “BB+”, “BB” and “BB-”. If the Fund is authorized to invest in a certain rating category, the Fund is also permitted to invest in any of the sub-categories or gradations within that rating category.

Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the Fund. Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds are also subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities. Further, issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

In addition, junk bonds frequently have redemption features that permit an issuer to repurchase the security before it matures. If an issuer redeems junk bonds owned by the Fund, the Fund may have to invest the proceeds in bonds with lower yields and may lose income. Junk bonds may also be less liquid than higher rated fixed income securities, even under normal economic conditions. Moreover, there are relatively few dealers in the junk bond market, and there may be significant differences among these dealers’ price quotes. Because they are less liquid, judgment may play a greater role in valuing these securities than is the case with securities that trade in a more liquid market.

The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. The credit rating of a junk bond does not necessarily take into account its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer. These securities and bank loans generally entail greater risk (including the possibility of default or bankruptcy of the issuer), involve greater volatility of price and risk to principal and income and may be less liquid than securities and bank loans in higher rating categories. Securities and bank loans in the highest category below investment grade are considered to be of poor standing and predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. As such, these investments often have reduced values that, in turn, negatively impact the value of the Fund’s shares. If a security or bank loan is downgraded to a rating category that does not qualify for investment, the Adviser will use its discretion on whether to hold or sell based upon its opinion on the best method to maximize value for Shareholders over the long term.

DISTRESSED SECURITIES.    The Fund may invest in debt securities issued by companies that are involved in reorganizations, financial restructurings or bankruptcy. Investments in such distressed securities are speculative and involve substantial risks in addition to the risks of investing in junk bonds. The Fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. These securities may present a substantial risk of default or may be in default at the time of investment. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities, including equity securities, with a value less than its original investment. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale, and sales may be possible only at substantial discounts. Distressed securities and any securities received in exchange for such securities may also be difficult to value and/or liquidate.

12

INDUSTRY CONCENTRATION.    The Fund’s assets will be concentrated (i.e., more than 25% of the value of the Fund’s assets) in securities of issuers having their principal business activities in the asset management industry. Because the Fund will be concentrated in the asset management industry, the Fund will be subject to the risk that economic, political, business or other conditions that have a negative effect on such industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of sectors or industries.

ILLIQUID INVESTMENTS.    An illiquid investment for the Fund means any investment that the Adviser reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. The Fund may not be able to sell illiquid securities or other investments when the Adviser considers it desirable to do so or may have to sell such securities or other investments at a price that is lower than the price that could be obtained if the securities or other investments were more liquid. Illiquid securities also may be more difficult to value due to the lack of reliable market quotations for such securities or investments, and investments in them may have an adverse impact on the Fund’s net asset value.

Securities and other investments purchased by the Fund that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the security, market events, economic conditions or investor perceptions. Domestic and foreign markets are becoming more and more complex and interrelated such that events in one sector of the market or the economy, or in one geographical region, can reverberate and have negative consequences for other market, economic or regional sectors in a manner that may not be reasonably foreseen. With respect to OTC securities, the continued viability of any OTC secondary market depends on the continued willingness of dealers and other participants to purchase the securities.

INFLATION RISK.    The Fund’s investments may be subject to inflation risk, which is the risk that the real value (i.e., nominal price of the asset adjusted for inflation) of assets or income from investments will be less in the future as inflation decreases the purchasing power and value of money (i.e., as inflation increases, the real value of the Fund’s assets can decline). Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the domestic or global economy and changes in monetary or economic policies (or expectations that these policies may change), and the Fund’s investments may not keep pace with inflation, which would generally adversely affect the real value of Fund Shareholders’ investment in the Fund. This risk is greater for fixed-income instruments with longer maturities. In addition, this risk may be significantly elevated compared to normal conditions because of recent monetary policy measures and the current interest rate environment.

INITIAL PUBLIC OFFERINGS (“IPO RISK”).    Securities issued in IPOs have no trading history, and information about the issuing companies may be available for very limited periods. Some of the companies involved in new industries may be regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of them. Many IPOs are by small- or micro-cap companies that are undercapitalized. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO is complete. The effect of IPOs on the Fund’s performance depends on a variety of factors, including the number of IPOs the Fund invests in relative to the size of the Fund and whether and to what extent a security purchased in an IPO appreciates and depreciates in value. Although investments in IPOs have the potential to produce substantial gains in a short period of time, there is no assurance that the Fund will have access to profitable IPOs, that any particular IPO will be successful, or that any gains will be sustainable. Investors should not rely on past gains attributable to IPOs as an indication of future performance.

INTEREST RATE RISK.    Interest rate risk is the risk that an investment held by the Fund may go down in value when interest rates rise because when interest rates rise, the prices of bonds and fixed rate loans fall. Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk. For this reason, the longer the Fund’s average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price. A variety of factors can cause interest rates to rise, including central bank monetary policies and inflation rates. Falling interest rates may also lead to a decline in the Fund’s income. To the extent the U.S. Federal Reserve Board (the “Fed”) raises interest rates, there is a risk that interest rates across the U.S. financial system may rise. Actions taken by the Fed or foreign central banks to stimulate or stabilize economic growth, such as decreases or increases in short-term interest rates, may adversely affect markets, which could, in turn, negatively impact Fund performance. Moreover, rising interest rates may lead to decreased liquidity in the bond markets, making it more difficult for the Fund to value or sell some or all of its bond holdings at any given time. A substantial increase in interest rates may also have an adverse impact on the liquidity of one or more portfolio securities, especially those with longer maturities.

13

Interest rates may increase or decrease due to governmental actions, among other factors. During periods when interest rates are low (or negative), the Fund’s yield (or total return) may also be low and fall below zero. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Fund performance to the extent the Fund is exposed to such interest rates and/or volatility. Certain European countries and Japan have pursued negative interest rate policies. A negative interest rate policy is an unconventional central bank monetary policy tool where nominal target interest rates are set with negative value intended to help create self-sustaining growth in the local economy. To the extent the Fund holds a debt instrument with a negative interest rate, the Fund would generate a negative return on that investment. If negative interest rates become more prevalent in the market, investors may seek to reallocate their investment to other income-producing assets, which could further reduce the value of instruments with a negative yield.

INVESTMENTS IN EMERGING MARKET SECURITIES.    The Fund may invest in securities of issuers that conduct their principal business activities in, or whose securities are traded principally on exchanges located in, less developed countries considered to be “emerging markets.” Unless otherwise stated in the Fund’s investment strategy, emerging markets are those markets (1) included in emerging market or equivalent classifications by the United Nations (and its agencies); (2) having per capita income in the low to middle ranges, as determined by the World Bank; or (3) the Fund’s benchmark index provider designates as emerging. Emerging countries are generally located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America. Investing in emerging market securities involves not only the risks described above with respect to investing in foreign securities, but also other risks that may be more severe and pervasive than those present in foreign countries with more developed markets. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. The value of the Fund’s investments in emerging markets securities may be adversely affected by changes in the political, economic or social conditions, expropriation, nationalization, limitation on the removal of funds or assets, controls, tax regulations and other restrictions in emerging market countries. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such circumstances, it is possible that the Fund could lose the entire amount of its investments in the affected market.

Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war and ethnic, religious and racial conflicts, as well as the imposition of sanctions. The Fund’s emerging market investments may introduce exposure to economic structures that are generally less diverse and mature than, and to political systems that can be expected to have less stability than, those of developed countries. Other characteristics of emerging markets that may affect investments include national policies that may restrict investment by foreigners in issuers or industries deemed sensitive to relevant national interests and the absence of developed legal structures governing private and foreign investments and private property, and the ability of U.S. authorities (e.g., SEC and the U.S. Department of Justice) and investors (e.g., the Fund) to bring actions against bad actors may be limited. As a result of these legal structures and limitations, the Fund faces the risk of being unable to enforce its rights with respect to its investments in emerging markets, which may cause losses to the Fund. Settlements of trades in emerging markets may be subject to significant delays. The inability to make intended purchases of securities due to settlement problems could cause missed investment opportunities. Losses could also be caused by an inability to dispose of portfolio securities due to settlement problems. Also, the typically small size of the markets for securities of issuers located in emerging markets and the possibility of a low or nonexistent volume of trading in those securities may result in lack of liquidity and price volatility of those securities. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

The risks outlined above are often more pronounced in “frontier markets” in which the Fund may invest. Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid, and as a result, the risks of investing in emerging markets are magnified in frontier markets. This magnification of risks is the result of a number of factors, including: government ownership or control of parts of the private sector and of certain companies; trade barriers; exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; less

14

uniformity in accounting and reporting requirements; unreliable securities valuation; greater risk associated with custody of securities; and the relatively new and unsettled securities laws in many frontier market countries. In addition, the markets of frontier countries typically have low trading volumes, leading to a greater potential for extreme price volatility and illiquidity. This volatility may be further increased by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of funds investing in these markets could significantly affect local securities prices and, therefore, the net asset value of the Fund. All of these factors make investing in frontier market countries significantly riskier than investing in other countries, including more developed and traditional emerging market countries, and any one of them could cause the net asset value of the Fund’s shares to decline.

In addition to the risks of foreign investing and the risks of investing in emerging or frontier markets, investments in certain countries with recently developed markets and structures, such as Nigeria, Croatia and Russia, implicate certain specific risks. Because of the recent formation of these securities markets and the underdeveloped state of these countries’ banking systems, settlement, clearing and registration of securities transactions are subject to significant risks. Share ownership is often defined and evidenced by extracts from entries in a company’s share register, but such extracts are neither negotiable instruments nor effective evidence of securities ownership. Further, the registrars in these countries are not necessarily subject to effective state supervision or licensed by any governmental entity, there is no central registration system for Shareholders and it is possible for the Fund to lose its entire ownership rights through fraud, negligence or mere oversight. In addition, while applicable regulations may impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. In Croatia, these risks are limited to investments in securities that are not traded on the national stock exchange. However, in other countries, including Nigeria and Russia, all securities investments are subject to these risks.

The Fund may invest in Sukuk. Sukuk are similar to conventional senior, unsecured bonds but are structured to comply with Sharia, or Islamic, law and its investment principles, which, inter alia, prohibit the charging or paying of interest. Sukuk represent undivided shares in the income generated by an underlying asset or pool of assets (the “Underlying Assets”) and/or contractual payment obligations of an obligor.

Obligors include international financial institutions, corporations, foreign governments and agencies of foreign governments (each, an “Obligor”). Obligors typically arrange for the issue sukuk through a special purpose vehicle or similar corporate entity (the “Sukuk Issuer”). For sukuk linked to Underlying Assets, title to the Underlying Assets is transferred to the Sukuk Issuer; for sukuk that are not linked to Underlying Assets, the sukuk represents an interest in the income stream generated by one or more contractual payment obligations of the Obligor to the Sukuk Issuer. In either event, the payments received by the investor do not come from interest on such investor’s money.

Since the investors in sukuk purchase an instrument with income or periodic payments linked to a specific income stream, investors are subject to the risk that the relevant Underlying Assets or the contractual payment obligations may not perform as expected, and the flow of income may, accordingly, be slower than expected or may cease altogether. In particular, Sukuk Issuers typically agree to redeem the sukuk at the end of a contractual term at an agreed price, similar to a maturity date. The ability of a Sukuk Issuer to redeem such sukuk is dependent on the income generated by the sukuk during its life and the ability and willingness of the Obligor to make payments to the Sukuk Issuer for payment to the investors.

No collateral, including the Underlying Assets, is pledged as security for sukuk. As unsecured investments, sukuk are backed only by the credit of the Obligor. Sukuk are also subject to the risks associated with developing and emerging market economies, which include, among others, inconsistent accounting and legal principles.

The process to resolve a default or other non-payment event in respect of sukuk is likely to take longer than resolving a default in respect of a bond. In addition, it is possible that evolving interpretations of Sharia law by courts or Islamic scholars on sukuk structures and sukuk transferability, or a determination subsequent to the issuance of a sukuk by courts or Islamic scholars that such sukuk does not comply with Sharia law and its investment principles, could have an adverse effect on the price and liquidity of a such sukuk, similarly-structured sukuk or the sukuk market in general and give rise to defenses of the Obligor and the Sukuk Issuer that amounts under the sukuk are not payable either in full or in part. In addition, investors’ ability to pursue and enforce actions with respect to these payment obligations or to otherwise enforce the terms of the sukuk, restructure the sukuk, obtain a judgment in a court of competent jurisdiction or attach assets of the Sukuk Issuer or the Obligor may be limited. In addition, as with conventional debt instruments, sukuk prices may change in response to global interest rate changes.

15

While the global sukuk market has grown in recent years, it is significantly smaller than bond market and there may be times when the market is illiquid and it is difficult to make an investment in, or dispose of, sukuk. Unlike bonds, sukuk are generally held to maturity, and trading is limited to the primary market.

GLOBAL RISKS.    Due to highly interconnected global economies and financial markets, the value of the Fund’s securities and its underlying investments may go up or down in response to governmental actions and/or general economic conditions throughout the world. Events such as war, military conflict, acts of terrorism, social unrest, natural disasters, recessions, inflation, rapid interest rate changes, supply chain disruptions, sanctions, the spread of infectious illness or other public health threats could also significantly impact us and its investments.

Investments in Subsidiary Risk.    The Fund may invest in the shares of one or more wholly owned and controlled subsidiaries (each, a “Subsidiary”). Each Subsidiary is advised by the Adviser and managed pursuant to compliance policies and procedures that are the same, in all material respects, as the policies and procedures adopted by the Fund. The Fund is the sole shareholder of each Subsidiary, and shares of a Subsidiary are not sold or offered to other investors. Each Subsidiary is not registered under the 1940 Act and, unless otherwise noted in the Fund’s prospectus or this SAI, is not subject to the investor protection mechanisms or oversight regime of the 1940 Act. However, because the Fund wholly owns and controls each Subsidiary, and the Fund and each Subsidiary are both managed by the Adviser, it is unlikely that a Subsidiary will take action contrary to the interests of the Fund and its Shareholders.

LARGE SHAREHOLDER TRANSACTION RISK.    The Fund may experience adverse effects when certain large Shareholders purchase or request repurchases of large numbers of shares of the Fund. These Shareholders (or a single Shareholder) may purchase shares or request repurchases of the Fund in large amounts unexpectedly or rapidly, including as a result of an asset allocation decision made by the Fund’s investment adviser. Such transactions could adversely affect the ability of the Fund to conduct its investment program. Such large Shareholder repurchases may cause the Fund to sell portfolio securities at times when it would not otherwise do so, which may negatively impact the Fund’s net asset value and liquidity. Large repurchase requests could also cause the Fund’s quarterly repurchase offers to be oversubscribed and result in Shareholders only having a prorated portion of the shares they requested repurchased. Similarly, large Fund share purchases may adversely affect the Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. These transactions may also accelerate the realization of taxable income to Shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, large Shareholder repurchases could result in the Fund’s current expenses being allocated over a smaller asset base, leading to an increase in the Fund’s expense ratios.

LEVERAGE RISK.    Certain transactions, including derivatives, to-be-announced investments and other when-issued, delayed delivery or forward commitment transactions, involve a form of leverage. Transactions involving leverage provide investment exposure in an amount exceeding the initial investment. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. Certain derivatives have the potential to cause unlimited losses for the Fund, regardless of the size of the initial investment. Leverage may also cause the Fund’s NAV to be more volatile than if the Fund had not been leveraged, as relatively small market movements may result in large changes in the value of a leveraged investment. To reduce the risk associated with leveraging, the Fund may “cover” its position in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder. The use of leverage may cause the Fund to liquidate portfolio positions to satisfy its obligations when it may not be advantageous to do so.

SOFR Risk.    Since the discontinuation of the London Interbank Offered Rate (“LIBOR”), certain debt securities, derivatives or other financial interests have generally issued debt based on Term SOFR. SOFR is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level data collected from various sources. SOFR is calculated and published by the Federal Reserve Bank of New York (“FRBNY”). Term SOFR is a forward-looking term rate determined with reference to certain SOFR derivatives. Changes in the levels of Term SOFR will affect the amount of interest payable on debt securities.

Both SOFR and Term SOFR are fundamentally different from LIBOR. LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to

16

short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates, such as three-month LIBOR, during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR or related derivatives markets, like Term SOFR, will perform in the same or similar way as LIBOR would have performed at any time, and there is no assurance that SOFR or such SOFR-based rates will be a suitable substitute for LIBOR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates like Term SOFR, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR or Term SOFR in the future, including following the discontinuation of synthetic LIBOR, may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Risks of Replacement Rates.    If the applicable rate of interest on any debt security, derivative or financial instrument is calculated with reference to a tenor which is discontinued, such rate of interest will then be determined by the provisions of the affected security, which may include determination by the relevant calculation agent in its discretion. The administrator of a reference rate will not have any involvement in the affected debt securities or loans and may take any actions in respect of such rate without regard to the effect of such actions on the debt securities or loans.

Alteration of the terms of a debt instrument or a modification of the terms of other types of contracts to replace the reference rate could result in a taxable exchange and the realization of income and gain/loss for U.S. federal income tax purposes. The IRS has issued regulations regarding the tax consequences of the transition from an interbank offered rate (“IBOR”) to a new reference rate in debt instruments and non-debt contracts. Under the regulations, alteration or modification of the terms of a debt instrument to replace an operative rate that uses a discontinued IBOR with a qualified rate (as defined in the regulations) including true up payments equalizing the fair market value of contracts before and after such IBOR transition, to add a qualified rate as a fallback rate to a contract whose operative rate uses a discontinued IBOR or to replace a fallback rate that uses a discontinued IBOR with a qualified rate would not be taxable. The IRS may provide additional guidance, with potential retroactive effect.

LIQUIDATION OF FUND.    The Board may determine to close and liquidate the Fund at any time. In the event of the liquidation of the Fund, Shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Fund. A liquidating distribution may be a taxable event for Shareholders who do not hold their shares in a tax deferred account and, depending on a Shareholder’s basis in his or her Fund shares, may result in the recognition of a gain or loss for tax purposes.

LOANS AND LOAN PARTICIPATIONS.    Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the SOFR or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Fund may experience difficulties in selling its corporate loans. The Fund may make certain corporate loan investments as part of a broader group of lenders (together often referred to as a “syndicate”) that is represented by a leading financial institution (or agent bank). The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems or is terminated, the Fund may not recover its investment or recovery may be delayed. Corporate loans may be denominated in currencies other than U.S. dollars and are subject to the credit risk of nonpayment of principal or interest. Further, substantial increases in interest rates may cause an increase in loan defaults. Although the loans will generally be fully collateralized at the time of acquisition, the collateral may decline in value, be relatively illiquid or lose all or substantially all of its value subsequent to investment. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund’s rights to the collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

The Fund may also invest in second lien loans (secured loans with a claim on collateral subordinate to a senior lender’s claim on such collateral) and unsecured loans. Holders’ claims under unsecured loans are subordinated to claims of creditors holding secured indebtedness and possibly other classes of creditors holding unsecured debt. Unsecured loans have a greater risk of default than secured loans, particularly during periods of deteriorating economic conditions. Also, since they do not afford the lender recourse to collateral, unsecured loans are subject to greater risk of nonpayment in the event of default than secured loans. Many such loans are relatively illiquid and may be difficult to value.

17

Some bank loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the bank loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of the bank loans, including, in certain circumstances, invalidating such bank loans or causing interest previously paid to be refunded to the borrower. If interest were required to be refunded, it could negatively affect Fund performance.

Indebtedness of companies whose creditworthiness is poor involves substantially greater risks and may be highly speculative. Some companies may never pay off their indebtedness or pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, the Fund bears a substantial risk of losing the entire amount invested.

Investments in bank loans through a direct assignment of the financial institution’s interest with respect to the bank loan may involve additional risks. For example, if a secured bank loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as a co-lender.

Bank loans may be structured to include both term loans, which are generally fully funded at the time of investment, and revolving credit facilities, which would require the Fund to make additional investments in the bank loans as required under the terms of the credit facility at the borrower’s demand.

A financial institution’s employment as agent bank may be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement would remain available to the holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund may incur certain costs and delays in realizing payments on a bank loan or loan participation and could suffer a loss of principal and/or interest.

FLOATING RATE LOANS.    The Fund may invest in interests in floating rate loans (often referred to as “floaters”). Senior floating rate loans hold the most senior position in the capital structure of a business entity (the “Borrower”), are typically secured by specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debtholders and stockholders of the Borrower. The Fund may also invest in second lien loans (secured loans with a claim on collateral subordinate to a senior lender’s claim on such collateral) and unsecured loans. The Fund may also invest in companies whose financial condition is uncertain and that may be involved in bankruptcy proceedings, reorganizations or financial restructurings. Floating rate loans typically have rates of interest that are reset or redetermined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a spread. The base lending rates are primarily SOFR and secondarily the prime rate offered by one or more major United States banks (the “Prime Rate”) and the certificate of deposit (“CD”) rate or other base lending rates used by commercial lenders. Floating rate loans are typically structured and administered by a financial institution that acts as the agent of the lenders participating in the floating rate loan. Floating rate loans may be acquired directly through the agent, as an assignment from another lender who holds a direct interest in the floating rate loan or as a participation interest in another lender’s portion of the floating rate loan.

The value of the collateral securing a floating rate loan can decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate. As a result, a floating rate loan may not be fully collateralized and can decline significantly in value. Floating rate loans generally are subject to legal or contractual restrictions on resale. The liquidity of floating rate loans, including the volume and frequency of secondary market trading in such loans, varies significantly over time and among individual floating rate loans. For example, if the credit quality of a floating rate loan unexpectedly declines significantly, secondary market trading in that floating rate loan can also decline for a period of time. During periods of infrequent trading, valuing a floating rate loan can be more difficult, and buying and selling a floating rate loan at an acceptable price can be more difficult and delayed. Difficulty in selling a floating rate loan can result in a loss and can hinder the Fund’s ability to meet repurchase requests.

Many loans in which the Fund may invest may not be rated by a rating agency, and many, if not all, loans will not be registered with the SEC or any state securities commission and will not be listed on any national securities exchange. The amount of public information available with respect to loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the investment adviser considers, and may rely in part, on analyses performed by others. In the event that loans are not rated, they are

18

likely to be the equivalent of below investment grade quality. Debt securities that are rated below-investment-grade and comparable unrated bonds are viewed by the rating agencies as having speculative characteristics and are commonly known as “junk bonds”. Historically, senior-secured floating rate loans tend to have more favorable loss recovery rates than more junior types of below-investment-grade debt obligations. The Adviser does not view ratings as the primary factor in its investment decisions and relies more upon its credit analysis abilities than upon ratings.

Loans and other corporate debt obligations are subject to the risk of non-payment of scheduled interest or principal. Floating rate loans are rated below-investment-grade, which means that rating agencies view them as more likely to default in payment than investment-grade loans. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the net asset value of the Fund. Some floating rate loans are also subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such floating rate loans to presently existing or future indebtedness of the Borrower or take other action detrimental to the holders of floating rate loans including, in certain circumstances, invalidating such floating rate loans or causing interest previously paid to be refunded to the Borrower. If interest were required to be refunded, it could negatively affect the Fund’s performance.

Prepayment Risks.    Most floating rate loans and certain debt securities allow for prepayment of principal without penalty. Loans and securities subject to prepayment risk generally offer less potential for gains when interest rates decline, and may offer a greater potential for loss when interest rates rise. In addition, with respect to fixed-rate investments, rising interest rates may cause prepayments to occur at a slower than expected rate, thereby effectively lengthening the maturity of the investment and making the investment more sensitive to interest rate changes. Accordingly, the potential for the value of a floating rate loan or security to increase in response to interest rate declines is limited. Further, loans or debt securities purchased to replace a prepaid loan or debt security may have lower yields than the yield on the prepaid loan or debt security.

Market Risks.    Significant events, such as turmoil in the financial and credit markets, geopolitical events, terrorist events, and other market disruption events, such as weather or infrastructure disruptions that affect the markets generally, can affect the liquidity of the markets and cause spreads to widen or interest rates to rise, resulting in a reduction in value of the Fund’s assets. Other economic factors (such as a large downward movement in security prices, a disparity in supply of and demand for certain loans and securities or market conditions that reduce liquidity) can also adversely affect the markets for debt obligations. Rating downgrades of holdings or their issuers will generally reduce the value of such holdings. The Fund is also subject to income risk, which is the potential for a decline in the Fund’s income due to falling interest rates or market reductions in spread.

Terrorist attacks and related events, including wars in Iraq and Afghanistan and their aftermath, and the recent rise of the militant group known as the Islamic State of Iraq and Syria, have led to increased short-term market volatility and may have long-term effects on U.S. and world economies and markets. A similar disruption of the financial markets, such as the problems in the subprime market, could affect interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors relating to investments in floating rate loans. In particular, junk bonds and floating rate loans tend to be more volatile than higher-rated fixed income securities; as such, these circumstances and any actions resulting from them may have a greater effect on the prices and volatility of junk bonds and floating rate loans than on higher-rated fixed income securities. The Fund cannot predict the effects of similar events in the future on the U.S. economy.

MATERIAL NON-PUBLIC INFORMATION.    The Fund may be in possession of material non-public information about a Borrower or issuer as a result of its ownership of a loan or security of such Borrower or issuer. Because of prohibitions on trading in securities of issuers while in possession of such information, the Fund may be unable to enter into a transaction in a loan or security of such a Borrower or issuer when it would otherwise be advantageous to do so.

REGULATORY RISK.    To the extent that legislation or federal regulators impose additional requirements or restrictions on the ability of financial institutions to make loans, particularly in connection with highly leveraged transactions, floating rate loans for investment may become less available. Any such legislation or regulation could also depress the market values of floating rate loans. Loan interests may not be considered “securities,” and purchasers, such as the Fund, may, therefore, not be entitled to rely on the anti-fraud protections of the federal securities laws.

19

LOAN PARTICIPATIONS.    A participation interest is a fractional interest in a loan, issued by a lender or other financial institution. The lender selling the participation interest remains the legal owner of the loan. Where the Fund is a participant in a loan, it does not have any direct claim on the loan or any rights of set-off against the borrower and may not benefit directly from any collateral supporting the loan. As a result, the Fund is subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

The lack of a highly liquid secondary market may have an adverse impact on the ability to dispose of particular loan participations when necessary to meet repurchase requests of the Fund’s shares, to meet the Fund’s liquidity needs or when necessary in response to a specific economic event, such as deterioration in the creditworthiness of the borrower. The lack of a highly liquid secondary market for loan participations also may make it more difficult for the Fund to value these investments for purposes of calculating its net asset value.

Senior Loans.    Senior debt (frequently issued in the form of senior notes or referred to as senior loans) is debt that takes priority over other unsecured or otherwise more “junior” debt owed by the issuer. Senior debt has greater seniority in the issuer’s capital structure than subordinated debt. In the event the issuer goes bankrupt, senior debt theoretically must be repaid before other creditors receive any payment. There is less readily available, reliable information about most senior loans than is the case for many other types of securities. In addition, there is no minimum rating or other independent evaluation of a borrower or its securities limiting the Fund’s investments in senior loans, and thus the Adviser relies primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. As a result, the Fund that invests in senior loans is particularly dependent on the analytical abilities of its Adviser.

An economic downturn generally leads to a higher non-payment rate, and a senior loan may lose significant value even before a default occurs. Further, any specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect a senior loan’s value.

No active trading market may exist for certain senior loans, which may impair the Fund’s ability to realize full value in the event that it needs to sell a senior loan and may make it difficult to value senior loans. Adverse market conditions may impair the liquidity of some actively traded senior loans. To the extent that a secondary market does exist for certain senior loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

Although senior loans in which the Fund invest generally will be secured by specific collateral, there can be no assurance that liquidation of such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. If the terms of a senior loan do not require the borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrowers’ obligations under the senior loans. To the extent that a senior loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower. Uncollateralized senior loans involve a greater risk of loss. Some senior loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the senior loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include the invalidation of senior loans.

If a senior loan is acquired through an assignment, the Fund may not be able unilaterally to enforce all rights and remedies under the loan and with regard to any associated collateral. If a senior loan is acquired through a participation, the acquiring Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the entity selling the participation.

Senior loans in which the Fund may invest may be rated below investment grade. The risks associated with these senior loans are similar to the risks of below investment grade securities, although senior loans are typically senior and secured in contrast to other below investment grade securities, which are often subordinated and unsecured. This

20

higher standing of senior loans has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest rates are typically adjusted for changes in short-term interest rates, senior loans generally are subject to less interest rate risk than other below investment grade securities (which are typically fixed rate).

Unsecured Loans.    The claims of holders of unsecured loans are subordinated to, and thus lower in priority of payment to, claims of creditors holding secured indebtedness and possibly other classes of creditors holding unsecured debt. Unsecured loans have a greater risk of default than secured loans, particularly during periods of deteriorating economic conditions. In addition, since they do not afford the lender recourse to collateral, unsecured loans are subject to greater risk of nonpayment in the event of default than secured loans.

Delayed Settlement.    Compared to securities and to certain other types of financial assets, purchases and sales of senior loans take relatively longer to settle, partly due to the fact that senior loans require a written assignment agreement and various ancillary documents for each transfer, and frequently require discretionary consents from both the borrower and the administrative agent. In addition, recent regulatory changes have increasingly caused dealers to insist on matching their purchases and sales, which can lead to delays in the Fund’s settlement of a purchase or sale of a senior loan in circumstances where the dealer’s corresponding transaction with another party is delayed. Dealers will also sometimes sell senior loans short, and hold their trades open for an indefinite period while waiting for a price movement or looking for inventory to purchase.

This extended settlement process can (i) increase the counterparty credit risk borne by the Fund; (ii) leave the Fund unable to timely vote, or otherwise act with respect to, senior loans it has agreed to purchase; (iii) delay the Fund from realizing the proceeds of a sale of a senior loan; (iv) inhibit the Fund’s ability to re-sell a senior loan that it has agreed to purchase if conditions change (leaving the Fund more exposed to price fluctuations); (v) prevent the Fund from timely collecting principal and interest payments; and (vi) expose the Fund to adverse tax or regulatory consequences.

MARKET RISK.    Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that such markets will go down sharply and unpredictably. Securities or other investments may decline in value due to factors affecting securities markets generally or individual issuers. The value of a security or other investment may change in value due to general market conditions that are not related to a particular issuer, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. The value of a security or other investment may also change in value due to factors that affect an individual issuer or a particular sector or industry. During a general downturn in the securities or other markets, multiple asset classes may decline in value simultaneously. When markets perform well, there can be no assurance that securities or other investments held by the Fund will participate in or otherwise benefit from the advance. Any market disruptions, including those arising out of geopolitical events, including wars, military conflicts, imposition of sanctions, tariffs or other governmental restrictions, pandemics and epidemics, or natural/environmental disasters, could also prevent the Fund from executing advantageous investment decisions in a timely manner.

A widespread health crisis, such as a global pandemic, could cause substantial market volatility, exchange trading suspensions or restrictions and closures of securities exchanges and businesses, impact the ability to complete repurchases, and adversely impact Fund performance.

Relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide. Actions taken by the Fed or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, could cause high volatility in the equity and fixed-income markets. Reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.

U.S. and global markets recently have experienced increased volatility, including as a result of the recent failures of certain U.S. and non-U.S. banks, which could be harmful to the Fund and the issuers in which it invests. For example, if a bank in which the Fund or issuer has an account(s) fails, any cash or other assets in that account(s) may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line of credit facility, asset-based facility, other credit facility and/or other services to the Fund or an issuer fails, the Fund and the issuer could be unable to draw funds under their credit facilities or obtain replacement credit facilities or other services

21

from other lending institutions with similar terms. Even if banks used by the Fund and issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the Fund and issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Conditions in the banking sector are evolving, and the scope of any potential impacts to the Fund and issuers, both from market conditions and also potential legislative or regulatory responses, are uncertain. Continued market volatility and uncertainty and/or a downturn in market, economic and/or financial conditions as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and/or the issuers in which it invests.

Although interest rates were unusually low in recent years in the U.S. and abroad, recently, the Federal Reserve began to raise interest rates as part of its efforts to address rising inflation. It is difficult to accurately predict the pace at which the Federal Reserve will continue to increase interest rates, or the timing, frequency or magnitude of any such increases. Additionally, various economic and political factors could cause the Federal Reserve to change its approach in the future and the Federal Reserve’s actions may result in an economic slowdown. A significant increase in interest rates may cause a decline in the market for equity securities. Also, regulators have expressed concern that rate increases may contribute to price volatility. These events and the possible resulting market volatility may have an adverse effect on the Fund. Political turmoil within the U.S. and abroad may also impact the Fund. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of Fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets.

In addition, following the global financial crisis, the Fed attempted to stabilize the economy and support the economic recovery by keeping the federal funds rate (the interest rate at which depository institutions lend reserve balances to other depository institutions overnight) at or near zero percent. To the extent that the Fed reduces its holdings in securities and raises the federal funds rate, there is a risk that interest rates across the financial industry will rise. A general rise in interest rates has the potential to cause investors to move out of fixed-income securities on a large scale, which may increase redemptions from funds that hold large amounts of fixed-income securities.

MID CAP SECURITIES RISK.    Mid capitalization securities involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable the Fund to effect sales at an advantageous time or without a substantial drop in price. These companies often have narrower markets, more limited operating or business history and more limited managerial or financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund’s portfolio. Generally, the smaller the company’s size, the greater these risks.

MONEY MARKET INSTRUMENTS AND TEMPORARY INVESTMENT STRATEGIES RISK.    The Fund may hold cash and invest in money market instruments at any time. The Fund may invest some or all of its assets in cash, high quality money market instruments and shares of money market investment companies for temporary defensive purposes in response to adverse market, economic or political conditions when the adviser subject to the overall supervision of the adviser, as applicable, deems it appropriate.

Money market instruments include, but are not limited to: (1) banker’s acceptances; (2) obligations of governments (whether U.S. or foreign) and their agencies and instrumentalities; (3) short-term corporate obligations, including commercial paper, notes, and bonds; (4) other short-term debt obligations; (5) obligations of U.S. banks, foreign branches of U.S. banks (SOFR), U.S. branches and agencies of foreign banks (Yankee dollars) and foreign branches of foreign banks; (6) asset-backed securities; and (7) repurchase agreements. The Fund may also invest in registered affiliated and unaffiliated money market funds that invest in money market instruments, as permitted by regulations adopted under the 1940 Act. The Fund’s ability to redeem shares of a money market fund may be impacted by liquidity fees and redemption gates under certain circumstances.

MORTGAGE-RELATED AND OTHER ASSET-BACKED INSTRUMENTS RISK.    The mortgage-related assets in which the Fund may invest include, but are not limited to, any security, instrument or other asset that is related to U.S. or non-U.S. mortgages, including those issued by private originators or issuers, or issued or guaranteed as to principal or interest by the U.S. government or its agencies or instrumentalities or by non-U.S. governments or authorities, such as, without limitation, assets representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment

22

experience of such mortgages or pools of mortgages, including real estate mortgage investment conduits (“REMICs”), which could include Re-REMICs, mortgage pass-through securities, inverse floaters, CMOs, CLOs, multiclass pass-through securities, private mortgage pass-through securities, stripped mortgage securities (generally interest-only and principal-only securities), mortgage-related asset backed securities and mortgage-related loans (including through participations, assignments, originations and whole loans), including commercial and residential mortgage loans. Exposures to mortgage-related assets through derivatives or other financial instruments will be considered investments in mortgage-related assets.

Mortgage “pass-through” securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. The issuer of a series of mortgage pass-through securities may elect to be treated as a REMIC, which is a government or private entity formed for the purpose of holding a fixed pool of mortgages secured by interests in real property. An inverse floater is a type of instrument that bears a floating or variable interest rate that moves in the opposite direction to interest rates generally or the interest rate on another security or index. Finally, multiclass pass-through securities are equity interests in a trust composed of Ginnie Mae, Fannie Mae, or Freddie Mac certificates, or whole loans or private mortgage pass-through securities.

Mortgage-related and other asset-backed instruments represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. The mortgage-related securities in which the Fund may invest include those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest.

Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.

The Fund may also invest in the residual or equity tranches of mortgage-related and other asset-backed instruments, which may be referred to as subordinate mortgage-backed or asset-backed instruments and interest-only mortgage-backed or asset-backed instruments. The Fund expects that investments in subordinate mortgage-backed and other asset-backed instruments will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities mortgage-backed and other asset-backed instruments are also subject to greater credit risk than those mortgage-backed or other asset-backed instruments that are more highly rated.

The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Nature of Portfolio Companies.    The GP Stakes will include direct and indirect investments in various companies, ventures and businesses. This may include portfolio companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Fund’s investments may also include portfolio companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such portfolio companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such portfolio companies.

23

NEW FUND RISK.    The Fund has no operating history and, as a result, the Fund’s performance may not reflect how the Fund may be expected to perform over the long term. In addition, prospective investors have a limited track record and history on which to base their investment decisions. There can be no assurance that the Fund will grow to an economically viable size, in which case the Fund may cease operations. In such an event, investors may be required to liquidate or transfer their investments at an inopportune time.

NON-DIVERSIFICATION RISK.    A non-diversified fund is permitted to invest a greater portion of its assets in a smaller number of issuers than a “diversified” fund. For this reason, the Fund may be more exposed to the risks associated with and developments affecting an individual issuer than a fund that invests more widely, which may result in a greater risk of loss. A non-diversified Fund may also be subject to greater market fluctuation and price volatility than a more broadly diversified fund.

Non-Listed Closed-end; Liquidity Risks.    The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares, and the Fund expects that no secondary market will develop. You should not invest in the Fund if you need a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase at least 5% and up to 25% of its outstanding Shares at NAV (minus any applicable early repurchase fee), the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. If Shareholders tender for repurchase more than the repurchase offer amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional number of Shares not to exceed 2% of the outstanding Shares of the Fund on the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). In connection with any given repurchase offer, the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.

OPERATIONAL RISKS.    An investment in the Fund, like any fund, can involve operational risks arising from factors such as processing errors, inadequate or failed processes, failure in systems and technology, changes in personnel and errors caused by third-party service providers. Among other things, these errors or failures as well as other technological issues may adversely affect the Fund’s ability to calculate their net asset values in a timely manner, including over a potentially extended period. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund. In addition, as the use of technology increases, the Fund may be more susceptible to operational risks through breaches in cybersecurity. A breach in cybersecurity refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or operational capacity. As a result, the Fund may incur regulatory penalties, reputational damage, additional compliance costs associated with corrected measures and/or financial loss. In addition, cybersecurity breaches of the Fund’s third-party service providers or issuers in which the Fund invests may also subject the Fund to many of the same risks associated with direct cybersecurity breaches.

In addition, the Fund may rely on various third-party sources to calculate its net asset value. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or system failures and other technological issues may adversely impact the Fund’s calculation of its net asset value, and such net asset value calculation issues may result in inaccurately calculated net asset values, delays in net asset value calculation, and/or the inability to calculate net asset value over extended periods. The Fund may be unable to recover any losses associated with such failures.

OTHER INVESTMENT COMPANIES.    The Fund may invest in securities of other investment companies, such as open-end or closed-end management investment companies, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules thereunder and applicable SEC staff interpretations thereof, or applicable exemptive relief granted by the SEC.

These investments are subject to limitations prescribed by the 1940 Act, the rules thereunder and applicable SEC staff interpretations thereof, or applicable exemptive relief granted by the SEC. Generally, the Fund will not purchase securities of an investment company if, as a result: (1) more than 10% of the Fund’s total assets would be invested in securities of other investment companies; (2) such purchase would result in more than 3% of the total outstanding voting securities of any such investment company being held by the Fund; or (3) more than 5% of the Fund’s total

24

assets would be invested in any one such investment company. In some instances, the Fund may invest in an investment company in excess of these limits; for instance, with respect to investments in money market funds or investments made pursuant to exemptive rules adopted and/or orders granted by the SEC.

Investments listed as closed-end funds are subject to the additional risk that shares of closed-end fund may trade at a premium or discount to their net asset value per share. There may also not be an active trading market available for shares of some closed-end funds. Additionally, trading closed-end fund shares may be halted and closed-end fund shares may be delisted by the listing exchange. In addition, the Fund pays brokerage commissions in connection with the purchase and sale of shares of closed-end funds. Closed-end funds are also subject to specific risks depending on the nature of the closed-end fund, such as liquidity risk, sector risk, and foreign and emerging markets risk, as well as risks associated with fixed income securities, real estate investments and commodities. Closed-end funds may utilize more leverage than other types of investment companies. They can utilize leverage by issuing preferred stocks or debt securities to raise additional capital which can, in turn, be used to buy more securities and leverage its portfolio. A business development company (“BDC”), which is a type of closed-end fund, typically invests in small and medium-sized U.S. companies. A BDC’s portfolio is subject to the risks inherent in investing in smaller companies, including that portfolio companies may be dependent on a small number of products or services and may be more adversely affected by poor economic or market conditions. Some BDCs invest substantially, or even exclusively, in one sector or industry group and therefore the BDC may be susceptible to adverse conditions and economic or regulatory occurrences affecting the sector or industry group, which tends to increase volatility and result in higher risk. The Small Business Credit Availability Act permits BDCs to adopt a lower asset coverage ratio, thereby enhancing their ability to use leverage. Investments in BDCs that use greater leverage may be subject to heightened risks.

The Fund will indirectly bear a pro rata share of fees and expenses incurred by any investment companies in which the Fund is invested. The Fund’s pro rata portion of the cumulative expenses charged by the investment companies is calculated as a percentage of the Fund’s average net assets. The pro rata portion of the cumulative expenses may be higher or lower depending on the allocation of the Fund’s assets among the investment companies and the actual expenses of the investment companies. BDC expenses are similar to the expenses paid by any operating company held by the Fund. They are not direct costs paid by Fund Shareholders and are not used to calculate the Fund’s net asset value. They have no impact on the costs associated with Fund operations.

PREFERRED STOCK RISK.    The prices and yields of nonconvertible preferred stocks generally move with changes in interest rates and the issuer’s credit quality, similar to debt securities. The value of convertible preferred stocks varies in response to many factors, including, for example, the value of the underlying equity securities, general market and economic conditions and convertible market valuations, as well as changes in interest rates, credit spreads and the credit quality of the issuer.

PRIVATE PLACEMENT RISK.    Investments in private placements are generally considered to be illiquid. Privately placed securities may be difficult to sell promptly or at reasonable prices and might thereby cause the Fund difficulty in satisfying repurchase requests. In addition, less information may be available about companies that make private placements than about publicly offered companies and such companies may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Privately placed securities are typically fair valued and generally have no secondary trading market; therefore, such investments may be more difficult to value than publicly traded securities. Difficulty in valuing a private placement may make it difficult to accurately determine the Fund’s exposure to private placement investments. Private placement investments may subject the Fund to contingent liabilities in the event a private issuer is acquired by another company during the period it is held by the Fund. Private placement investments may involve a high degree of business and financial risk and may result in substantial losses. These factors may have a negative effect on the Fund’s performance.

Some privately placed companies in which the Fund may invest may be operating at a loss or with substantial variations in operating results from period to period and may need substantial additional capital to support expansion or to achieve or maintain competitive positions. Such companies may face intense competition, including competition from companies with much greater financial resources, much more extensive development, production, marketing and service capabilities and a much larger number of qualified managerial and technical personnel. There is no assurance that the marketing efforts of any particular company will be successful or that its business will succeed. In addition, timely or accurate information may at times not be readily available about the business, financial condition and results of operations of the privately held asset management firms in which the Fund invests. Private debt investments also are subject to interest rate risk, credit risk and duration risk.

25

PRIVATE INVESTMENTS IN PUBLIC EQUITY (PIPES).    PIPEs are equity securities issued in a private placement by companies that have outstanding, publicly traded equity securities of the same class. Shares in PIPEs generally are not registered with the SEC until after a certain time period from the date the private sale is completed. PIPE transactions will generally result in the Fund acquiring either restricted stock or an instrument convertible into restricted stock. As with investments in other types of restricted securities, such an investment may be illiquid. The Fund’s ability to dispose of securities acquired in PIPE transactions may depend upon the registration of such securities for resale. Any number of factors may prevent or delay a proposed registration. Alternatively, it may be possible for securities acquired in a PIPE transaction to be resold in transactions exempt from registration in accordance with Rule 144 under the Securities Act of 1933 (the “Securities Act”), or otherwise under the federal securities laws. There is no guarantee, however, that an active trading market for the securities will exist at the time of disposition of the securities, and the lack of such a market could hurt the market value of the Fund’s investments. As a result, even if the Fund is able to have securities acquired in a PIPE transaction registered or sell such securities through an exempt transaction, the Fund may not be able to sell all the securities on short notice, and the sale of the securities could lower the market price of the securities.

INDEMNIFICATION OF INVESTMENT FUNDS, INVESTMENT MANAGERS AND OTHERS.    The Fund may agree to indemnify certain of the GP Stakes and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of such GP Stakes. If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected. Indemnification of sellers of secondaries may be required as a condition to purchasing such securities.

GENERAL RISKS OF SECONDARY INVESTMENTS.    The overall performance of the Fund’s secondary investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Certain secondary investments may be purchased as a portfolio, and in such cases the Fund may not be able to carve out from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive. Where the Fund acquires a GP Stake interest as a secondary investment, the Fund will generally not have the ability to modify or amend such GP Stake’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

Where the Fund acquires a GP Stake interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant GP Stake and, subsequently, that GP Stake recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such GP Stake. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the GP Stake, there can be no assurance that the Fund would have such right or prevail in any such claim.

The Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including, among other things: (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

FORCE MAJEURE RISK.    GP Stakes may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a GP Stake or a counterparty to the Fund or a GP Stake) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a GP Stake or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more GP Stakes or its assets, could result in a loss to the Fund, including if its investment in such GP Stake is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

26

SUBSTANTIAL FEES AND EXPENSES RISK.    A Shareholder in the Fund that meets the eligibility conditions imposed by one or more GP Stakes, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could potentially invest directly in primaries of such GP Stakes. By investing in the GP Stakes through the Fund, a Shareholder in the Fund will bear a portion of the Management Fee and other expenses of the Fund. A Shareholder in the Fund will also indirectly bear a portion of the asset-based fees, carried interests or incentive allocations (which are a share of a GP Stake’s returns which are paid to the Investment Manager) and fees and expenses borne by the Fund as an investor in the GP Stakes. In addition, to the extent that the Fund invests in a GP Stake that is itself a “fund of funds,” the Fund will bear a third layer of fees. Each Investment Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other GP Stakes and the Fund generally. As a result, a GP Stake with positive performance may receive compensation from the Fund, even if the Fund’s overall returns are negative.

INCENTIVE ALLOCATION ARRANGEMENTS.    Each Investment Manager may receive a performance fee, carried interest or incentive allocation generally equal to 20% of the net profits earned by the GP Stake that it manages, typically subject to a preferred return. These performance incentives may create an incentive for the Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest, or incentive allocation.

CONTROL POSITIONS.    GP Stakes may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject a GP Stake to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adversely to the GP Stakes, the investing GP Stakes likely would suffer losses on their investments.

INADEQUATE RETURN.    No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund. Shareholders should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

INSIDE INFORMATION.    From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.

RECOURSE TO THE FUND’S ASSETS.    The Fund’s assets, including any investments made by the Fund and any interest in the GP Stakes held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

SHARES NOT LISTED; NO MARKET FOR SHARES.    The Fund does not currently intend to list the Shares on a securities exchange and does not expect a secondary market to develop in the foreseeable future. Accordingly, a Shareholder may not be able to sell its Shares when and/or in the amount that the Shareholder desires. No Shareholder will have the right to require the Fund to repurchase or redeem such Shareholder’s Shares or any portion thereof. Shareholders are not permitted to transfer their investment from the Fund to any other registered investment company. Because no public market exists for the Shares, and no such market is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than as a result of repurchases of Shares by the Fund, as described below, or, in limited circumstances, as a result of transfers of Shares to other investors.

REGIONAL/COUNTRY FOCUS RISK.    To the extent that the Fund focuses its investments in a particular geographic region or country, the Fund may be subject to increased currency, political, social, environmental, regulatory and other risks not typically associated with investing in a larger number of regions or countries. In addition, certain foreign economies may themselves be focused in particular industries or more vulnerable to political changes than the U.S. economy, which may have a pronounced impact on the Fund’s investments. As a result, the Fund may be subject to greater price volatility and risk of loss than a fund holding more geographically diverse investments. Regional and country focus risk is heightened in emerging markets.

27

The following sets forth additional information regarding risks associated with investing in certain geographic regions and countries.

Investments in Europe Risk.    The Economic and Monetary Union of the European Union requires compliance with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls, each of which may significantly affect every country in Europe. Decreasing imports or exports, changes in governmental or European Union regulations on trade, changes in the exchange rate of the euro (the common currency of certain European Union countries), the default or threat of default by an European Union member country on its sovereign debt, and/or an economic recession in an European Union member country may have a significant adverse effect on the economies of European Union member countries and their trading partners. The European financial markets have experienced volatility and adverse trends due to concerns about economic downturns or rising government debt levels in several European countries. These events have adversely affected the exchange rate of the euro and may continue to significantly affect every country in Europe, including countries that do not use the euro. Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not produce the desired results, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and other entities of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. A default or debt restructuring by any European country would adversely impact holders of that country’s debt, and sellers of credit default swaps linked to that country’s creditworthiness (which may be located in other countries). These events may have an adverse effect on the value and exchange rate of the euro and may continue to significantly affect the economies of every country in Europe, including European Union member countries that do not use the euro and non-European Union member countries. If any member country exits the European Monetary Union, the departing country would face the risks of currency devaluation and its trading partners and banks and others around the world that hold the departing country’s debt would face the risk of significant losses. In addition, the resulting economic instability of Europe and the currency markets in general could have a severe adverse effect on the value of securities held by the Fund.

The impact of the United Kingdom’s departure from the European Union, commonly known as “Brexit,” and the potential departure of one or more other countries from the European Union has and may have significant political and financial consequences for global markets. These consequences include greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence and an increased likelihood of a recession in such markets. Uncertainty relating to the United Kingdom’s post-departure framework and relationships may have adverse effects on asset valuations and the renegotiation of trade agreements, as well as an increase in financial regulation in such markets. This may adversely impact Fund performance.

Certain European countries have also developed increasingly strained relationships with the U.S., and if these relations were to worsen, they could adversely affect European issuers that rely on the U.S. for trade. Secessionist movements, such as the Catalan movement in Spain and the independence movement in Scotland, as well as governmental or other responses to such movements, may also create instability and uncertainty in the region. In addition, the national politics of countries in the European Union have been unpredictable and subject to influence by disruptive political groups and ideologies. The governments of European Union countries may be subject to change and such countries may experience social and political unrest. Unanticipated or sudden political or social developments may result in sudden and significant investment losses. The occurrence of terrorist incidents throughout Europe also could impact financial markets. The impact of these events is not clear but could be significant and far-reaching and could adversely affect the value (and liquidity) of the Fund’s investments.

Investments in Asia Risk.    Certain Asian economies have experienced high inflation, high unemployment, currency devaluations and restrictions, and over-extension of credit. Many Asian economies have experienced rapid growth and industrialization, and there is no assurance that this growth rate will be maintained. During the global recession that began in 2009, many of the export-driven Asian economies experienced the effects of the economic slowdown in the United States and Europe, and certain Asian governments implemented stimulus plans, low-rate monetary policies and currency devaluations. Economic events in any one Asian country may have a significant economic effect on the entire Asian region, as well as on major trading partners outside Asia. Any adverse event in the Asian markets may have a significant adverse effect on some or all of the economies of the countries in which the Fund invests. Many Asian countries are subject to political risk, including corruption and regional conflict with neighboring countries. In addition, many Asian countries are subject to social and labor risks associated with demands for improved political, economic and social conditions.

28

Investments in China Risk.    Investments in securities of companies domiciled in the People’s Republic of China (“China” or the “PRC”) involve a high degree of risk and special considerations not typically associated with investing in the U.S. securities markets. Such heightened risks include, among others, an authoritarian government, popular unrest associated with demands for improved political, economic and social conditions, the impact of regional conflict on the economy and hostile relations with neighboring countries. Military conflicts, either in response to internal social unrest or conflicts with other countries, could disrupt economic development. The Chinese economy is vulnerable to the long-running disagreements with Hong Kong related to integration. China has a complex territorial dispute regarding the sovereignty of Taiwan; Taiwan-based companies and individuals are significant investors in China. Potential military conflict between China and Taiwan may adversely affect securities of Chinese issuers. In addition, China has strained international relations with Japan, India, Russia and other neighbors due to territorial disputes, historical animosities and other defense concerns. China could be affected by military events on the Korean peninsula or internal instability within North Korea. These situations may cause uncertainty in the Chinese market and may adversely affect the performance of the Chinese economy.

The U.S. government may occasionally place restrictions on investments in Chinese companies. For example, a rulemaking implemented by the Department of the Treasury’s Office of Foreign Assets Control prohibits U.S. persons from purchasing or selling publicly traded securities (including publicly traded securities that are derivative of, or are designed to provide exposure to, such securities) of any Chinese company identified as a Chinese Military Industrial Complex Company (“OFAC Rules”). A number of Chinese issuers have been designated under this program and more could be added. Certain implementation matters related to the scope of, and compliance with, the OFAC Rules have not yet been fully resolved, and the ultimate application and enforcement of the OFAC Rules may change. As a result, the OFAC Rules and related guidance may significantly reduce the liquidity of such securities, force the Fund to sell certain positions at inopportune times or for unfavorable prices, and restrict future investments by the Fund.

The Chinese government has implemented significant economic reforms in order to liberalize trade policy, promote foreign investment in the economy, reduce government control of the economy and develop market mechanisms. But there can be no assurance that these reforms will continue or that they will be effective. Despite reforms and privatizations of companies in certain sectors, the Chinese government still exercises substantial influence over many aspects of the private sector and may own or control many companies. The Chinese government continues to maintain a major role in economic policy making and investing in China involves risks of losses due to expropriation, nationalization, confiscation of assets and property, and the imposition of restrictions on foreign investments and on repatriation of capital invested. In addition, the imposition of sanctions and other government restrictions by the United States and other governments may also result in losses.

The Chinese government may intervene in the Chinese financial markets, such as by the imposition of trading restrictions, a ban on “naked” short selling or the suspension of short selling for certain stocks. This may affect market price and liquidity of these stocks, and may have an unpredictable impact on the investment activities of the Fund. Additionally, Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions Such market interventions may have a negative impact on market sentiment which may in turn affect the performance of the securities markets and as a result the performance of the Fund. Segments of China’s private debt markets (e.g., non-investment grade debt or “junk bonds”) may at times become relatively concentrated by a limited number of large issuers in one or more industries (e.g., real estate). The default or threat of default by one or more such large issuers could have adverse consequences on other issuers in such industries or related industries.

In addition, there is less regulation and monitoring of the securities markets and the activities of investors, brokers and other participants in China than in the United States. Accordingly, issuers of securities in China are not subject to the same degree of regulation as those in the United States with respect to such matters as insider trading rules, repurchase offer regulation, stockholder proxy requirements and the requirements mandating timely and accurate disclosure of information. Stock markets in China are in the process of change and further development. This may lead to trading volatility, and difficulties in the settlement and recording of transactions and interpretation and application of the relevant regulations. Custodians may not be able to offer the level of service and safe-keeping in relation to the settlement and administration of securities in China that is customary in more developed markets. In particular, there is a risk that the Fund may not be recognized as the owner of securities that are held on behalf of the Fund by a sub-custodian. The Fund thus faces the risk of being unable to enforce its rights with respect to its holdings of Chinese investments.

29

The RMB, China’s official currency, is currently not a freely convertible currency and is subject to foreign exchange control policies and repatriation restrictions imposed by the Chinese government. The imposition of currency controls may negatively impact performance and liquidity of the Fund as capital may become trapped in the PRC. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. At times, there may be insufficient offshore RMB for the Fund to remain fully invested in Chinese equities. Investing in entities either in, or which have a substantial portion of their operations in, the PRC may require the Fund to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs and delays to the Fund.

While the Chinese economy has grown rapidly in recent years, there is no assurance that this growth rate will be maintained. China may experience substantial rates of inflation or economic recessions, causing a negative effect on the economy and securities market. China’s economy is heavily dependent on export growth. Reduction in spending on Chinese products and services, institution of tariffs or other trade barriers or a downturn in any of the economies of China’s key trading partners may have an adverse impact on the securities of Chinese issuers. The tax laws and regulations in the PRC are subject to change, including the issuance of authoritative guidance or enforcement, possibly with retroactive effect. The interpretation, applicability and enforcement of such laws by the PRC tax authorities are not as consistent and transparent as those of more developed nations, and may vary over time and from region to region. The application and enforcement of the PRC tax rules could have a significant adverse effect on the Fund and its investors, particularly in relation to capital gains withholding tax imposed upon non-residents. In addition, the accounting, auditing and financial reporting standards and practices applicable to Chinese companies may be less rigorous, and may result in significant differences between financial statements prepared in accordance with PRC accounting standards and practices and those prepared in accordance with international accounting standards.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS.    A repurchase agreement is an agreement between two parties whereby one party sells the other a security at a specified price with a commitment to repurchase the security later at an agreed-upon price, date and interest payment. A reverse repurchase agreement is a term used to describe the opposite side of a repurchase transaction and represents a form of borrowing. The party that purchases and later resells a security is said to perform a repurchase; the other party, that sells and later repurchases a security is said to perform a reverse repurchase. The Fund is permitted to enter into fully collateralized repurchase agreements. The Fund’s Board of Trustees has delegated to the Adviser the responsibility of evaluating the creditworthiness of the banks and securities dealers with which the Fund will engage in repurchase agreements. The Adviser will monitor such transactions to ensure that the value of underlying collateral will be at least equal to the total amount of the repurchase obligation as required by the valuation provision of the repurchase agreement, including the accrued interest. Repurchase agreements carry the risk that the market value of the securities declines below the repurchase price. The Fund could also lose money if it is unable to recover the securities and the value of any collateral held by the Fund, if applicable, to cover the transaction is less than the value of the securities. In the event the borrower commences bankruptcy proceedings, a court may characterize the transaction as a loan. If the Fund has not perfected a security interest in the underlying collateral, the Fund may be required to return the underlying collateral to the borrower’s estate and be treated as an unsecured creditor. As an unsecured creditor, the Fund could lose some or all of the principal and interest involved in the transaction. The use of reverse repurchase agreements may increase the possibility of fluctuation in the Fund’s net asset value.

Repurchase Risk.    The Fund is an “interval fund” and, to provide some liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV (minus any applicable early repurchase fee), pursuant to Rule 23c-3 under the 1940 Act. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and repurchases generally will be funded from available cash or sales of portfolio securities. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratios. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. Certain Shareholders may from time to time own or control a significant percentage of the Fund’s Shares. Repurchase

30

requests by these Shareholders of their Shares of the Fund may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of NAV fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. The NAV of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a Shareholder submits a repurchase request. Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly. See “Repurchases of Shares” in the Prospectus.

SUBSTANTIAL REPURCHASES RISK.    Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the net asset value of the Fund. To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain more liquid investments, the Fund will thereafter hold a larger proportion of its assets in illiquid investments. This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all. In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratios.

RESTRICTED SECURITIES RISK.    The Fund may invest in securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. Restricted securities include private placement securities that have not been registered under the applicable securities laws, such as Rule 144A securities, and securities of U.S. and non-U.S. issuers that are issued pursuant to Regulation S. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information, which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

Some of these securities are new and complex, and trade only among institutions; the markets for these securities are still developing, and may not function as efficiently as established markets. Owning a large percentage of restricted securities could hamper the Fund’s ability to raise cash to meet repurchase requests. Also, because there may not be an established market price for these securities, the Fund may have to estimate their value, which means that their valuation (and, to a much smaller extent, the valuation of the Fund) may have a subjective element. Transactions in restricted securities may entail registration expense and other transaction costs that are higher than those for transactions in unrestricted securities. Where registration is required for restricted securities a considerable time period may elapse between the time the Fund decides to sell the security and the time it is actually permitted to sell the security under an effective registration statement. If during such period, adverse market conditions were to develop, the Fund might obtain less favorable pricing terms that when it decided to sell the security. The Fund may purchase securities that may have restrictions on transfer or resale (including Rule 144A securities and Regulation S securities). “Rule 144A” securities (and equivalent securities issued pursuant to Regulation S of the 1933 Act) are privately placed, restricted

31

securities that may only be resold under certain circumstances to other qualified institutional buyers. Rule 144A investments are subject to certain additional risks compared to publicly traded securities. If there are not enough qualified buyers interested in purchasing Rule 144A securities when the Fund wishes to sell such securities, the Fund may be unable to dispose of such securities promptly or at reasonable prices. For this reason, although Rule 144A securities are generally considered to be liquid, the Fund’s holdings in Rule 144A securities may adversely affect the Fund’s overall liquidity if qualified buyers become uninterested in buying them at a particular time. Issuers of Rule 144A securities are required to furnish information to potential investors upon request. However, the required disclosure is much less extensive than that required of public companies and is not publicly available. Further, issuers of Rule 144A securities can require recipients of the information (such as the Fund) to agree contractually to keep the information confidential, which could also adversely affect the Fund’s ability to dispose of a security. Offerings of Regulation S securities may be conducted outside of the United States. Regulation S securities are generally less liquid than registered securities, as a result, the Fund may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by the Fund. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S securities may involve a high degree of business and financial risk and may result in substantial losses.

Depending upon the circumstances, the Fund may only be able to sell these securities in the United States if an exemption from registration under the federal and state securities laws is available or may only be able to sell these securities outside of the United States (such as on a foreign exchange). These securities may either be determined to be liquid or illiquid pursuant to policies and guidelines established by the Fund’s Board of Trustees. See also “Private Placement Risk” above.

SMALL CAPITALIZATION SECURITIES RISK.    The Fund may invest in equity securities (including securities issued in initial public offerings) of companies with smaller market capitalizations. Because the issuers of small capitalization securities tend to be smaller or less well-established companies, they may have limited product lines, market share or financial resources, may have less historical data with respect to operations and management and may be more dependent on a limited number of key employees. As a result, small capitalization securities are often less marketable than securities of larger or more well-established companies. Historically, small market capitalization securities and securities of recently organized companies are subject to increased price volatility due to: (i) less certain growth prospects; (ii) lower degrees of liquidity in the markets for such securities; (iii) thin trading that could result in the securities being sold at a discount or in small lots over an extended period of time; (iv) limited product lines, markets or financial resources; (v) dependence on a few key management personnel; (vi) increased sensitivity to changes in interest rates, borrowing costs and earnings; (vii) difficulty in obtaining information on smaller capitalization companies as compared with larger capitalization companies; (viii) greater sensitivity to changing economic conditions and increased risk of bankruptcy due to adverse developments or management changes affecting the company; and (ix) greater difficulty borrowing money to continue or expand operations. When the Fund invests in smaller company stocks that might trade infrequently, investors might seek to trade Fund shares based on their knowledge or understanding of the value of those securities (this is sometimes referred to as “price arbitrage”). If such price arbitrage were successful, it might interfere with the efficient management of the Fund’s portfolio and the Fund may be required to sell securities at disadvantageous times or prices to satisfy the liquidity requirements created by that activity. Successful price arbitrage might also dilute the value of Fund shares held by other Shareholders.

TO BE ANNOUNCED (TBA) TRANSACTIONS RISK.    TBA investments include when-issued and delayed delivery securities and forward commitments. The Fund is permitted to purchase or sell securities on a when-issued or delayed-delivery basis. When-issued or delayed-delivery transactions arise when securities are purchased or sold with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. The Fund may sell the securities before the settlement date if the Adviser deems it advisable. Distributions attributable to any gains realized on such a sale are taxable to Shareholders. When-issued and delayed delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. The Fund is subject to this risk whether or not the Fund takes delivery of the securities on the settlement date for a transaction. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price. The Fund may also take a short

32

position in a TBA investment when it owns or has the right to obtain, at no added cost, identical securities. If the Fund takes such a short position, it may reduce the risk of a loss if the price of the securities declines in the future, but will lose the opportunity to profit if the price rises. The Fund may purchase or sell undrawn or delayed draw loans.

Short Sales of TBA Investments Risk.    The Fund may also engage in shorting of TBAs. When the Fund enters into a short sale of a TBA investment it effectively agrees to sell at a future price and date a security it does not own. Although most TBA short sales transactions are closed before the Fund would be required to deliver the security, if the Fund does not close the position, the Fund may have to purchase the securities needed to settle the short sale at a higher price than anticipated, which would cause the Fund to lose money. The Fund may not always be able to purchase the securities required to settle a short sale at a particular time or at an attractive price. The Fund may incur increased transaction costs associated with selling TBA securities short. In addition, taking short positions in TBA securities results in a form of leverage, which could increase the volatility of the Fund’s returns.

TAX RISK.    Tax risks associated with investments in the Fund include but are not limited to the following:

Fund Structure Risk.    Unlike traditional mutual funds that are structured as regulated investment companies for U.S. federal income tax purposes, the Fund will be taxable as a regular corporation, or “C” corporation, for U.S. federal income tax purposes. This means the Fund generally will be subject to U.S. federal income tax on its taxable income at the rates applicable to corporations (at a rate of 21%), and will also be subject to state and local income taxes and may also be subject to the corporate alternative minimum tax if the “average annual financial statement income” (as defined under section 59(k) of the Code) of the Fund exceeds $1 billion.

Tax Estimation/NAV Risk.    In calculating the Fund’s NAV, the Fund will, among other things, account for its current taxes and deferred tax liability and/or asset balances. The Fund will accrue a deferred income tax liability balance, at the then effective statutory U.S. federal income tax rate (at a rate of 21%) plus an estimated state and local income tax rate, for its future tax liability associated with the capital appreciation of its investments and the distributions received by the Fund on the GP Stakes considered to be return of capital and for any net operating gains. Any deferred tax liability balance will reduce the Fund’s NAV. The Fund may also accrue a deferred tax asset balance, which reflects an estimate of the Fund’s future tax benefit associated with net operating losses and unrealized losses. Any deferred tax asset balance will increase the Fund’s NAV. To the extent the Fund has a deferred tax asset balance, consideration is given as to whether or not a valuation allowance, which would offset the value of some or all of the deferred tax asset balance, is required. The Fund will rely to some extent on information provided by Partnership Issuers (as defined below) and Corporate Issuers (as defined below), which may not be provided to the Fund on a timely basis, to estimate current taxes and deferred tax liability and/or asset balances for purposes of financial statement reporting and determining its NAV. The estimate of the Fund’s current taxes and deferred tax liability and/or asset balances used to calculate the Fund’s NAV could vary significantly from the Fund’s actual tax liability or benefit, and, as a result, the determination of the Fund’s actual tax liability or benefit may have a material impact on the Fund’s NAV. From time to time, the Fund may modify its estimates or assumptions regarding its current taxes and deferred tax liability and/or asset balances as new information becomes available, which modifications in estimates or assumptions may have a material impact on the Fund’s NAV. Shareholders who tender their shares at a NAV that is based on estimates of the Fund’s current taxes and deferred tax liability and/or asset balances may benefit at the expense of remaining Shareholders (or remaining Shareholders may benefit at the expense of tendering Shareholders) if the estimates are later revised or ultimately differ from the Fund’s actual current taxes and tax liability and/or asset balances.

Investment in Partnerships.    Much of the benefit that the Fund may derive from its GP Stakes are results of such issuers of GP Stakes generally being treated as partnerships for U.S. federal income tax purposes (the “Partnership Issuers”). Partnerships do not pay U.S. federal income tax at the partnership level. Rather, each partner is allocated a share of the partnership’s income, gains, losses, deductions and expenses. A change in current tax law or a change in the underlying business mix of a given Partnership Issuer could result in a Partnership Issuer being treated as a corporation for U.S. federal income tax purposes, which would result in the Partnership Issuer being required to pay U.S. federal income tax (as well as state and local income taxes) on its taxable income. The classification of a Partnership Issuer as a corporation for U.S. federal income tax purposes would have the effect of reducing the amount of cash available for distribution by the Partnership Issuer. If any Partnership Issuer in which a Fund invests were treated as a corporation for U.S. federal income tax purposes, it could result in a reduction of the value of the Fund’s investment in the Partnership Issuer and lower income to the Fund.

33

Distributions from a Partnership Issuer in excess of the Fund’s adjusted tax basis in the Partnership Issuer will generally be treated as capital gain. However, a portion of the gain may instead be treated as ordinary income to the extent attributable to certain assets held by the Partnership Issuer the sale of which would produce ordinary income. To the extent a distribution received by the Fund from a Partnership Issuer is treated as a return of capital, the Fund’s adjusted tax basis in the interests of the Partnership Issuer may be reduced, which will result in an increase in an amount of income or gain (or decrease in the amount of loss) that will be recognized by the Fund for tax purposes upon the sale of any such interests or upon subsequent distributions in respect of such interests. Furthermore, any return of capital distribution received from a Partnership Issuer may require the Fund to restate the character of its distributions and amend any Shareholder tax reporting previously issued. The Fund expects that the cash distributions it will receive with respect to its investments in the Partnership Issuers will exceed the taxable income allocated to the Fund from such Partnership Issuers. No assurance, however, can be given in this regard. If this expectation is not realized, the Fund will have a larger corporate income tax expense than expected, which will result in less cash available to distribute to Shareholders.

Investment in C Corporations.    As discussed above, the Fund may invest in GP Stakes issued by entities that are taxed as C corporations (a “Corporate Issuer”). Such Corporate Issuers are obligated to pay federal income tax on their taxable income at the corporate tax rate and the amount of cash available for distribution by such Corporate Issuers would generally be reduced by any such tax. Additionally, distributions received by the Fund would be taxed under federal income tax laws applicable to corporate dividends (as dividend income, potentially subject to the corporate dividends received deduction, return of capital, or capital gain). Thus, investment in Corporate Issuers could result in a reduction of the value of your investment in the Fund and lower income, as compared to investments in Partnership Issuers.

U.S. GOVERNMENT SECURITIES RISK.    Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Securities backed by the U.S. Treasury or the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates. Obligations of U.S. Government agencies and authorities are supported by varying degrees of credit but generally are not backed by the full faith and credit of the U.S. Government. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. Government. U.S. Government securities are also subject to default risk, which is the risk that the U.S. Treasury will be unable to meet its payment obligations. The maximum potential liability of the issuers of some U.S. Government securities held by the Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

Valuation Risk.    Investors who purchase shares of the Fund on, or whose repurchase requests are valued on, days when the Fund is holding instruments that have been fair valued may receive fewer or more shares or lower or higher repurchase proceeds than they would have received if the instruments had not been fair valued or if an alternate valuation methodology was employed. Such risks may be more pronounced in a rising interest rate environment, and, to the extent the Fund holds a significant percentage of fair valued or otherwise difficult to value securities, it may be particularly susceptible to the risks associated with valuation. For additional information about valuation determinations, see “Determination of Net Asset Value” in the Prospectus. Portions of the Fund’s portfolio that are fair valued or difficult to value vary from time to time. The Fund’s Shareholder reports (when available) contain detailed information about the Fund’s holdings that are fair valued or difficult to value, including values of such holdings as of the dates of the reports.

Daily Valuation Risk.    The Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s holdings; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase Shares may receive more or less Shares and investors who tender their Shares may receive more or less cash proceeds than they otherwise would receive.

34

Valuation of Private Investments Risk.    Generally, the Fund’s ownership interest in private investments, including GP Stakes, are not publicly traded and the Fund will use a third party pricing service or internal pricing methodologies to provide pricing information for certain private investments. The value of investments that are not publicly traded may not be readily determinable, and the Valuation Designee will value these investments at fair value as determined in good faith pursuant to the Valuation Procedures, including to reflect significant events affecting the value of the Fund’s investments. Many of the Fund’s investments may be classified as Level 3 under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”). This means that the Fund’s portfolio valuations will be based on significant unobservable inputs and the Fund’s own assumptions about how market participants would price the asset or liability in question. The Fund expects that inputs into the determination of fair value of the Fund’s portfolio investments will require significant judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The valuation of the Fund’s investments in GP Stakes is ordinarily determined based upon valuations provided by the GP Stake Sponsors on a quarterly basis. Although such valuations are provided on a quarterly basis, the Fund will provide valuations, and will issue Shares, on a daily basis. In this regard, a GP Stake Sponsor may face a conflict of interest in valuing the securities, as their value may affect the GP Stake Sponsor’s compensation or its ability to raise additional funds. The Valuation Designee may face a similar conflict of interest with respect to its valuation of the Fund’s assets. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any a GP Stake Sponsor or the Valuation Designee, the accuracy of the valuations provided by the GP Stake Sponsors, that the GP Stake Sponsors will comply with their own internal policies or procedures for keeping records or making valuations, or that the GP Stake Sponsors’ policies and procedures and systems will not change without notice to the Fund. As a result, a GP Stake Sponsor’s valuation of the securities may fail to match the amount ultimately realized with respect to the disposition of such securities. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Valuation Designee’s determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The Fund’s net asset value could be adversely affected if the Valuation Designee’s determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments.

Valuations Subject to Adjustment.    The Fund determines its daily net asset value based upon the quarterly valuations reported by the GP Stakes, which may not reflect market or other events occurring subsequent to the quarter-end. The Valuation Designee will fair value the Fund’s holdings in the GP Stakes to reflect such events, consistent with its valuation policies; however, there is no guarantee the Valuation Designee will correctly fair value such investments. Additionally, the valuations reported by the GP Stakes may be subject to later adjustment or revision. For example, fiscal year-end net asset value calculations of the GP Stakes may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the GP Stakes or revisions to the net asset value of a GP Stake or direct private equity investment adversely affect the Fund’s net asset value, the remaining outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.

Venture Capital.    The Fund may invest in GP Stakes with exposure to venture capital. Venture capital is usually classified by investments in private companies that have a limited operating history, are attempting to develop or commercialize unproven technologies or implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may be at a later stage of development.

35

VOLATILITY RISK.    The risk that the value of the Fund’s investments may fluctuate significantly over short periods of time. Volatility may cause the Fund’s share price, yield and/or total return to experience significant changes in value over short periods of time.

WARRANTS AND RIGHTS RISK.    Warrants are instruments giving holders the right, but not the obligation, to buy equity or fixed income securities of a company at a specific price during a specified period. Rights are similar to warrants but normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the right’s or warrant’s expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security. Buying a warrant does not make the Fund a Shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments. The market for warrants may be limited and it may be difficult for the Fund to sell a warrant promptly at an advantageous price.

ZERO COUPON SECURITIES.    Zero-coupon securities pay no interest prior to their maturity date or another specified date in the future but are issued and traded at a discount to their face value. The discount varies as the securities approach their maturity date (or the date on which interest payments are scheduled to begin). While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. As with other fixed income securities, zero coupon bonds are subject to interest rate and credit risk. Some of these securities may be subject to substantially greater price fluctuations during periods of changing market rates than comparable securities that pay interest currently. Longer term zero coupon bonds have greater interest rate risk than shorter term zero coupon bonds.

36

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives and principal investment strategies of the Fund are described in the Fund’s prospectus. Additional information concerning certain of the Fund’s investments, strategies and risks is set forth below.

A.     FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE FUND

The Fund has adopted the fundamental investment restrictions set forth below. Fundamental investment restrictions may not be changed with respect to the Fund without the approval of a majority of the Fund’s outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act and as used in the prospectus and this SAI, a “majority of the outstanding voting securities” means the lesser of (1) the holders of 67% or more of the outstanding shares of the Fund (or a class of the outstanding shares of the Fund) represented at a meeting if the holders of more than 50% of the outstanding shares of the Fund (or class) are present in person or by proxy or (2) the holders of more than 50% of the outstanding shares of the Fund (or of the class).

Unless otherwise provided below, all references below to the assets of the Fund are in terms of current market value.

The Fund:

1.      will not borrow money or issue any class of senior securities, except to the extent consistent with the 1940 Act, and the rules and regulations thereunder, or as may otherwise be permitted from time to time by regulatory authority;

2.      will not purchase any security, if, as a result of that purchase, the Fund would be concentrated in securities of issuers having their principal business activities in the same industry, except the Fund will concentrate in securities of issuers having their principal business activities in the asset management industry;

3.      will not make loans, except to the extent consistent with the 1940 Act, and the rules and regulations thereunder, or as may otherwise be permitted from time to time by regulatory authority;

4.      will not act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Fund may be deemed an underwriter under applicable laws;

5.      will not purchase or sell real estate, except to the extent permitted under the 1940 Act and the rules and regulations thereunder, as such may be interpreted or modified from time to time by regulatory authorities having appropriate jurisdiction;

6.      will not invest in physical commodities or contracts relating to physical commodities, except to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time and as set forth in the Fund’s prospectus and SAI;

7.      will not purchase securities on margin, except as permitted under the 1940 Act, and the rules and regulations thereunder as such may be interpreted or modified from time to time by regulatory authorities having appropriate jurisdiction; and

8.      will not engage in short sales or write put or call options, except as permitted under the 1940 Act, and the rules and regulations thereunder as such may be interpreted or modified from time to time by regulatory authorities having appropriate jurisdiction.

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers pursuant to Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the Shares outstanding at NAV, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline (as defined below), or the next business day if the 14th day is not a business day. The Fund will repurchase Shares that are tendered by a specific date (the “Repurchase Request Deadline”), which will be established by the Board in accordance with Rule 23c-3, as amended from time to time. Rule 23c-3 requires the Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends notification to Shareholders of the repurchase offer.

37

B.      CLASSIFICATION

The Fund has elected to be classified as a non-diversified closed-end management investment company. As a non-diversified management investment company, the Fund is not required to comply with the diversification rules of the 1940 Act.

The Fund may change its classification status from non-diversified to diversified without the prior approval of Shareholders.

C.     ADDITIONAL INFORMATION REGARDING INVESTMENT RESTRICTIONS

The information below is not considered to be part of the Fund’s fundamental policies and is provided for informational purposes only.

If the percentage restrictions on investments described in this SAI and any Prospectus are adhered to at the time of investment, a later increase or decrease in such percentage resulting from a change in the values of securities or loans, a change in the Fund’s net assets or a change in security characteristics is not a violation of any of such restrictions.

With respect to investment restriction A.2, the 1940 Act does not define what constitutes “concentration” in an industry. However, the U.S. Securities and Exchange Commission (“SEC”) has taken the position that an investment in excess of 25% of the Fund’s total assets in one or more issuers or group of issuers conducting their principal business activities in the same industry generally constitutes concentration. The Fund does not apply this restriction to tax-exempt municipal securities, securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements collateralized by securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or other investment companies. For purposes of this restriction, each foreign government is considered to be a separate industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. In addition, for purposes of the Fund’s concentration policy set forth in investment restriction A.2, obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities that are not mortgage-backed securities shall not be considered part of any industry. To the extent an underlying fund has adopted an 80% policy that requires investments in a particular industry, the Fund will take such policy into consideration for purposes of the Fund’s industry concentration policy set forth in investment restriction A.2. For the purposes of the Fund’s concentration policy set forth in investment restriction A.2, the Fund will consider holdings of other investment companies in which it invests for the purposes of determining the Fund’s compliance with its concentration policy. With respect to investment restriction A.5, the 1940 Act does not directly restrict the Fund’s ability to invest in real estate but does require that every fund have the fundamental investment policy governing such investments. The Fund may acquire real estate as a result of ownership of securities or other instruments and the Fund may invest in securities or other instruments backed by real estate or securities of companies engaged in the real estate business or real estate investment trusts.

With respect to investment restriction A.6, although the 1940 Act does not directly limit the Fund’s ability to invest in physical commodities or contracts relating to physical commodities, the Fund’s investments in physical commodities or contracts relating to physical commodities may be limited where such investments implicate the Fund’s diversification, concentration, or securities-related issuer policies, and where the Fund would need to take certain steps as set forth in its policies to avoid being considered to issue any class of senior securities.

D.     CERTAIN INVESTMENT STRATEGIES, RISKS AND CONSIDERATIONS

The investment objective and principal investment strategies for the Fund are discussed in the Fund’s prospectus. Certain descriptions in the Fund’s prospectus and this SAI of a particular investment practice or technique in which the Fund may engage or a financial instrument that the Fund may purchase are meant to describe the spectrum of investments that the Fund’s Adviser, in its discretion, might, but is not required to, use in managing the Fund’s portfolio assets in accordance with the Fund’s investment objective, policies and restrictions. The Adviser, in its discretion, may employ any such practice, technique or instrument for the Fund for which it serves as Adviser. It is possible that certain types of financial instruments or techniques may not be available, permissible or effective for their intended purposes in all markets.

38

The rules under the Commodity Exchange Act (“CEA”) require that adviser either operate within certain guidelines and restrictions with respect to the Fund’s use of futures, options on such futures, commodity options and certain swaps, or be subject to registration with the Commodity Futures Trading Commission as a “commodity pool operator” (“CPO”) with respect to the Fund and be required to operate the Fund in compliance with certain disclosure, reporting, and recordkeeping requirements.

Under current CFTC rules, the investment adviser of a registered investment company may claim an exemption from registration as a CPO only if the registered investment company that it advises uses futures contracts, options on such futures, commodity options and certain swaps solely for “bona fide hedging purposes,” or limits its use of such instruments for non-bona fide hedging purposes to certain de minimis amounts.

The Adviser has elected to claim an exclusion from the definition of CPO with respect to the Fund. As a result, the Fund will not purchase commodity futures, commodity options contracts, or swaps if, immediately after and as a result of such purchase, (i) the Fund’s aggregate initial margin and premiums posted for its non-bona fide hedging trading in these instruments exceeds 5% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and losses and excluding the in the-money amount of an option at the time of purchase) or (ii) the aggregate net notional value of the Fund’s positions in such instruments not used solely for bona fide hedging purposes exceeds 100% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and losses).

The Fund may choose to change its election at any time. If the Fund operates subject to CFTC regulation, it may incur additional expenses.

Senior Securities.    Senior securities may include any obligation or instrument issued by an investment company evidencing indebtedness, including the issuance of debt or preferred shares of beneficial interest. Current law, as interpreted by the SEC and its staff, provides that, in the case of a senior security representing indebtedness, a closed-end investment company must have asset coverage of 300% immediately after such issuance, and no dividends on the company’s stock may be made unless the indebtedness generally has an asset coverage at that time of 300%. In the case of a class of senior security representing a stock, a closed-end investment company must have asset coverage of 200% immediately after such issuance, and no dividends on the company’s stock may be made unless the preferred stock generally has an asset coverage at that time of 200%. Shareholders of preferred stock also must have the right, as a class, to elect at least two trustees at all times and to elect a majority of trustees if dividends on their stock are unpaid in certain amounts.

Notwithstanding any of the foregoing policies, any investment company, whether organized as a trust, association or corporation, or a personal holding company, may be merged or consolidated with or acquired by the Fund, provided that if such merger, consolidation or acquisition results in an investment in the securities of any issuer prohibited by said paragraphs, the Fund shall, within 90 days after the consummation of such merger, consolidation or acquisition, dispose of all of the securities of such issuer so acquired or such portion thereof as shall bring the total investment therein within the limitations imposed by said paragraphs above as of the date of consummation.

39

FUND MANAGEMENT

BOARD OF TRUSTEES

The Board of Trustees and officers of the Fund, their business addresses, principal occupations for at least the past five years and years of birth are listed in the tables below. The Fund’s Board of Trustees (i) provides broad supervision over the affairs of the Fund and (ii) elects officers who are responsible for the day-to-day operations of the Fund and the execution of policies formulated by the Board of Trustees. The first table below provides information about those trustees who are deemed not to be “interested persons” of the Fund, as that term is defined in the 1940 Act (i.e., “non-interested trustees”), and the second table below provides information about the Fund’s “interested” trustee and the Fund’s officers.

NON-INTERESTED TRUSTEES

NAME, YEAR OF BIRTH AND ADDRESS*	POSITION HELD WITH THE FUND	TERM OF OFFICE** AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE***	OTHER TRUSTEESHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
Austin Adams (1943) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	Trustee	Since 2026	Consultant and Independent Board Member	3	Spectra Energy (2008 – 2018) (NYSE), CommScope Holding Company, Inc. (2010 – 2019) (Nasdaq).
Thomas Aycock (1972) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	Trustee	Since 2026	Managing Partner and Accountant at Aycock & Company and Regional Managing Partner and Accountant at Sorren, Inc.	3	N/A
Robert Hungate, III (1966) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	Trustee	Since 2026	Management and Houston Market Leader at Blue Bell Creameries	3	N/A

____________

*        The address for each Trustee is c/o CAZ GP Stakes Adviser LLC, 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056.

**      Term of Office: Each Trustee holds an indefinite term until his or her retirement, resignation, removal, or death.

***    The Fund’s fund complex includes CAZ GP Stakes Fund and CAZ Strategic Opportunities Fund.

40

OFFICERS AND INTERESTED TRUSTEES

NAME, YEAR OF BIRTH AND ADDRESS*	POSITION HELD WITH THE FUND	TERM OF OFFICE** AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE****	OTHER TRUSTEESHIPS HELD BY TRUSTEE
Christopher Zook (Chairman) (1969) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	President, Chief Executive Officer and Trustee	Since 2026	Chairman and Chief Investment Officer of CAZ Investments, LP	3	N/A
Matthew Lindholm (1980) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	Trustee	Since 2026	Partner at CAZ Investments, LP	3	N/A
Marcie McVeigh (1979) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	Chief Financial Officer, Principal Accounting Officer, and Treasurer	Since 2026	Managing Director of PFO Services at PINE Advisor Solutions (since 2020), Assistant Vice President at Brown Brothers Harriman (2019 – 2020)	N/A	N/A
Kent Barnes (1968) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	Secretary	Since 2026

Chief Compliance Officer, Rafferty Asset Management, LLC (2016 – 2018); Vice President, U.S. Bancorp Fund Services, LLC (2018 – 2023); Vice President and Senior Management Counsel, Ultimus Fund Solutions, LLC, (2023 – present)

				N/A	N/A
Randi Jean Roessler (1981) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	Chief Compliance Officer	Since 2026

Director of PINE Advisor Solutions (since 2023), Chief Compliance Officer of Davis Selected Advisers, L.P., Davis Distributors, LLC, Davis Funds, Selected Funds, Clipper Fund Trust, and Davis Fundamental ETF Trust (2018 – 2023)

				N/A	N/A

41

NAME, YEAR OF BIRTH AND ADDRESS*	POSITION HELD WITH THE FUND	TERM OF OFFICE** AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE****	OTHER TRUSTEESHIPS HELD BY TRUSTEE
John-Paul Nigro (1984) 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056	Assistant Treasurer	Since 2026	Associate Director of PFO Services at PINE Advisor Solutions (since 2024), Assistant Vice President at State Street Bank and Trust Company (2010 – 2024).	N/A	N/A

____________

*        The address for each officer and Trustee is c/o CAZ GP Stakes Adviser LLC, 1360 Post Oak Blvd., Suite 2200, Houston, Texas 77056.

**      Term of Office: Each Trustee holds an indefinite term until the Trustee’s retirement or the Trustee’s resignation, removal, or death prior to the Trustee’s retirement. Each Fund officer generally serves until his or her resignation, removal or death.

***    “Interested person,” as defined in the 1940 Act, of the Fund because of the person’s affiliation with, or equity ownership of, the Adviser and its affiliates.

****  The Fund’s fund complex includes CAZ GP Stakes Fund and CAZ Strategic Opportunities Fund.

BOARD OF TRUSTEES.

The Fund has a Board of Trustees. The Board is responsible for oversight of the Fund. The Board elects officers who are responsible for the day-to-day operations of the Fund. The Board oversees the Adviser and the other principal service providers of the Fund. As described in more detail below, the Board has established two standing committees that assist the Board in fulfilling its oversight responsibilities: the Audit Committee, and Nominating Committee (collectively, the “Committees”).

The Board is chaired by an Interested Trustee. The Chair (i) presides at Board meetings and participates in the preparation of agendas for the meetings, (ii) acts as a liaison with the Fund’s officers, investment adviser and other trustees between meetings and (iii) coordinates Board activities and functions with the Chair of the Committees. The Chair may also perform such other functions as may be requested by the Board from time to time. The Board has determined that the Board’s leadership and committee structure is appropriate because it provides a foundation for the Board to work effectively with management and service providers and facilitates the exercise of the Board’s independent judgment. In addition, the committee structure permits an efficient allocation of responsibility among the Trustees.

The Board oversees risk as part of its general oversight of the Fund and risk is addressed as part of various Board and Committee activities. The Fund is subject to a number of risks, including investment, compliance, financial, operational and valuation risks. The Fund’s service providers, which are responsible for the day-to-day operations of the Fund, apply risk management in conducting their activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund, and that it is not possible to develop processes and controls to eliminate all risks and their possible effects. The Audit Committee receives reports or other information from management regarding risk assessment and management. The Board oversees the activities of the Fund’s chief compliance officer (“CCO”), and the CCO provides an annual report to the Board regarding material compliance matters. The Board receives and considers other reports from the CCO throughout the year. The Audit Committee assists the Board in reviewing financial matters, including matters relating to financial reporting risks and valuation risks. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

42

STANDING COMMITTEES.

Audit Committee.

The audit committee operates pursuant to a charter approved by the Board. The charter sets forth the responsibilities of the audit committee. The primary function of the audit committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging the Fund’s independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Fund’s independent registered public accounting firm, approving professional services provided by the Fund’s independent registered public accounting firm (including compensation therefore), reviewing the independence of the Fund’s independent registered public accounting firm and reviewing the adequacy of the Fund’s internal controls over financial reporting. The Audit Committee also has principal oversight of the valuation process used to establish the Fund’s NAV. The audit committee is presently composed of three persons, including Austin Adams, Thomas Aycock, and Robert Hungate, III, all of whom are considered independent for purposes of the 1940 Act. Austin Adams serves as the chair of the Audit Committee. The Board has determined that Mr. Adams qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the audit committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

A copy of the charter of the Audit Committee is available in print to any Shareholder who requests it, and it is also available on the Fund’s website at www.cazgpstakesfund.com.

Nominating and Governance Committee.

The nominating and governance committee operates pursuant to a charter approved by the Board. The charter sets forth the responsibilities of the nominating and governance committee, including making nominations for the appointment or election of Independent Trustees. The nominating and governance committee consists of three persons, including Austin Adams, Thomas Aycock, and Robert Hungate, III, all of whom are considered independent for purposes of the 1940 Act. Mr. Adams serves as the chair of the Nominating and Governance Committee.

The Nominating and Governance Committee will consider nominees to the Board recommended by a Shareholder, if such Shareholder complies with the advance notice provisions of the Fund’s Bylaws. The Fund’s Bylaws provide that a Shareholder who wishes to nominate a person for election as a Trustees at a meeting of Shareholders must deliver written notice to the Fund’s Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the Bylaws. In order to be eligible to be a nominee for election as a Trustees by a Shareholder, such potential nominee must deliver to the Fund’s Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of the Fund’s publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines.

A copy of the charter of the Nominating and Governance Committee is available in print to any Shareholder who requests it, and it is also available on the Fund’s website at www.cazgpstakesfund.com.

TRUSTEE QUALIFICATIONS.

The governing documents for the Fund do not set forth any specific qualifications to serve as a Trustee. The Charter for the Nominating Committee sets forth criteria that the Committee should consider as minimum requirements for consideration as an independent trustee.

The Board has concluded, based on each trustee’s experience, qualifications, attributes and/or skills, on an individual basis and in combination with those of other trustees, that each trustee is qualified to serve as a trustee for the Fund. Among the attributes and skills common to all trustees are the ability to review, evaluate and discuss information and proposals provided to them regarding the Fund, the ability to interact effectively with management and service providers, and the ability to exercise independent business judgment. Where applicable, the Board has considered the actual service of each trustee in concluding that the trustee should continue to serve. Each trustee’s ability to perform

43

his or her duties effectively has been attained through the trustee’s education and work experience, as well as service as a trustee for the Fund and/or other entities. Set forth below is a brief description of the specific experience of each trustee. Additional details regarding the background of each trustee are included in the chart earlier in this section.

OWNERSHIP OF FUND SHARES.

The following table discloses the dollar range of equity securities beneficially owned by each trustee as of December 31, 2025 (i) in the Fund and (ii) on an aggregate basis in any registered investment companies overseen by the trustee within the same family of investment companies:

NON-INTERESTED TRUSTEES

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND*	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES**
Austin Adams	—	None
Thomas Aycock	—	None
Robert Hungate, III	—	None

____________

*        The Fund had not yet commenced operations as of December 31, 2025.

**      The Fund’s family of investment companies includes CAZ GP Stakes Fund and CAZ Strategic Opportunities Fund.

INTERESTED TRUSTEES

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND*	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES**
Christopher Zook	—	Over $1,000,000
Matthew Lindholm	—	$100,001 – $500,000

____________

*        The Fund had not commenced operations as of December 31, 2025.

**      The Fund’s family of investment companies includes CAZ GP Stakes Fund and CAZ Strategic Opportunities Fund.

COMPENSATION OF OFFICERS AND TRUSTEES.

The Fund does not pay salaries or compensation to any of its officers or trustees who are employed by CAZ GP Stakes Adviser LLC or its affiliates. The Fund had not commenced operations as of March 31, 2026. The chart below sets forth the estimated compensation to be paid by the Fund to the following trustees for the fiscal year ended March 31, 2027.

Name of Person, Position	Aggregate Estimated Compensation From the Fund*	Pension Or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From the Fund Paid To Trustees	Total Compensation From the Fund Complex Paid to the Trustees**
Christopher Zook, Trustee, President and CEO	$0	$0	$0	$0	$0
Matthew Lindholm, Trustee	$0	$0	$0	$0	$0
Austin Adams, Trustee	$16,932	$0	$0	$0	$50,722.22
Thomas Aycock	$16,932	$0	$0	$0	$17,678.74
Robert Hungate, III	$16,932	$0	$0	$0	$17,678.74

____________

*        The Fund had not commenced operations as of March 31, 2026. Aggregate estimated compensation from the Fund is estimated for the Fund’s first fiscal year ended March 31, 2027.

**      The Fund’s fund complex includes CAZ GP Stakes Fund and CAZ Strategic Opportunities Fund.

44

The sales load for Class A Shares of the Fund is waived for present and former officers, trustees and employees of the Fund, the Adviser, the transfer agent and their affiliates. Such waiver is designed to provide an incentive for individuals that are involved and affiliated with the Fund and its operations to invest in the Fund. Present and former officers, trustees and employees of the Fund, the Adviser, the transfer agent and their affiliates are also permitted to purchase Class I Shares of the Fund.

The Fund’s Declaration of Trust provides that the Fund, to the full extent permitted by Delaware law and the federal securities laws, shall indemnify the trustees and officers of the Fund. The Declaration of Trust does not authorize the Fund to indemnify any trustee or officer against any liability to which he or she would otherwise be subject by reason of or for willful misfeasance, bad faith, gross negligence or reckless disregard of such person’s duties.

INVESTMENT ADVISER

The Fund has entered into an investment advisory agreement with the Adviser. The investment advisory agreement provides that the Adviser, subject to the supervision and approval of the Fund’s Board of Trustees, is responsible for the management of the Fund. The Adviser administers the business and affairs of the Fund. Among other services, the Adviser: (i) provides and, as necessary, re-evaluates and updates the investment objectives and parameters, asset classes, and risk profiles of the Fund; (ii) determines what securities and other financial instruments should be purchased for the Fund and the portion of the Fund’s portfolio to be held in cash; (iii) monitors the Fund’s performance and examines and recommends ways to improve performance; (iv) meets with and monitors investment personnel to confirm their compliance with the Fund’s investment strategies and policies and for their adherence to legal and compliance procedures; (v) researches and recommends portfolio managers for the Fund; and (vi) reports to the Board on the performance of the Fund and recommends action as appropriate.

In addition, the Adviser or its affiliate(s) may provide administrative services to the Fund, including personnel, services, equipment and facilities and office space for proper operation of the Fund. Although the Adviser, or its affiliates, may arrange for the provision of additional services necessary for the proper operation of the Fund, the Fund pays for these services. Among other services, the Adviser may: (i) assist in all aspects of the Fund’s operations, including the supervision and coordination of service providers (e.g., the custodian, transfer agent or other Shareholder servicing agents, accountants, and attorneys), and serves as the liaison between such service providers and the Board; (ii) draft and negotiates agreements between service providers and the Fund; (iii) prepare meeting materials for the Fund’s Board and produces such other materials as the Board may request; (iv) coordinate and oversees filings with the SEC; (v) develop and implement compliance programs for the Fund; (vi) provide day-to-day legal and regulatory support for the Fund; (vii) assist the Fund in the handling of regulatory examinations; and (viii) make reports to the Board regarding the performance of the Fund.

As provided by the investment advisory agreement, the Fund pays the Adviser an investment management fee that is paid monthly, equal on an annual basis to 1.50% of the average daily value of the Fund’s net assets, including assets purchased with borrowed funds or other forms of leverage.

The Adviser may make payments to banks or other financial institutions that provide Shareholder services and administer Shareholder accounts. If a bank or other financial institution were prohibited from continuing to perform all or a part of such services, management of the Fund believes that there would be no material impact on the Fund or Shareholders. Banks and other financial institutions may charge their customers fees for offering these services to the extent permitted by applicable regulatory authorities, and the overall return to those Shareholders availing themselves of the bank services will be lower than to those Shareholders who do not. The Fund may from time to time purchase securities issued by banks and other financial institutions that provide such services; however, in selecting investments for the Fund, no preference will be shown for such securities.

45

PORTFOLIO MANAGERS

The personnel of the Adviser who have primary responsibility for management of the Fund are the members of the Adviser’s Investment Committee. Each investment recommendation brought forward by the Fund’s investment team must be approved unanimously by the Investment Committee. Specific investment decisions take into account the merits of the specific investment opportunity, as well as portfolio allocation and risk management considerations. The Investment Committee is composed of:

CHRISTOPHER ZOOK — Chairman and Chief Investment Officer — Christopher founded CAZ in 2001. He is a frequent guest of major media outlets, including CNBC, Fox Business, Bloomberg, and is quoted regularly in the international media. He is also the founder of the Texas Hedge Fund Association where he served as Chairman for seven years. Known as one of the preeminent experts on alternative investments, Christopher has more than 25 years of experience investing in unconventional asset classes. Prior to starting the Investment Manager, he served in senior leadership positions with Oppenheimer, Prudential Securities, Lehman Brothers and Paine Webber.

MARK WADE — Partner — Mark serves on the firm’s Executive and Investment Committees and is responsible for sourcing and evaluating investment themes as well as monitoring existing investments. Mark also facilitates the ability of outside investors, including family offices, registered investment advisors and institutions, to co-invest with the firm and our principals and shareholders. Prior to joining CAZ, he worked almost a decade in the healthcare industry at Johnson & Johnson and St. Jude Medical with experience in their orthopedics and neurosurgery affiliates, respectively. He graduated from the University of Virginia with a B.A. in Foreign Affairs — Middle East Studies. He continued his education at the Jones Graduate School of Business at Rice University with a Master of Business Administration and is a Chartered Alternative Investment Analyst.

MATTHEW LINDHOLM — Partner — Matt focuses on portfolio management of both traditional and alternative investments. He has over 15 years of investment management experience, including significant experience in derivatives, options, futures, commodities, swaps and hedge funds. Most recently Matt co-founded Absolute Private Wealth Management LLC, where he served as Co-Portfolio Manager to the Quantitative Managed Futures Strategy Fund, a registered 1940 Act mutual fund. Matt graduated Cum Laude from Texas A&M University’s Mays Business School Honors Program with a BBA in Finance and a Certificate in International Business.

CLARK EDLUND — Partner — Clark serves on the firm’s Executive Committee and has over a decade of investment specific industry experience, including asset management, business development and client relations. He most recently served as Senior Investment Advisor and Portfolio Manager to a boutique healthcare focused private equity manager. Clark graduated from Texas A&M University with a B.S. in Economics and minor in Business Administration. He also became a Chartered Alternative Investment Analyst (CAIA) in 2012 and currently serves on the advisory committee for the Texas Alternative Investment Association.

MICHAEL O’KEEFE — Chief of Staff — Michael serves on the firm’s Executive and Investment Committees and is responsible for portfolio management, as well as operating alongside the Chairman to execute on strategic initiatives. Michael has over five years of experience in investment management. Michael served previously as President, Chief Operating Officer, and Chief Financial Officer of PlantSwitch, a bioplastics compounding company, and also worked for Thomist Capital, a market-neutral long-short hedge fund. Michael graduated valedictorian from Southern Methodist University with degrees in Finance, Mathematics, and Mechanical Engineering.

46

OTHER ACCOUNTS MANAGED OR ADVISED BY CAZ’S PORTFOLIO MANAGERS

The following table lists the number and types of other accounts managed by the Fund’s portfolio managers and assets under management in those accounts as of June 30, 2026:

FUND AND PORTFOLIO MANAGER	NUMBER OF ACCOUNTS	ASSETS MANAGED* (in millions)	Number of Accounts where AdvisorY Fee is Based on Account Performance	Total Assets in Accounts where Advisory Fee is Based on Account Performance* (in millions)
Christopher A. Zook
Other Registered Investment Companies	2	$974	0	$0
Other Pooled Investment Vehicles	110	$10,897	109	$10,890
Other Accounts	0	$0	0	$0
Mark Wade
Other Registered Investment Companies	2	$974	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0
Matthew Lindholm
Other Registered Investment Companies	2	$974	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0
Clark Edlund
Other Registered Investment Companies	2	$974	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0
Michael O’Keefe
Other Registered Investment Companies	2	$974	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

____________

*        Assets Managed are estimated and unaudited and may vary from final audited figures.

CONFLICTS OF INTEREST BETWEEN THE FUND ADVISED BY CAZ’S PORTFOLIO MANAGERS AND OTHER ACCOUNTS

Whenever a portfolio manager of the Fund manages other accounts, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts. For example, in certain instances, a portfolio manager may take conflicting positions in a particular security for different accounts, by selling a security for one account and continuing to hold it for another account. In addition, the fact that other accounts require the portfolio manager to devote less than all of his or her time to the Fund may be seen itself to constitute a conflict with the interest of the Fund.

Each portfolio manager may also execute transactions for another fund or account at the direction of such fund or account that may adversely impact the value of securities held by the Fund. Securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. In addition, some of these accounts managed by the portfolio managers may have fee structures, including performance fees, that are or have the potential to be higher, in some cases significantly higher, than the fees the Adviser receives for managing the Fund. Finally, if the portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take advantage of that opportunity due to an allocation of that opportunity to

47

or across eligible funds and accounts. CAZ’s policies, however, require that portfolio managers allocate investment opportunities among accounts managed by them in an equitable manner over time. Orders are normally allocated on a pro rata basis, except that in certain circumstances, such as the small size of an issue, orders will be allocated among clients in a manner believed by CAZ to be fair and equitable over time.

The structure of a portfolio manager’s compensation may give rise to potential conflicts of interest. A portfolio manager’s base pay tends to increase with additional and more complex responsibilities that include increased assets under management, which indirectly links compensation to sales. Also, potential conflicts of interest may arise since the structure of CAZ’s compensation may vary from account to account.

CAZ has adopted certain compliance procedures that are designed to address these, and other, types of conflicts. However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.

COMPENSATION OF CAZ’S PORTFOLIO MANAGERS

The Adviser receives a fee based on the assets under management of the Fund as set forth in the Investment Advisory Agreement between the Fund and the Adviser. The Adviser pays its investment professionals out of its total revenues, including the advisory fees earned with respect to the Fund. The following information relates to the fiscal year ended March 31, 2026.

CAZ’s methodology for measuring and rewarding the contribution made by portfolio managers combines quantitative measures with qualitative measures. The Fund’s portfolio managers are compensated for their services to the Fund and to other accounts they manage in a combination of base salary and annual discretionary bonus, as well as the standard retirement, health and welfare benefits available to all CAZ employees. Certain fund managers may also receive awards under a long-term incentive program. Base salary of CAZ’s employees is determined by reference to the level of responsibility inherent in the role and the experience of the incumbent, and is benchmarked annually against market data to ensure that CAZ is paying competitively. CAZ reviews base salaries annually, targeting increases at employees whose roles have increased in scope materially during the year and those whose salary is behind market rates. At more senior levels, base salaries tend to be adjusted less frequently as the emphasis is increasingly on the discretionary bonus. Discretionary bonuses for portfolio managers may be comprised of an agreed contractual floor, a revenue component and/or a discretionary component. Any discretionary bonus is determined by a number of factors. At a macro level the total amount available to spend is a function of the bonus to pre-bonus profit ratio before tax and the compensation to revenue ratio achieved by CAZ globally. CAZ then assesses the performance of the division and of a management team to determine the share of the aggregate bonus pool that is spent in each area. This focus on “team” maintains consistency and minimizes internal competition that may be detrimental to the interests of CAZ’s clients. For each team, CAZ assesses the performance of their funds relative to competitors and to relevant benchmarks (which may be internally-and/or externally-based and are considered over a range of performance periods), the level of funds under management, and the level of performance fees generated, if any. CAZ also reviews “softer” factors such as leadership, contribution to other parts of the business, and an assessment of the employee’s behavior and the extent to which it is in line with our corporate values of excellence, integrity, teamwork, passion and innovation.

EQUITY SECURITIES BENEFICIALLY OWNED BY CAZ PORTFOLIO MANAGERS

The following table shows the portfolio managers’ ownership of securities in the Fund as of July 31, 2026, unless otherwise noted:

Name of Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned by Portfolio Manager[1]
Christopher A. Zook	None
Mark Wade	None
Matthew Lindholm	None
Clark Edlund	None
Michael O’Keefe	None

____________

1        The Fund had not commenced operations as of July 31, 2026.

48

REPURCHASES OF SHARES

Repurchases

The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Accordingly, a Shareholder may not be able to sell its Shares when and/or in the amount that the Shareholder desires. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Shareholders may not exchange their Shares of the Fund for shares of any other registered investment company. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks.

To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV (minus any applicable early repurchase fee), pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is expected that the Fund will offer to repurchase the minimum amount of 5% of its outstanding Shares. The offer to purchase Shares on a quarterly basis is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice is sent to Shareholders at least 21 calendar days and no more than 42 calendar days before the Repurchase Request Deadline. The Fund expects to determine the NAV applicable to repurchases no later than the Repurchase Pricing Date. The Fund will distribute payment to Shareholders no later than seven calendar days after the Repurchase Pricing Date. The quarterly repurchases will commence in the months of March, June, September and December, and expects to make its initial repurchase within two full quarters after commencement of operations, with payment being distributed to Shareholders within the time period discussed above.

Repurchases of Shares by the Fund will be paid in cash.

The Fund also has the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.

The Board of Trustees, or a committee thereof, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of Shares outstanding on the Repurchase Request Deadline.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional number of Shares not to exceed 2.00% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2.00% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis.

Mandatory Repurchases and Redemptions

As noted in the prospectus, the Fund may also repurchase and/or redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, in accordance with the terms of its Declaration of Trust and the 1940 Act, including Rule 23c-2 under the 1940 Act. Such mandatory redemptions may be made if:

•        the Shares have been transferred to or vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder or with the consent of the Fund, as described below;

49

•        ownership of Shares by a Shareholder or other person is likely cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction;

•        continued ownership of Shares by a Shareholder may be harmful or injurious to the business or reputation of the Fund, the Board, the Adviser or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences; or

•        with respect to a Shareholder subject to special laws or compliance requirements, such as those imposed by ERISA, the U.S. Bank Holding Company Act of 1956, as amended or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any Shares.

In the event that the Adviser or any of its affiliates hold Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund. Shareholders who require minimum annual distributions from a retirement account through which they hold Shares should consider the Fund’s schedule for repurchase offers and submit repurchase requests accordingly.

Liquidity Requirements

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the Repurchase Offer Notice is sent to Shareholders until the Repurchase Pricing Date. For purposes of this requirement, liquid assets are assets that can be sold or disposed of in the ordinary course of business, at approximately the price at which the Fund has valued the investment, within a period equal to the period between a Repurchase Request Deadline and the Repurchase Payment Deadline, or of assets that mature by the next Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Repurchase offers will typically be funded from available cash or sales of portfolio securities. Payment for repurchased shares, however, may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their shares in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

See “Types of Investments and Related Risks — Repurchase Offers Risks” in the Prospectus for a description of the risks associated with the Fund’s repurchase offers. In addition, the repurchase of Shares by the Fund will be a taxable event to Shareholders. For a discussion of these tax consequences, see “Taxation” below.

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income and gains. Share repurchases and borrowings must comply with the 1940 Act and the rules and regulations thereunder and other applicable law.

50

PORTFOLIO TRANSACTIONS

The Fund has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities.

Subject to any policy established by the Fund’s Board of Trustees, the Adviser is primarily responsible for the investment decisions of the Fund and the placing of its portfolio transactions. In placing brokerage orders, it is the policy of the Fund to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commission, if any, size of the transaction and difficulty of execution. While the Adviser generally seeks reasonably competitive spreads or commissions, the Fund does not necessarily pay the lowest possible spread or commission. The Adviser may direct certain brokerage transactions, using best efforts, subject to obtaining best execution, to broker/dealers in connection with a commission recapture program used to defray fund expenses for the Fund.

The Adviser generally deals directly with the dealers who make a market in the securities involved (unless better prices and execution are available elsewhere) if the securities are traded primarily in the over-the-counter market. Such dealers usually act as principals for their own account. On occasion, securities may be purchased directly from the issuer. In addition, the Adviser may effect certain “riskless principal” transactions through certain dealers in the over-the-counter market under which commissions are paid on such transactions. Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes.

While the Adviser seeks to obtain the most favorable net results in effecting transactions in the Fund’s portfolio securities, broker-dealers who provide investment research to the Adviser may receive orders for transactions from the Adviser. Such research services ordinarily consist of assessments and analyses of or affecting the business or prospects of a company, industry, economic sector or financial market. To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Adviser may cause the Fund to pay a broker-dealer that provides brokerage and research services (as defined in the 1934 Act) to the Adviser an amount in respect of securities transactions for the Fund in excess of the amount that another broker-dealer would have charged in respect of that transaction. See “Soft Dollar Practices” below.

To the extent that accounts managed by the Adviser are simultaneously engaged in the purchase of the same security as the Fund, then, as authorized by the Fund’s Board of Trustees, available securities may be allocated to the Fund and another client account and may be averaged as to price in a manner determined by the Adviser to be fair and equitable. Such allocation and pricing may affect the amount of brokerage commissions paid by the Fund. In some cases, this system might adversely affect the price paid by the Fund (for example, during periods of rapidly rising or falling interest rates) or limit the size of the position obtainable for the Fund (for example, in the case of a small issue).

Accounts managed by the Adviser (or its affiliates) may hold securities also held by the Fund. Because of different investment objectives or other factors, a particular security may be purchased by the Adviser for one client when one or more other clients are selling the same security.

Because the Fund had not commenced operations as of its most recent fiscal year end, no information regarding brokerage commissions paid is available.

51

SOFT DOLLAR PRACTICES

The Adviser is responsible for effecting securities transactions for the Fund. As noted above, to the extent consistent with Section 28(e) of the 1934 Act, the Adviser may obtain “soft dollar” benefits in connection with the execution of transactions for the Fund. The Adviser may cause the Fund to pay a broker-dealer an amount in excess of the amount that another broker-dealer would have charged for the same transaction, in exchange for “brokerage and research services” (as defined in the 1934 Act). Information so received is in addition to and not in lieu of the services that the Adviser is required to perform under the Investment Advisory Agreement. In circumstances where two or more broker-dealers are equally capable of providing best execution, the Adviser may, but is under no obligation to, choose the broker-dealer that provides superior research or analysis as determined by the Adviser in its sole discretion. The advisory fees are not reduced because the Adviser or its affiliates receive these services even though the Adviser or its affiliates might otherwise be required to purchase some of these services for cash. Some of these services are of value to the Adviser or its affiliates in advising various of their clients (including the Fund), although not all of these services are necessarily useful and of value in managing the Fund. These products and services may include research reports, access to management personnel, financial newsletters and trade journals, seminar and conference fees, quantitative analytical software, data services, communication services relating to (or incidental to) the execution, clearing and settlement of securities transactions, post-trade services relating to functions incidental to trade execution, and other products and services that are permitted under Section 28(e), as interpreted by the SEC from time to time. In certain instances, these products and services may have additional uses that are not related to brokerage or research. For such “mixed use” items, in accordance with SEC guidance, the Adviser will make a reasonable allocation of the cost of the item according to its expected use, and will pay for that portion of the item that does not have a brokerage or research-related component out of its own pocket.

Commission rates are established by country and trade method used to execute a given order.

52

PROXY VOTING POLICY AND PROXY VOTING RECORD

The Board believes that the voting of proxies with respect to securities held by the Fund is an important element of the overall investment process. Investments in the GP Stakes do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is typically substantially less than that encountered in connection with registered equity securities. Pursuant to the Fund’s Policy Related to Proxy Voting, as approved by the Fund’s Board, the Fund has delegated to the Adviser the authority to vote all proxies relating to the Fund’s portfolio securities. The Adviser’s exercise of this delegated proxy voting authority on behalf of the Fund is subject to oversight by Board. The Adviser has a duty to vote or not vote such proxies in the best interests of the Fund and its Shareholders, and to avoid the influence of conflicts of interest. The Adviser may choose to echo vote, vote in accordance with stated guidelines set forth by a proxy voting service or in accordance with its recommendations, abstain or hire a third-party fiduciary.

The policies and procedures used by the Adviser to determine how to vote certain proxies relating to portfolio securities are set forth in Appendix A. However, more complete information should be obtained by reviewing the Fund’s voting records. Information on how the Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is or will be available (1) without charge, upon request, by calling (713) 403-8250; (2) on the SEC’s website at www.sec.gov and (3) on the Fund’s website at www.cazgpstakesfund.com.

The Fund intends to hold a portion of its interests in the GP Stakes in non-voting form when required by law or regulation. Where the Fund anticipates that it would own voting securities of a GP Stake in an amount that is in excess of amounts permitted by law or regulation, the Fund will typically seek to either purchase non-voting securities of such a GP Stake or to enter into contractual arrangements with such a GP Stake, typically before the initial purchase, which relinquish the right to vote in respect of a portion of those voting securities to the extent required to comply with applicable laws and regulations.

The Fund will file a Form N-PX, with the Fund’s complete proxy voting record for the 12 months ended June 30, no later than August 31st of each year. Form N-PX for the Fund will be available without charge, upon request, by calling toll-free (713) 403-8250 and on the SEC’s website at www.sec.gov.

53

TAXATION

The following is a general summary of certain U.S. federal income tax considerations affecting the Fund and investors in the Fund. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to you in light of your particular circumstances or to investors who are subject to special rules, such as banks, thrift institutions and certain other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, S corporations, individual retirement accounts, certain tax-deferred accounts or foreign investors.

Unless otherwise noted, this discussion assumes that you are a U.S. Shareholder (as defined below) and that you hold Fund shares as capital assets. For purposes of this summary, a “U.S. Shareholder” means a beneficial owner of the Fund’s shares that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S. or any state of the U.S., (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. If a partnership holds shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold shares should consult their tax advisors.

The following discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of the Prospectus and all of which are subject to change or differing interpretations (possibly with retroactive effect). No ruling has been or will be sought from the IRS regarding any matter discussed in the Prospectus. Counsel to the Fund has not rendered any legal opinion regarding any tax consequences relating to the Fund or your investment in the Fund. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax information set out below.

Tax matters are complicated, and the tax consequences of an investment in and holding of the Fund’s shares will depend on the particular facts of each investor’s situation. You are advised to consult your own tax advisors with respect to the application to your own circumstances of the general federal income tax rules described below and with respect to other federal, state, local or foreign tax consequences to you before making an investment in the Fund’s shares.

Federal Income Taxation of the Fund.

The Fund is taxed as a regular corporation for U.S. federal income tax purposes at a rate of 21% and as such is obligated to pay U.S. federal and applicable state, local, and foreign corporate taxes on its taxable income including potential corporate alternative minimum tax. This differs from most investment companies, which elect to be treated as “regulated investment companies” under the Code in order to avoid paying entity-level income taxes.

The Fund invests primarily in GP Stakes, the issuers of which generally are intended to be treated as partnerships for federal income tax purposes. As a partner in the Partnership Issuers, the Fund must report its allocable share of the Partnership Issuer’s taxable income or loss in computing the Fund’s taxable income or loss, regardless of the extent (if any) to which the Partnership Issuers make distributions. In addition, sales of GP Stakes may result in allocations to the Fund of taxable ordinary income or loss and capital gain or loss, each in amounts that will not be reported to the Fund until the following year, in magnitudes often not readily estimable before such reporting is made.

The Fund will be subject to U.S. federal income tax at the regular corporate income tax rate (currently at 21%) on the Fund’s share of any taxable income from the investment in the GP Stakes and on gain recognized by the Fund on any sale of GP Stakes. In addition, the Fund, if its income as calculated for financial reporting exceeds certain thresholds, may also be subject to a corporate alternative minimum tax of 15% on such income. As explained above, in the case of a Partnership Issuer, cash distributions to the Fund that exceed the Fund’s allocable share of such issuer’s net taxable income will reduce the Fund’s adjusted tax basis in the equity securities of the Partnership Issuer, and in the case of a Corporate Issuer, cash distribution that exceeds the Corporate Issuer’s available earnings and profits will be treated as a return of capital and reduce the Fund’s adjusted tax basis in the equity securities of the Corporate Issuer to the extent of the Fund’s adjusted tax basis. These reductions in the Fund’s adjusted tax basis in the GP Stakes will increase the amount of gain (or decrease the amount of loss) recognized by the Fund on a subsequent sale of the GP Stake.

54

In addition, the Fund will accrue deferred income taxes on the total net unrealized capital gains in accordance with current accounting literature which has been interpreted to require all entities to recognize a full accrual on the deferred income tax that may be payable at the end of each fiscal year. It is important to note that the deferred income tax is actually payable only in the event the Fund should sell appreciated securities and payable in full only in the event the Fund should liquidate the entire portfolio. The Fund may carry net capital losses forward for five years as an offset against any net capital gains realized by the Fund during each taxable year. The Fund’s ability to use certain tax benefits could be limited if the Fund experiences an “ownership change” within the meaning of section 382 of the Code. Such tax benefits include net capital losses and certain built-in losses. An ownership change may occur if there is a greater than 50% change in the value of the stock of the Fund owned by 5% of Shareholders during the testing period (generally three years).

Since the Fund accumulates its net investment income rather than distributing it, the Fund may be subject to the imposition of the federal accumulated earnings tax. The accumulated earnings tax is imposed on a corporation’s accumulated taxable income at a rate of 20%. Accumulated taxable income is defined as adjusted taxable income minus the sum of the dividends paid deduction and the accumulated earnings credit. The dividends paid deduction and accumulated earnings credit are available in calculating excess earnings subject to this tax. The accumulated earnings tax would be payable in addition to the regular corporate income tax. If the Fund were to distribute its accumulated taxable income to avoid the accumulated earnings tax (a) the Fund’s NAV would drop by the amount of that distribution and (b) Shareholders would receive taxable dividend income of that amount, pro rata.

Federal Income Taxation of Holders of the Fund’s Shares — U.S. Shareholders.

Receipt of Distributions.    To the extent that the Fund will make distributions, such distributions will be treated for U.S. federal income tax purposes as (i) first, taxable dividends to the extent of your allocable share of the Fund’s earnings and profits, (ii) second, non-taxable returns of capital to the extent of your tax basis in your shares of the Fund (for the portion of those distributions that exceed the Fund’s earnings and profits) and (iii) third, taxable capital gains (for the balance of such distributions). Dividend income will be treated as “qualified dividends” for federal income tax purposes, subject to favorable capital gain tax rates, provided that certain requirements are met. Unlike a regulated investment company, the Fund will not be able to pass-through the character of its recognized net capital gain by reporting “capital gain dividends.” The portion of the distribution received by a U.S. Shareholder from the Fund that constitutes a return of capital will decrease the U.S. Shareholder’s tax basis in his or her Fund shares (but not below zero), which will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the U.S. Shareholder for tax purposes on the later sale of such Fund shares.

Distributions made to you by the Fund (other than distributions in redemption of shares subject to section 302(b) of the Code) will generally constitute taxable dividends to the extent of your allocable share of the Fund’s current or accumulated earnings and profits, as calculated for federal income tax purposes. Generally, a corporation’s earnings and profits are computed based upon taxable income, with certain specified adjustments. To the extent that distributions to you exceed your allocable share of the Fund’s current and accumulated earnings and profits, your basis in the Fund’s shares with respect to which the distribution is made will be reduced, which will increase the amount of gain (or decrease the amount of loss) realized upon a subsequent sale or redemption of such shares. To the extent you hold such shares as a capital asset and have no further basis in the shares to offset the distribution, you will report the excess as capital gain.

Distributions to you from the Fund treated as dividends generally will be taxable as ordinary income to you but are generally expected to be treated as “qualified dividend income” to eligible taxpayers. Qualified dividend income received by individuals and other noncorporate Shareholders is taxed at long-term capital gain rates, which currently reach a maximum of 15%, or, for certain high-income individuals, 20%. For a dividend to constitute qualified dividend income, the Shareholder generally must hold the shares paying the dividend for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, although a longer period may apply if the Shareholder engages in certain risk reduction transactions with respect to the common stock.

In addition to constituting qualified dividend income to noncorporate investors, such dividends are expected to be eligible for the dividends received deduction available to corporate Shareholders of the Fund under section 243 of the Code. However, corporate Shareholders of the Fund should be aware that certain limitations apply to the availability of the dividends received deduction, including rules which limit the deduction in cases where (i) certain holding period requirements are not met, (ii) a corporate Shareholder of the Fund is obligated (e.g., pursuant to a

55

short sale) to make related payments with respect to positions in substantially similar or related property, or (iii) the corporate Shareholder’s investment in shares of the Fund is financed with indebtedness. Corporate Shareholders of the Fund should consult their own tax advisors regarding the application of these limitations to their particular situations.

If you participate in the Fund’s automatic dividend reinvestment plan, upon the Fund’s payment of a dividend to you, you will be treated for federal income tax purposes as receiving a taxable distribution from the Fund in an amount equal to the fair market value of the shares issued to you under the plan. The portion of such a distribution that is treated as dividend income will be determined under the rules described above.

Repurchase and Sales of Shares.    A repurchase of common shares will be treated as a sale or exchange of such shares, provided the repurchase either: (i) is not essentially equivalent to a dividend; (ii) is a substantially disproportionate repurchase; (iii) is a complete repurchase of a Shareholder’s entire interest in the Fund; or (iv) is in partial liquidation of the Fund. Repurchases that do not qualify for sale or exchange treatment will be treated as described in “Receipt of Distributions” above.

Upon a repurchase treated as a sale or exchange under the foregoing rules, or upon a sale of your shares to a third party, you generally will recognize capital gain or loss equal to the difference between the cost of your shares and the amount you receive when you sell them. Any such capital gain or loss will be a long-term capital gain or loss if you held the shares for more than one year at the time of disposition. Long-term capital gains of noncorporate Shareholders of the Fund (including individuals) are currently subject to U.S. federal income taxation at a maximum rate of 15%, or, for certain high income individuals, 20%. The deductibility of capital losses for both corporate and noncorporate Shareholders of the Fund is subject to limitations under the Code. A loss realized on a sale or exchange of shares of the Fund may be disallowed if Fund shares or other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a sixty-one (61) day period beginning thirty (30) days before and ending thirty (30) days after the date on which the shares are disposed. In such a case, the basis of the shares acquired must be adjusted to reflect the disallowed loss. The ability to deduct capital losses may be limited.

Investment by Tax-Exempt Investors and Regulated Investment Companies.    Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on their unrelated business taxable income, or UBTI. Because the Fund is a corporation for federal income tax purposes, an owner of the Fund’s shares will not report on its federal income tax return any items of income, gain, loss and deduction that are allocated to the Fund from the Fund’s investments. Moreover, dividend income from, and gain from the sale of, corporate stock generally does not constitute UBTI unless the corporate stock is debt-financed. Therefore, a tax-exempt investor will not have UBTI attributable to its ownership, sale, or the repurchase of the Fund’s shares unless its ownership is debt-financed. In general, shares are considered to be debt-financed if the tax-exempt owner of the shares incurred debt to acquire the shares or otherwise incurred a debt that would not have been incurred if the shares had not been acquired. Similarly, the income and gain realized from an investment in the Fund’s shares by an investor that is a regulated investment company will constitute qualifying income for the regulated investment company.

Foreign, State and Local Taxes.    It is possible that the Fund may be liable for foreign, state and local taxes payable in the country, state or locality in which it is a resident or doing business.

Medicare Tax.    An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends received from the Fund and net gains from repurchases or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Cost Basis Reporting.    The Fund is required to report to you and the IRS annually on Form 1099-B not only the gross proceeds of Fund shares you sell or redeem but also their cost basis. Cost basis will generally be calculated using the Fund’s default method of first-in, first-out, unless you instruct the Fund to use a different methodology. If you would like to use the first-in, first-out method of calculation, no action is required. To elect an alternative method, you should contact the Fund at the address or phone number on the back cover of the Prospectus. If your account is held with an Intermediary, contact your representative with respect to reporting of cost basis and available elections for your account.

Because your tax situation is unique, you should consult your tax professional about federal, state and local tax consequences.

56

Federal Income Taxation of Holders of the Fund’s Shares — Non-U.S. Shareholders.

For purposes of this summary, the term “Non-U.S. Shareholder” means a beneficial owner of the Fund’s shares that is not a U.S. Shareholder.

Distributions, if any, to Non-U.S. Shareholders that are treated as dividends generally will be subject to U.S. federal withholding tax at the rate of 30% unless the tax is reduced or eliminated pursuant to a tax treaty or the distributions are effectively connected with a U.S. trade or business of the Shareholder.

Any capital gain realized by a Non-U.S. Shareholder upon a sale or repurchase of shares of the Fund will generally not be subject to U.S. federal income or withholding tax unless (i) the gain is effectively connected with the Shareholder’s trade or business in the U.S., or in the case of a Shareholder who is a nonresident alien individual, the Shareholder is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met or (ii) the Fund is or has been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the date of disposition of the Fund’s shares or, if shorter, within the period during which the Non-U.S. Shareholder has held the common shares. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. The Fund may be, or may prior to a Non-U.S. Shareholder’s disposition of shares become, a U.S. real property holding corporation.

Any Non-U.S. Shareholder who is described in one of the foregoing cases is urged to consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the repurchase, sale, exchange or other disposition of shares of the Fund.

Non-U.S. Shareholders of the Fund may also be subject to U.S. estate tax with respect to their shares of the Fund.

The Fund is required to withhold U.S. tax (at a 30% rate) on payments of dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to enable the Fund to determine whether withholding is required.

Each Non-U.S. Shareholder should consult his, her or its tax advisor regarding the U.S. and non-U.S. tax consequences of ownership of the Fund’s shares and receipt of distributions from the Fund.

Backup Withholding

Federal regulations generally require the Fund to withhold and remit to the U.S. Treasury a “backup withholding” tax with respect to dividends and the proceeds of any repurchase paid to you if you fail to furnish the Fund or the Fund’s paying agent with a properly completed and executed IRS Form W-9, W-8BEN, W-8BEN-E or other applicable form. Furthermore, the IRS may notify the Fund to institute backup withholding if the IRS determines that your TIN is incorrect or if you have failed to properly report taxable dividends or interest on a federal tax return. A TIN is either the Social Security number or employer identification number of the record owner of the account. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account and may be refunded or claimed as a credit on the record owner’s federal income tax return. The backup withholding rate is currently 24%.

57

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of the date of this SAI, the Fund had not commenced operations, and, therefore, the officers and trustees of the Fund as a group beneficially owned no shares of the Fund and, as of that date, no person held an interest in the Fund equal to 5% or more of outstanding shares of the Fund, except for the Adviser and/or one of its subsidiaries.

As of the date of this SAI, the Adviser and/or one of its subsidiaries may be deemed to control the Fund due to its beneficial ownership of 25% or more of the outstanding shares of the Fund. Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of the Fund. A control person may be able to take actions regarding the Fund it controls without the consent or approval of other Shareholders.

58

OTHER SERVICE PROVIDERS

TRANSFER AGENT

Ultimus Fund Solutions, LLC (“Ultimus”), located at 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022, is the transfer agent for the Fund. As transfer agent, Ultimus, among other things, receives and processes purchase orders and repurchase requests, effects transfers of shares, prepares and transmits payments for dividends and distributions, maintains records of account, and provides oversight of service providers and financial intermediaries providing sub-transfer agency, sub-accounting, and similar shareholder services on behalf of Fund Shareholders. A Transfer Agency and Service Agreement provides the terms pursuant to which Ultimus provides such services to the Fund and the terms pursuant to which the Fund pays compensation to Ultimus for providing such services. Under the terms of the Master Services Agreement, Ultimus receives fees for its transfer agency and dividend disbursing services from the Fund.

In some cases, the Adviser and/or its affiliates may make additional compensation payments out of their own assets (and not as an expense of the Fund) to financial intermediaries — please see the sub-section titled “DISTRIBUTION PLAN — ADDITIONAL COMPENSATION PAYMENTS TO FINANCIAL INTERMEDIARIES” for more information.

CUSTODIAN

Portfolio securities of the Fund are held pursuant to a Custodian Agreement between the Fund and Fifth Third Bank, National Association, 38 Fountain Square Plaza, Cincinnati, OH 45202.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP is the Fund’s Independent Registered Public Accounting Firm. Deloitte & Touche LLP is located at 1111 Bagby Street, Suite 4500, Houston, TX 77002.

Distributor

Ultimus Fund Distributors, LLC (the “Distributor”) serves as the principal underwriter for the Fund pursuant to an Underwriting Agreement initially approved by the Fund’s Board of Trustees. The Distributor is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”). The Distributor’s principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

Shares of the Fund are continuously offered and sold by selected broker-dealers and other financial intermediaries who have selling agreements with the Distributor. Except as discussed below under “Distribution Plan,” the Distributor bears all the expenses of providing services pursuant to the Underwriting Agreement, including expenses relating to the distribution of prospectuses for sales purposes and any advertising or sales literature. The Underwriting Agreement continues in effect for two years from initial approval and for successive one-year periods thereafter, provided that each such continuance is specifically approved (1) by the vote of a majority of the trustees of the Fund, including a majority of the trustees who are not parties to the Underwriting Agreement or interested persons (as defined in the 1940 Act) of the Fund, or (2) by the vote of a majority of the outstanding voting securities of the Fund. The Distributor is not obligated to sell any specific amount of shares of the Fund.

59

DISTRIBUTION PLAN

The Board has approved the adoption of distribution and service plans (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act for Class A Shares, Class C Shares and Class R Shares. The Distributor or its affiliates are entitled to retain all service fees payable for which there is no dealer of record or for which qualification standards have not been met as partial consideration for personal services and/or account maintenance services performed by the Distributor or its affiliates for Shareholder accounts.

CLASS A PLAN.    Pursuant to the Class A Plan, the Fund may pay the Distributor a fee of up to 0.60% of the average daily net assets on an annualized basis attributable to Class A Shares for distribution financing activities, and up to 0.25% may be used for Shareholder account servicing activities.

CLASS C PLAN.    Pursuant to the Class C Plan, the Fund may pay the Distributor a fee of up to 0.75% of the average daily net assets on an annualized basis attributable to Class C Shares for distribution financing activities. Pursuant to the Plan, the Fund may pay the Distributor a fee of up to 0.25% of the average daily net assets on an annualized basis attributable to Class C Shares for Shareholder account servicing activities.

CLASS R PLAN.    Pursuant to the Class R Plan, the Fund may pay financial intermediaries a fee of up to 0.25% of the average daily net assets attributable to Class R Shares for Shareholder account servicing activities. The entire amount of the fee may be used for Shareholder servicing expenses.

GENERAL.    Distribution fees paid to the Distributor may be spent on any activities or expenses primarily intended to result in the sale of the Fund’s Shares including, but not limited to: (a) payment of initial and ongoing commissions and other compensation payments to brokers, dealers, financial institutions or others who sell the Fund’s Shares; (b) compensation to employees of the Distributor; (c) compensation to and expenses, including overhead such as communications and telephone, training, supplies, photocopying and similar types of expenses, of the Distributor incurred in the printing and mailing or other dissemination of all prospectuses and statements of additional information; and (d) the costs of preparation, printing and mailing reports used for sales literature and related expenses, advertisements and other distribution related expenses (including personnel of the Distributor). Service fees paid under the Plan are payments for the provision of personal service and/or the maintenance of Shareholder accounts. The Plan is considered a compensation type plan, which means that the Fund pays the Distributor the entire fee regardless of the Distributor’s expenditures. Even if the Distributor’s actual expenditures exceed the fee payable to the Distributor at any given time, the Fund will not be obligated to pay more than that fee. If the Distributor’s actual expenditures are less than the fee payable to the Distributor at any given time, the Distributor may realize a profit from the arrangement.

In accordance with the terms of the Plan, the Distributor provides to the Fund, for review by the Fund’s Board of Trustees, a quarterly written report of the amounts expended under the Plan and the purpose for which such expenditures were made. In its quarterly review of the Plan, the Fund’s Board of Trustees reviews the level of compensation the Plan provides.

The Plan was adopted by a majority vote of the Board of Trustees of the Fund, including at least a majority of trustees who are not, and were not at the time they voted, interested persons of the Fund as defined in the 1940 Act and do not and did not have any direct or indirect financial interest in the operation of the Plan, cast at a meeting called for the purpose of voting on the Plan in accordance with the 1940 Act. In approving the Plan, the trustees identified and considered a number of potential benefits that the Plan may provide to the Fund and its Shareholders, including Shareholder servicing, the potential to increase assets and possibly benefit from economies of scale, the potential to avoid a decrease in assets through repurchase activity, the ability to sell Shares of the Fund through adviser and broker distribution channels, and the ability to provide investors with an alternative to paying front end sales loads. The Board of Trustees of the Fund believes that there is a reasonable likelihood that the Plan will benefit the Fund and its current and future Shareholders. Under its terms, the Plan remains in effect from year to year provided such continuance is approved annually by vote of the trustees of the Fund in the manner described above. The Plan may not be amended to increase materially the amount to be spent for distribution without approval of the Shareholders of the Fund affected by the increase, and material amendments to the Plan must also be approved by the Board of Trustees in the manner described above. The Plan may be terminated at any time, without payment of any penalty, by vote of the majority of the trustees of the Board who are not interested persons of the Fund and have no direct or indirect financial interest in the operations of the Plan, or by a vote of a majority of the outstanding voting securities of the Fund. The Plan will automatically terminate in the event of its assignment.

60

Because the Fund had not commenced operations as of its most recent fiscal year end, no information regarding the 12b-1 fees paid by the Fund is available.

COMMISSIONS TO DEALERS

Because the Fund had not commenced operations as of its most recent fiscal year end, there is no information regarding the aggregate dollar amount of commissions received by the Distributor for the sale of Fund Shares. However, the Distributor does not receive any front-end sales commissions in connection with the sale of Class C, Class E, Class I and Class R Shares.

ADDITIONAL COMPENSATION PAYMENTS TO FINANCIAL INTERMEDIARIES

As stated in the prospectus under Payments to Financial Intermediaries and Other Entities, the Adviser and/or its affiliates make additional compensation payments out of their own assets and not as an expense to or out of the assets of the Fund to Financial Intermediaries to support the sale of the Fund’s shares (“Additional Payments”). These Additional Payments, which are in addition to commissions, Rule 12b-1 fees, Administrative Fees and Servicing Payments (as defined in the prospectus), and which may be paid to such Financial Intermediary in its capacity as a Servicing Intermediary, may create an incentive for your Financial Intermediary to sell and recommend the Fund over other products for which it may receive less compensation. You may contact your Financial Intermediary if you want information regarding the payments it receives.

61

OTHER MATTERS

CODE OF ETHICS

The Fund and the Adviser have each adopted a code of ethics designed to protect the interests of the Fund’s Shareholders. Under each code of ethics, personnel subject to the code are permitted to trade securities for their own account, including securities that may be purchased or held by the Fund, subject to certain restrictions. Each code of ethics has been filed with the SEC and may be viewed by the public.

Registration Statement

This SAI and the Prospectus do not contain all the information included in the Fund’s registration statement filed with the SEC under the Securities Act with respect to the securities offered hereby. The registration statement, including the exhibits filed therewith, are available on the SEC’s website at www.sec.gov.

Statements contained herein and in the Prospectus as to the contents of any contract or other documents are not necessarily complete, and, in each instance, are qualified by, reference to the copy of such contract or other documents filed as exhibits to the registration statement.

FINANCIAL STATEMENTS

The Fund’s financial statements as of July 2, 2026 and for the period March 30, 2026 (Organization Date) to July 2, 2026, and the related notes (collectively referred to as the “financial statement”) and the associated report of the Independent Registered Public Accounting Firm are included herein.

The Fund’s audited financial statements for the fiscal year ended March 31, 2027, together with the notes thereto, and reports of Deloitte & Touche LLP, independent registered public accounting firm for the Fund, will be available in the Fund’s annual report once the Fund has completed its first annual fiscal period.

The Fund’s Annual Reports and Semi-Annual Reports will be available without charge by calling the Fund at 1-(713) 403-8250 or by visiting the Fund’s website at www.cazgpstakesfund.com or on the SEC’s website at www.sec.gov.

62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Trustees of CAZ GP Stakes Growth Fund:

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of CAZ GP Stakes Growth Fund (the “Fund”) as of July 2, 2026, the related statement of operations for the period March 30, 2026 (organization date) to July 2, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of July 2, 2026, and the results of its operations for the period March 30, 2026 (organization date) to July 2, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Houston, Texas

July 22, 2026

We have served as the auditor of one or more CAZ investment companies since 2023.

63

CAZ GP Stakes Growth Fund
Statement of Assets and Liabilities
As of July 2, 2026

Assets:
Cash	$100,000
Deferred offering costs	56,311
Receivable from Adviser for reimbursement of organizational costs	166,144
Total Assets	322,455

Liabilities:
Accrued offering costs	23,497
Accrued organizational costs	49,208
Payable to Adviser	149,750
Total Liabilities	222,455

Net assets for shares of beneficial interest outstanding	$100,000

Net assets consist of:
Paid-in capital	$100,000

Class I Shares outstanding (unlimited number of shares authorized)	5,000

Net asset value, offering and redemption price per share	$20.00

The accompanying notes are an integral part of these financial statements.

64

CAZ GP Stakes Growth Fund
Statement of Operations
For the Period March 30, 2026 (Organization Date) to July 2, 2026*

Expenses:
Organizational costs (Note 3)	$166,144
Less: Expense reimbursement by Adviser (Note 4)	(166,144)
Net Expenses	—

Net Investment Income	$—

Net Increase (Decrease) from Operations	$—

____________

*        The Fund has had no operations to date other than matters relating to its organization and registration under the Investment Company Act of 1940.

The accompanying notes are an integral part of these financial statements.

65

CAZ GP Stakes Growth Fund
Notes to the Financial Statement
As of July 2, 2026 and for the Period March 30, 2026 (Organization Date) to July 2, 2026

(1)    ORGANIZATION

CAZ GP Stakes Growth Fund (the “Fund”) was organized on March 30, 2026 as a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. The Fund is non-diversified and operates as a “interval fund,” which means that it is subject to the requirements of Rule 23c-3 under the Investment Company Act of 1940.

The Fund’s investment objective is to seek to provide long-term capital appreciation. The Fund seeks to achieve its investment objective by acquiring, holding and disposing of direct or indirect investments in asset management firms across multiple strategies, geographies and asset classes (“GP Stakes”).

CAZ GP Stakes Adviser LLC (the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”), as amended, serves as the Fund’s investment adviser. The Adviser is a subsidiary of CAZ Investments LP (“CAZ”), an asset management firm focused on investments in alternative asset classes including seeking to provide investors the opportunity to acquire minority ownership stakes in some of the world’s best private asset managers. The Fund’s Board of Trustees (the “Board”) has the overall responsibility for the management and supervision of the business operations of the Fund.

The Fund is planning to offer five separate classes of shares of beneficial interest (“Shares”) designated as Class A (“Class A Shares”), Class C (“Class C Shares”), Class E (“Class E Shares”), Class I (“Class I Shares”) and Class R (“Class R Shares”). The Fund has no operations to date other than those relating to organizational matters, including the issuance of 5,000 Class I shares at $20.00 per share to its initial investor, the Adviser. Class I shares of the Fund are currently the only class offered to investors. Class I shares are offered on a continuous basis at the net asset value (“NAV”) per share.

The minimum initial investment for Class A, Class C and Class R Shares is $2,500, and the minimum subsequent investment for Class A, Class C and Class R Shares is $1,000. The minimum initial investment for Class E is $100,000, and the minimum subsequent investment for Class E Shares is $10,000. The minimum initial investment for Class I Shares is $3,000,000, and the minimum subsequent investment for Class I shares is $10,000. Class A shares are subject to a sales charge of up to 3.00% The Adviser may, in its sole discretion, waive these minimums with respect to certain employees, officers or Trustees of the Fund, the Adviser or their affiliates. The Fund may waive or lower investment minimums for investors who invest in the Fund through an asset-based fee program made available through a financial intermediary.

To provide shareholders with limited liquidity, the Fund is structured as an interval fund and intends to conduct quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements. In connection with any given repurchase offer, it is expected that the Fund will offer to repurchase the minimum amount of 5% of its outstanding Shares. The offer to purchase Shares on a quarterly basis is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities. The repurchase offer notice is sent to shareholders at least 21 calendar days and no more than 42 calendar days before the repurchase request deadline. The Fund expects to determine the NAV applicable to repurchases no later than the repurchase pricing date. The repurchase pricing date shall occur no later than the 14th day after the repurchase request deadline, or the next business day if the 14th day is not a business day. The Fund will distribute payment to shareholders no later than seven calendar days after the repurchase pricing date. The quarterly repurchases will commence in the months of March, June, September and December, and expects to make its initial repurchase within two full quarters after commencement of operations, with payment being distributed to Shareholders within the time period discussed above.

The Board, or a committee thereof, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given repurchase offer. The Repurchase Offer Amount, however, will be no less than 5% and no more than 25% of the total number of shares outstanding on the repurchase request deadline.

66

CAZ GP Stakes Growth Fund
Notes to the Financial Statement
As of July 2, 2026 and for the Period March 30, 2026 (Organization Date) to July 2, 2026

(1)    ORGANIZATION (cont.)

The Fund also has the right to repurchase all of a shareholder’s shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.

(2)    SIGNIFICANT ACCOUNTING POLICIES

The Fund is an investment company and as a result follows accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies (“ASC 946”). The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Segment Reporting

An operating segment is defined in FASB Accounting Standards Codification Topic 280 — Segment Reporting as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the public entity’s chief operating decision maker (“CODM”) to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available. The CODM is the President of the Fund. The Fund operates as a single operating segment. The Fund’s income, expenses, assets, changes in net assets resulting from operations and performance are regularly monitored and assessed as a whole by the CODM responsible for oversight functions of the Fund, using the information presented in the financial statements and financial highlights.

Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

U.S. Federal Income Taxes

The Fund is taxed as a regular corporation, or “C” Corporation, for U.S. federal income tax purposes and as such is obligated to pay U.S. federal and applicable state, local, and foreign corporate taxes on its taxable income. The Fund invests primarily in GP Stake Investments, the issuers of which generally are intended to be treated as partnerships for federal income tax purposes (the “Partnership Issuers”). As a partner in the Partnership Issuers, the Fund must report its allocable share of the Partnership Issuer’s taxable income or loss in computing the Fund’s taxable income or loss, regardless of the extent (if any) to which the Partnership Issuers make distributions. In addition, sales of GP Stake Investments may result in allocations to the Fund of taxable ordinary income or loss and capital gain or loss, each in amounts that will not be reported to the Fund until the following year, in magnitudes often not readily estimable before such reporting is made.

The Fund will be subject to U.S. federal income tax at the regular corporate income tax rate (currently at 21%) plus additional amounts for state, local, and foreign taxes, on the Fund’s share of any taxable income from the investment in the GP Stake Investments and on gain recognized by the Fund on any sale of GP Stake Investments. In addition, the Fund, if its income as calculated for financial reporting exceeds certain thresholds, may also be subject to a corporate alternative minimum tax (“CAMT”) of 15% on such income. If applicable, CAMT is not an additional tax, but instead an acceleration of income tax payments. Any CAMT payments made may be applied as a credit for future income taxes owed.

67

CAZ GP Stakes Growth Fund
Notes to the Financial Statement
As of July 2, 2026 and for the Period March 30, 2026 (Organization Date) to July 2, 2026

(2)    SIGNIFICANT ACCOUNTING POLICIES (cont.)

In addition, the Fund will accrue deferred income taxes on the total net unrealized capital gains and other temporary items in accordance with current accounting literature which has been interpreted to require all entities to recognize a full accrual on the deferred income tax that may be payable at the end of each fiscal year. Since the Fund accumulates its net investment income rather than distributing it, the Fund may be subject to the imposition of the federal accumulated earnings tax.

The Fund recognizes the tax benefits or expenses of uncertain tax positions only when the position is “more likely than not” to be sustained assuming examination by tax authorities. Management has reviewed the Fund’s tax positions and concluded that no provision for unrecognized tax benefits or expenses should be recorded related to uncertain tax positions taken in the Fund’s current tax year and all open tax years.

The Fund’s tax year end is November 30.

Share Valuation

The Fund will calculate its NAV for each class of the Fund’s shares of beneficial interest (“shares”) as of the close of business on each day the New York Stock Exchange (“NYSE”) is open for trading.

As of July 2, 2026, the Fund did not hold any investments.

(3)    ORGANIZATIONAL AND OFFERING COSTS

Organization and Offering Costs shall mean all third-party charges and out-of-pocket costs and expenses incurred by the Fund and the Adviser in connection with the formation of the Fund, the offering of the Fund’s shares, and the admission of investors in the Fund, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of the interests in the Fund.

The Fund’s offering costs of $56,311, have been recorded as a deferred asset. These offering costs are accounted for as a deferred charge until Fund shares are offered to the public and will thereafter, be amortized to expense over twelve months on a straight-line basis. The Fund’s organizational costs of $166,144 consist primarily of costs to establish the Fund and enable it to legally conduct business. The Fund expenses organizational costs as incurred. Organizational costs incurred by the Fund will be reimbursed by the Adviser, some of which may be subject to recoupment by the Adviser, in accordance with the Fund’s Expense Support Agreement discussed in Note 4.

(4)    FEES AND TRANSACTIONS WITH RELATED PARTIES AND OTHER AGREEMENTS

Investment Advisory Agreement

Under the terms of the Investment Advisory Agreement between the Fund and the Adviser, the Adviser manages the Fund’s investments subject to oversight by the Board. The Fund pays the Adviser a management fee that is paid monthly in arrears at the annual rate of 1.50% of the daily average of the Fund’s net assets, including assets purchased with the borrowed funds or other forms of leverage.

The Adviser has contractually agreed to waive fees or reimburse expenses to limit total annual Fund operating expenses (excluding management fees, Rule 12b-1 distribution and service fees, taxes, interest expenses, acquired fund fees and expenses, and certain extraordinary expenses) to no more than 1.00%, on an annualized basis, of the Fund’s daily net assets (“Expense Cap”). The Adviser may only recoup the waived fees, reimbursed expenses or directly paid expenses if (i) the waived fees, reimbursed expenses or directly paid expenses have fallen to a level below the Expense Cap and (ii) the reimbursement amount does not raise the level of waived fees, reimbursed expenses or directly paid expenses in the month the reimbursement is being made to a level that exceeds the Expense Cap applicable at that time and the reimbursement is made within three years from the date the amount was initially waived, reimbursed or paid.

68

CAZ GP Stakes Growth Fund
Notes to the Financial Statement
As of July 2, 2026 and for the Period March 30, 2026 (Organization Date) to July 2, 2026

(4)    FEES AND TRANSACTIONS WITH RELATED PARTIES AND OTHER AGREEMENTS (cont.)

In addition, the Adviser has contractually agreed to reimburse a portion of Class E’s annual fund operating expenses (excluding management fees, acquired fund fees and expenses, taxes and custody fees) (“Other Expenses”) equal to: (x) 0.20% of Class E’s average daily net assets if Class E’s total net assets are less than $100,000,000; (y) 0.30% of Class E’s average daily net assets if Class E’s total net assets are equal to or greater than $100,000,000 but less than $250,000,000; and (z) 0.40% of Class E’s average daily net assets if Class E’s total net assets are greater than $250,000,000. The Adviser may not recoup expenses reimbursed pursuant to the expense reimbursement agreement for Class E’s Other Expenses.

As of July 2, 2026, $165,144 of the $166,144 waived organization costs, are subject to possible recoupment by the Adviser. The remaining $1,000 was voluntarily reimbursed by the Advisor and is not subject to recoupment.

FSG Operating LLC (“FSG”) provides the Fund with certain accounting, consulting, compliance, operational and administrative services. In consideration of these services, the Fund pays FSG a quarterly fee. The Fund also reimburses FSG for certain out-of-pocket expenses. CAZ indirectly holds 20% of FSG’s outstanding equity interests.

Ultimus Fund Solutions, LLC (“Ultimus”) provides the Fund with administration, fund accounting and transfer agent services, including all regulatory reporting. Under the terms of a Master Services Agreement, Ultimus receives fees for these services from the Fund.

Employees of PINE Advisors LLC (“PINE”) serve as officers of the Fund. In consideration for these services, the Fund pays PINE an annual fee, paid monthly. The Fund also reimburses PINE for certain out-of-pocket expenses.

The Fund has entered into a Distribution Agreement with Ultimus Fund Distributors, LLC (the “Distributor”), pursuant to which the Distributor acts as principal underwriter and distributor of the Fund’s shares of beneficial interest on a best effort basis, subject to various conditions. The Distributor may retain additional broker-dealers and other financial intermediaries (each a “Selling Agent”) to assist in the distribution of shares and shares are available for purchase through these Selling Agents or directly through the Distributor. The Distributor is a wholly-owned subsidiary of Ultimus. For these services, the Distributor receives an annual fee from the Adviser. The Adviser is also responsible for paying any out-of-pocket expenses incurred by the Distributor in providing services under the Distribution Agreement.

The Board of Trustees has approved the adoption by the Fund of distribution and service plans (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act for Class A, Class C Shares and Class R Shares. Under the Plan, Class A Shares and Class C Shares of the Fund bear distribution and/or service fees paid to the Distributor, some of which may be paid to select broker-dealers or other financial intermediaries. Total compensation under the Plan may not exceed the maximum cap imposed by FINRA with respect to asset-based sales charges. Distribution fees paid to the Distributor may be spent on any activities or expenses primarily intended to result in the sale of the Fund’s Shares. Under the Plan, the Fund pays the Distributor the entire fee, regardless of the Distributor’s expenditures. Even if the Distributor’s actual expenditures exceed the fee payable to the Distributor at any given time, the Fund will not be obligated to pay more than that fee. If the Distributor’s actual expenditures are less than the fee payable to the Distributor at any given time, the Distributor may realize a profit from the arrangement. Pursuant to the Class A Plan, the Fund may pay the Distributor a fee of up to 0.60% of the average daily net assets on an annualized basis attributable to Class A Shares for distribution financing activities, and up to 0.25% may be used for Shareholder account servicing activities. Pursuant to the Class C Plan, the Fund may pay the Distributor a fee of up to 0.75% of the average daily net assets on an annualized basis attributable to Class C Shares for distribution financing activities. Pursuant to the Plan, the Fund may also pay the Distributor a fee of up to 0.25% of the average daily net assets attributable to Class C Shares for shareholder servicing expenses. Pursuant to the Plans, for Class R Shares, the Fund may pay a financial intermediary a fee of up to 0.25% of the average monthly net assets attributable to Class R Shares for shareholder account servicing activities.

In consideration of the services rendered by the Independent Trustees, the Fund pays each Independent Trustee a retainer of $20,000 per year. Trustees that are interested persons will not be compensated by the Fund. The Trustees do not receive any pension or retirement benefits.

Certain officers of the Fund are also employees of the Adviser, PINE and/or Ultimus.

69

CAZ GP Stakes Growth Fund
Notes to the Financial Statement
As of July 2, 2026 and for the Period March 30, 2026 (Organization Date) to July 2, 2026

(5)    BENEFICIAL OWNERSHIP

The beneficial ownership, either directly or indirectly, of more than 25% of the voting securities of a fund creates a presumption of control of the fund, under Section 2(a)(9) of the 1940 Act. At July 2, 2026, the Adviser owned 100% of the Fund.

(6)    INDEMNIFICATIONS

The Fund indemnifies the Fund’s officers and Board for certain liabilities that might arise from their performance of their duties to the Fund. Additionally, in the normal course of business the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. Based on experience, the Fund expects the risk of loss to be remote; however, there can be no assurance that such obligations will not result in material liabilities that adversely affect the Fund.

(7)    SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Management has determined that there are no material events that would require adjustment to, or disclosure in, the Fund’s financial statements.

70

APPENDIX A

PROXY VOTING AND CLASS ACTIONS

Background

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

•        Adopt and implement written policies and procedures reasonably designed to ensure the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

•        Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

•        Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Maintenance of Books and Records section of this Manual. The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions.

CAZ GPSA understands that voting proxies with respect to securities held by its client(s) is an important element of the overall investment process. In accordance with applicable rules and as a matter of fiduciary duty, CAZ GPSA has adopted these proxy voting policies and procedures (the “Policies”).

Policies and Procedures

Proxy Voting Policy

Investments held by the Client(s) do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters from such investments is typically substantially less than that encountered in connection with registered equity securities.

CAZ GPSA understands the fiduciary duty owed to its Client(s) and shall approach the voting of proxies in the manner consistent with the duties required of such a relationship. As such, CAZ GPSA will review all proxies received and will determine if the action(s) will add value on a case-by-case basis. Generally, considerations for value add to the Client(s) will be based on impacts and maximization to the value of Client assets. CAZ GPSA may abstain from any votes where it does not possess knowledge to enhance the value add to its Client(s).

Proxy Voting Procedure

CAZ GPSA, to the greatest extent possible, will leverage the proxy voting systems and infrastructure in place with its affiliated registered firm, CAZ I. Utilizing these operational proxy voting systems will benefit CAZ GPSA by providing established and reliable protocols.

A-1

Absent specific instructions from the Client(s), CAZ GPSA shall adhere to the following proxy voting procedures designed to ensure that proxies are properly identified, voted, and documented, and that any conflicts of interest are addressed appropriately.

•        CAZ GPSA will vote with the recommendations of management except in situations where there is a vote about executive compensation;

•        Votes about changes to executive compensation will be individually reviewed and discussed with the CAZ I CIO to determine what conflicts of interest, if any, require a vote that deviates from management’s recommended action;

•        The Traders have voting responsibility for all proxies, including any necessary discussions regarding conflicts of interests with the CAZ GPSA CCO and/or CAZ I CCO;

•        Notifications from ISS-Proxy, email notifications to pe@cazinvestments.com, rf@cazinvestments.com or hf@cazinvestments.com, or physical mailings received will be the source of notification of upcoming proxy votes;

•        CAZ GPSA will maintain the books and records for votes that have been cast; and,

•        CAZ GPSA generally does not take specific instructions on proxy votes from external parties and maintains responsibility for voting all proxies pursuant to its discretionary authority.

Conflicts of Interest

CAZ GPSA will identify conflicts that exist between the interests of itself as the adviser, CAZ I as the affiliated registered advisory firm, and it’s Client(s) by reviewing the relationship of CAZ GPSA with the issuer of each security to determine if CAZ GPSA or its employees has any financial, business, or personal relationship with the issuer.

In circumstances when there may be a material conflict of interest between CAZ GPSA’s interests and Clients’ interests in how proxies are voted, CAZ GPSA will work with appropriate third-parties as necessary to mitigate or eliminate the conflict of interest in order to vote proxies in the best interest of the Client(s).

CAZ GPSA will maintain a record of the voting resolution to any material conflict of interest.

Disclosure to Clients

CAZ GPSA provides advisory services only to registered investment companies, and as such, does not file Form ADV Part 2. Clients or interested parties may request a copy of the Policies from the CAZ GPSA CCO. Any requests for information about proxy voting should be promptly forwarded to the CAZ GPSA CCO.

As a matter of policy, CAZ GPSA does not disclose how it expects to vote on upcoming proxies. Additionally, CAZ GPSA generally does not disclose the way it voted proxies to unaffiliated third-parties.

Form N-PX

Form N-PX is filed by the Fund Administrator to CAZ GPSA’s fund, by no later than August 31st of each year, and it details all proxies voted on behalf of the Fund for the prior twelve (12) months period ended June 30th. In connection with this filing, the CAZ GPSA CCO must sign and return no later than July 30th the Form N-PX certification to the Board.

Record Keeping and Review

CAZ GPSA, in accordance with Rule 204-2 of the Advisers Act (the “Books and Records Rule”), shall maintain for a period of at least five (5) years from the end of the fiscal year voted: a record of each proxy statement received regarding Client securities, records of votes cast on behalf of Clients, record of Client requests for proxy voting information, correspondence and documentation prepared in connection to any conflicts of interest identified, and all proxy voting policies and procedures including any amendments.

The CAZ GPSA CCO will review the Policies no less than annually and shall retain a copy of this review for Books and Records Rule purposes.

A-2